Exhibit 10.3

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Execution version

July 31, 2019

IREALTOR LIMITED LIABILITY COMPANY

AS THE BORROWER

and

RAIFFEISENBANK JOINT-STOCK COMPANY

AS THE CREDIT MANAGER

and

RAIFFEISENBANK JOINT-STOCK COMPANY

AS THE PLEDGE MANAGER

and

RAIFFEISENBANK JOINT-STOCK COMPANY

ROSBANK PUBLIC JOINT STOCK COMPANY

AS THE ORIGINAL CREDITORS

SYNDICATED CREDIT AGREEMENT

Herbert Smith Freehills CIS LLP

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

TABLE OF CONTENTS

Article	Heading	Page

1.	DEFINITIONS	4

2.	SUBJECT MATTER OF THE AGREEMENT	18

3.	PURPOSE	20

4.	REQUIREMENTS TO THE BORROWER FOR GRANTING OF THE CREDIT	20

5.	CREDIT ARRANGEMENT	21

6.	TERMINATION OF THE CREDITOR’S OBLIGATION	22

7.	REPAYMENT OF THE CREDIT	23

8.	EARLY REPAYMENT AND REFUSAL OF THE CREDIT	23

9.	INTEREST	25

10.	INTEREST PERIODS	27

11.	TAXES	27

12.	ADDITIONAL PAYMENTS	28

13.	ADDITIONAL COSTS	30

14.	REIMBURSEMENT OF EXPENSES AND LOSSES	31

15.	WARRANTIES AND REPRESENTATIONS	33

16.	UNDERTAKINGS TO PROVIDE INFORMATION	39

17.	UNDERTAKINGS TO COMPLY WITH THE FINANCIAL INDICATORS	42

18.	GENERAL OBLIGATIONS	46

19.	EVENTS OF DEFAULT	51

20.	CREDIT SECURITY	55

21.	REPLACEMENT OF THE PARTIES	59

22.	FINANCE PARTIES	62

23.	PAYMENT MECHANISM	68

24.	NOTICES	71

25.	PARTIAL INVALIDITY	72

26.	AMENDMENT of the FINANCE DOCUMENTS	73

27.	CONFIDENTIALITY	74

28.	APPLICABLE LAW	76

29.	DISPUTE RESOLUTION	76

30.	FORCE MAJEURE	77

31.	SIGNING	77

Appendix 1	LIST OF THE ORIGINAL CREDITORS	78

Appendix 2	REQUIREMENTS TO THE BORROWER FOR GRANTING OF THE CREDIT	81

Appendix 3	DRAWDOWN REQUEST FORM	86

Appendix 4	CREDITOR RIGHTS ASSIGNMENT AGREEMENT FORM	87

Appendix 5	CONFIRMATION OF COMPLIANCE WITH THE FINANCIAL INDICATORS FORM	93

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 6	NOTICE OF EARLY REPAYMENT FORM	95

Appendix 7	DRAWDOWN SCHEDULE	96

Appendix 8	repayment schedule	97

Appendix 9	security agreements	99

Appendix 10	Subsequent Conditions	101

Appendix 11	ownership structure chart	104

Appendix 12	trade marks	105

Appendix 13	SOFTWARE WITHOUT REGISTRATION	106

Appendix 14	FORM OF REPORT	107

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

THIS SYNDICATED CREDIT AGREEMENT (hereinafter the “Agreement”) is made on July 31, 2019 (hereinafter the “Signing Date”)

BETWEEN:

(1)	Irealtor LLC, a limited liability company incorporated pursuant to the legislation of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under primary state registration number (OGRN) 1137746481190 and located at 27, ul. Elektrozavodskaya, bldg. 8, room I, floor 5, Moscow, 107023, Russian Federation, as a borrower (hereinafter referred to as the “Borrower”);

(2)	CREDIT INSTITUTIONS listed in Annex 1 (List of the Original Creditors) as creditors (hereinafter referred to as the “Original Creditors”);

(3)	RAIFFEISENBANK JSC as a credit manager (hereinafter referred to as the “Credit Manager”); and

(4)	RAIFFEISENBANK JSC as a pledge manager (hereinafter referred to as the “Pledge Manager”).

THE PARTIES HAVE AGREED as follows:

1.	DEFINITIONS

1.1	Terms

In this Agreement:

“Shareholders” mean jointly:

(a)	ELQ INVESTORS II LTD;

(b)	MPOC Technologies;

(c)	Melnikov M.A.;

(d)	JOOX LIMITED and

(e)	Ultimate Beneficial Owners.

and any of them referred to as the “Shareholder”.

“Shareholders’ Agreement” means the shareholders’ agreement dated 6 August 2018 entered into between Speedtime Trading, Ronder Investments, MPOC Technologies, JOOX Limited, ELQ INVESTORS II LTD, Melnikov М.А. and Solaredge Holdings.

“Affiliate” means a Subsidiary or an Associated Company of the person or a Holding Company of the person or any other Subsidiary or Associated Company of such Holding Company.

“Base Rate” means the key rate of the Central Bank of the Russian Federation based on the information specified on the official website of the Central Bank of the Russian Federation (on http://cbr.ru or any other official website of the Central Bank of the Russian Federation, if changed) on a daily basis. If the key rate of the Central Bank of the Russian Federation is repealed and (or) no longer used by the Central Bank of the Russian Federation to determine the price terms for financing credit institutions of the Russian Federation, the “Base Rate” (for the purposes of this Agreement) shall be calculated based on the similar indicator as at the moment of such rate's termination as set by the Central Bank of the Russian Federation for pricing in refinancing transactions through repurchase transactions and (or) against security of non-market assets, whichever indicator is greater.

If the specified rate is negative, then it shall be considered to be equal to zero.

“Majority of Creditors” means:

(a)	Before the first Drawdown Date — the Creditors, which Credit Limits in the aggregate amount to 66 ⅔ per cent or more of the Aggregate Credit Limit;

(b)	If there is no Outstanding Credit and the Aggregate Credit Limit was reduced to zero — the Creditors, which Credit Limits in the aggregate amounted to 66 ⅔ per cent or more of the Aggregate Credit Limit immediately before the date of such reduction; or

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(c)	During any other period — the Creditors, which participation in the Outstanding Credit along with their share in the Aggregate Unspent Credit Limit and in the sum of the Credits to be provided based on the valid, but not fulfilled Drawdown Requests amounts to 66 ⅔ per cent in the aggregate or more of the total amount of the Outstanding Credit along with the Aggregate Unspent Credit Limit and the total amount of the Credits to be provided based on the valid, but not fulfilled Drawdown Requests.

“BVA” means at any time the book value of the Borrower’s assets in accordance with the Borrower’s latest financial statements under RAS.

“Drawdown” means any disbursement of the Credit to the Borrower by the Credit Manager through crediting to the Borrower’s Account.

“Guarantors” mean jointly legal entities specified in the “Pledger or Guarantor” column in the “Guarantees” section of Annex 9 (Security Agreements), and the “Guarantor” means any of them.

“Guarantees” means jointly guarantees specified in Annex 9 (Security Agreements) and the “Guarantee” means any of them

“Civil Code” means the Civil Code of the Russian Federation.

“Drawdown Schedule” means a schedule provided in Annex 7 (Drawdown Schedule).

“Drawdown Date” means the date, when the Credit or a part thereof is provided to the Borrower through crediting to the Borrower’s Account.

“Final Repayment Date” means:

(a)	With regard to Instalment 1 — the date occurring in 36 months from the Signing Date; and

(b)	With regard to Instalment 2 — the date occurring in 60 months from the Signing Date.

“Interest Rate Determination Date” means in relation to any Interest Period the date one Business Day before the said Interest Period begins.

“Pledge Registration Date” means the date of providing by the Credit Manager of confirmation of the receipt of documents and information listed in Clauses 1(A) and 2(A) of Annex 10 (Subsequent Conditions).

“Test Date” has the meaning given in Article 17.1 (Interpretation).

“Margin Increase Date” has the meaning specified in Article 9.2 (Margin Revision).

“Interest Payment Date” means:

(a)	March 15, June 15, September 15, and December 15 of each calendar year; and

(b)	Each Final Repayment Date.

“Participatory Interest Pledge Agreement” means the participatory interest pledge agreement specified in Annex 9 (Security Agreements).

“Software Rights Pledge Agreement” means the agreement for pledge of rights to the Software as specified in Annex 9 (Security Agreements).

“Trade Marks Rights Pledge Agreement” means the Trade Marks rights pledge agreement specified in Annex 9 (Security Agreements).

“Licence Agreements Rights Pledge Agreement” means the Licence Agreements rights pledge agreement specified in Annex 9 (Security Agreements).

“Double Tax Treaty” means any double tax treaty entered into by and between a foreign state (territory) and the Russian Federation (or the USSR), which provides for full or partial exemption from payment in the Russian Federation of income tax of foreign legal entities charged on payments provided for by this Agreement.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

“Creditor Rights Assignment Agreement” means the agreement drawn up mainly in the form of Annex 4 (Creditor Rights Assignment Agreement Form) or in any other form, whereby the Existing Creditor (as defined in Article 21 (Replacement of the Parties)) assigns its claims and (or) transfers its obligations under this Agreement to a New Creditor (as defined in Article 21 (Replacement of the Parties)).

“Shareholders Loan Agreements” mean jointly loan agreements between any of the Debtors as a borrower and any of the Shareholders as a lender, which repayment date occurs no earlier than the Final Repayment Date relating to Instalment 2 (inclusively), and the “Shareholders Loan Agreement” means any of them.

“Loan Agreements” mean jointly subsequent loan agreements (other than the Shareholders Loan Agreement):

(a)	Loan agreement between Solaredge Holdings as the borrower and the companies Ronder Investments, Speedtime Trading, JOOX Limited and MPOC Technologies as the lenders dated January 22, 2019 for the amount not exceeding 2,687,600 US dollars;

(b)	Loan agreement between the Borrower as a borrower and Solaredge Holdings as a lender dated January 18, 2019 to the amount not exceeding the total amount of the debt under the loan agreement indicated in point (a) of this definition; and

(c)	Loan agreement between the Borrower as a borrower and Melnikov M.A. as a lender dated January 18, 2019 to the amount not exceeding 308,660 US dollars,

Provided that:

(i)	The aggregate amount of the whole indebtedness under the said Loan Agreements does not exceed 300,000,000 Russian rubles (or the equivalent of this amount in another currency), and for the purpose of calculation of this amount, only indebtedness under the loan agreements indicated in points (b) and (c) of this definition, shall be taken into account; and

(ii)	The loans under the said Loan Agreements are granted for the Federal Marketing Campaign,

and “Loan Agreement” means any of them.

“Pledge Agreements” mean jointly:

(a)	Each Share Pledge Agreement;

(b)	Participatory Interest Pledge Agreement;

(c)	Each Account Pledge Agreement; and

(d)	Each Intellectual Property Items Pledge Agreement,

and “Pledge Agreement” means any of them.

“Share Pledge Agreements” mean jointly share pledge agreements specified in Annex 9 (Security Agreements), and the “Share Pledge Agreement” means any of them.

“Intellectual Property Items Pledge Agreements” mean jointly agreements for pledge of exclusive rights and licence agreement rights as specified in Annex 9 (Security Agreements) (including the Software Rights Pledge Agreement, the Trade Marks Rights Pledge Agreement, and the Licence Agreements Rights Pledge Agreement), and the “Intellectual Property Items Pledge Agreement” means any of them.

“Account Pledge Agreements” mean jointly agreements for pledge of rights under the pledge account as specified in Annex 9 (Security Agreements), and the “Account Pledge Agreement” means any of them.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

“Pledge Account Agreements” mean jointly:

(a)	Agreement dated June 19, 2019 for opening and maintaining pledge account No. [***] between the Borrower as a client and Raiffeisenbank JSC as a bank; and

(b)	Agreement dated June 13, 2019 for opening and maintaining pledge account No. [***] between the Borrower as a client and Rosbank PJSC as a bank,

and “Pledge Account Agreement” means any of them.

“Security Agreements” mean jointly:

(a)	Each Pledge Agreement; and

(b)	each Guarantee,

And “Security Agreement” means any of them.

“Transaction Documents” mean jointly:

(a)	Each Financial Document;

(b)	Each Pledge Account Agreement; and

(c)	Each Licence Agreement,

And “Transaction Document” means any of them.

“Debtors” mean jointly the Borrower, each Guarantor, and each Pledger, and the “Debtor” means any of them.

“US dollar” means the legal currency of the United States of America.

“Subsidiary” means any legal entity (the “First Legal Entity”), if any other (main) company or partnership:

(a)	Owns the majority of voting rights in the First Legal Entity; or

(b)	Has a participatory interest and a right to appoint or remove the majority of members of the executive body of the First Legal Entity; or

(c)	Has a right to exert dominant influence on the First Legal Entity by virtue of the provisions contained in the constituent documents of such First Legal Entity or in the control agreement; or

(d)	Is a member (shareholder) of the First Legal Entity and, independently or as agreed upon with other members, controls the majority of voting rights in the First Legal Entity,

Including any legal entity, the shares or participatory interests in the authorized capital of which are a subject matter of the Encumbrance, and the ownership right to such encumbered shares or participatory interests is registered by virtue of such Encumbrance in favour of a creditor or a nominee acting for such creditor.

“euro” means the official currency of the countries being members of the currency union acting in the framework of the European Union.

“Warranties and Representations” mean representations made in accordance with Article 15 (Warranties and Representations).

“Associated Company” means any legal entity, where any other (main) legal entity owns from 20 (inclusively) to 50 (inclusively) per cent of the authorized capital.

“Bankruptcy Law” means Federal Law of the Russian Federation No. 127-ФЗ dated October 26, 2002 On Insolvency (Bankruptcy).

“Credit Records Law” means Federal Law of the Russian Federation No. 218-ФЗ dated December 30, 2004 On Credit Records.

“Regulated Procurements Law” means Federal Law of the Russian Federation No. 223-ФЗ dated July 18, 2011 On Procurements of Goods, Works, or Services by Certain Types of Legal Entities.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

“Syndicated Credit Law” means Federal Law of the Russian Federation No. 486-ФЗ dated December 31, 2017 On Syndicated Credit (Loan) and Amendments to Certain Legal Acts of the Russian Federation.

“Pledgers” mean jointly legal entities specified in the “Pledger or Guarantor” column in the “Pledge Agreements” section of Annex 9 (Security Agreements), and the “Pledger” means any of them.

“Drawdown Request” means each drawdown request of the Borrower drawn up substantially in the form of Annex 3 (Drawdown Request Form).

“Intellectual Property” means:

(a)	Rights to any trade names, trade marks and service marks, appellations of origin, business names, domain names (domains), data bases, inventions, utility models, industrial designs, secret processes (know how), computer programs, copyrights and allied rights, any other intellectual property rights as well as rights to confidential information or information constituting trade secret (whether existing or arising in the future), both registrable and unregistrable; and

(b)	Any rights to use intellectual property items specified in clause (a) of this definition, owned by any Debtor (whether existing or arising in the future) arising from any agreements, both registrable and unregistrable.

“Ultimate Beneficial Owners” mean jointly:

(a)	Elbrus Capital Fund II L.P., the fund incorporated and registered under the laws of the Cayman Islands, registration number 63023, with the registered office located at: 190 Elgin Avenue, KY1-9005 George Town, Grand Cayman, Cayman Islands, and

(b)	Elbrus Capital Fund IIB L.P., the fund incorporated and registered under the laws of the Cayman Islands, registration number 68103, with the registered office located at: 190 Elgin Avenue, KY1-9005 George Town, Grand Cayman, Cayman Islands.

“Confidential Information” means any information, including personal data (including any documents and information recorded or saved as electronic files or on any other data storage media) on the Borrower, other Debtors, the Finance Documents, or the Credit that becomes known to the Finance Party or is received by any person intending to become the Finance Party (in each case, as part of exercising its rights or performing its duties under the Finance Documents or in connection with a proposed assignment of rights under the Finance Documents) from:

(a)	The Borrower, any other Debtor, or their consultants; or

(b)	Other Finance Party, if the information was received by such Finance Party from the Borrower, any other Debtor, or their consultants,

Except for the information that:

(i)	Is or becomes available to the general public other than as a result of the Finance Party’s breach of the terms and conditions of Article 27 (Confidentiality); or

(ii)	Is transferred in a documentary form and is not classified in writing as confidential at the time of its transfer by the Borrower, any other Debtor, or their consultants; or

(iii)	Was known to the Finance Party before the date when such information was disclosed to it or was lawfully obtained by the Finance Party after such date from the source, which is, as far as such Finance Party is aware, not associated with the Debtors, and which, in any case, as far as such Finance Party is aware, was not obtained in breach of the confidentiality obligation.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

“Credit” means monetary funds within the Aggregate Credit Limit being provided by the Creditors on credit to the Borrower under this Agreement.

“Creditor” means:

(a)	any Original Creditor; and

(b)	Any banks, other credit institutions, or any other persons that acquire the rights of claim against the Borrower and (or) an obligation to provide the Credit in accordance with the provisions of Article 21.2 (Assignment of Rights and Transfer of Obligations by the Creditors) and the current legislation.

“Credit Limit” means the amount of monetary funds that:

(a)	In relation to the Original Creditor — such Original Creditor shall provide to the Borrower on credit in accordance with the terms and conditions of this Agreement within the relevant Instalment, and that is indicated in the table opposite the name of the relevant Original Creditor in Annex 1 (List of the Original Creditors) for the relevant period specified in Annex 1 (List of the Original Creditors); and

(b)	In relation to any other Creditor — the relevant Creditor shall provide to the Borrower by virtue of transfer to it by the other Creditor of the obligations to provide the Credit to the Borrower,

And that may be changed in accordance with the terms and conditions of this Agreement.

“Licence Agreements” mean jointly the following agreements:

(a)	Licence agreement for granting a right to use trade marks under the terms and conditions of non-exclusive licence dated January 18, 2019 (registration date: April 29, 2019; registration number: РД0293578) and entered into by and between Fastrunner Investments as a licensor and the Borrower as a licensee in relation to the Trade Marks with registration numbers 607116, 619822, 628617, 628618 and 628707, being valid for ten years upon its state registration with Rospatent which was made on April 29, 2019;

(b)	Licence agreement for granting a non-exclusive right to use trade marks dated January 1, 2017 (registration date: August 3, 2017, registration number: РД0228788) by and between Cyan Technologies Ltd., 17, PISSAS BUILDING, Theklas Lysioti, Apartment/Office 501, Limassol, 3030, Cyprus, as a licensor and the Borrower as a licensee in relation to Trade Marks with registration numbers 389370 and 407622, under which the licensor’s rights and duties, including the exclusive rights, were further transferred (by law) to Fastrunner Investments, being valid for ten years upon its state registration with Rospatent which was made on August 3, 2017, and “Licence Agreement” means any of them.

“Melnikov M.A.” means the citizen of the Russian Federation, Melnikov Maxim Anatolievich, passport No. [***] issued by OVD of the town of [***] on [***]; date of birth: January 23, 1977.

“Margin” means:

(a)	in relation to any Credit within Instalment 1:

(i)	3.35 per cent per annum; or

(ii)	5.35 per cent per annum in the cases specified in Article 9.2 (Margin Revision); and

(b)	in relation to any Credit within Instalment 2:

(i)	3.8 per cent per annum; or

(ii)	5.8 per cent per annum in the cases specified in Article 9.2 (Margin Revision)

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

“IFRS” mean International Financial Reporting Standards mentioned in Regulation No.1606/2002 adopted by the European Parliament and the Council of Europe on July 19, 2002, with regard to the part applicable to the respective financial statement.

“Tax” means any tax, levy, duty, or any other similar amount charged or withheld (including any fines, penalties, or interest due in connection with any failure to pay or any delay in paying any of the same) set forth by the applicable legislation.

“Tax Indemnity” means exemption from the Tax (application of a reduced tax rate or tax indemnity) granted outside the Russian Federation in relation to any Tax pertaining to payments under the Finance Documents.

“Tax Deduction” means withholding an amount of any tax or levy, including, in particular, value-added tax and withholding income (profit) tax and any similar taxes that may replace or supplement the existing taxes in accordance with the applicable legislation, from any payment under the Finance Document in the amount and within the period provided for by the legislation.

“Tax Payment” means an increase in the payment made by the Debtor to the Finance Party in accordance with the provisions of Article 11.1 (Reimbursement of Expenses on Tax Deduction) or the Debtor’s payment to the Finance Party in accordance with the provisions of Article 11.2 (Reimbursement of Expenses in Connection with Tax Payment).

“Tax Certificate” means a document issued by the competent tax authority of the state (territory) being the party to the Double Tax Treaty evidencing that the relevant Creditor is a tax resident of this state (territory) being the party to the Double Tax Treaty.

“Default” means:

(a)	Event of Default; or

(b)	Any event or circumstance that, upon (1) expiration of the period set forth by this Agreement to cure the relevant breach, (2) sending a notice, or (3) taking the relevant decision under the Finance Documents, will become an Event of Default.

“Unspent Credit Limit” means in relation to each Creditor the sum of its Credit Limits less (a) the monetary funds already provided to the Borrower by this Creditor and (b) the amount to be provided by this Creditor based on the valid, but not fulfilled Drawdown Request.

“Outstanding Credit” means at any time each amount of the monetary funds provided to the Borrower under the Credit in accordance with this Agreement and not repaid to the Creditors.

“Encumbrance” means any mortgage, pledge, lien, charge, assignment, right to direct debit funds from an account with advance acceptance of the payer or any similar right to debit or other encumbrance created in order to secure performance of obligations of any person or any other agreement concluded in order to secure performance of obligations.

“Ordinary Course of Business” means:

(a)	Advertising activities, including advertising in mass media by way of selling space and time for advertisement, as well as the fact of the desired action (including call on telephone numbers placed on information pages on real properties, click on advertising banners, issue of mortgage loan on the basis of a mortgage questionnaire filled in on the site https:/www.cian.ru);

(b)	granting non-exclusive rights to the use of computer programs and databases;

(c)	software development;

(d)	development of Internet sites, advising in this field;

(e)	sale of information data;

(f)	activities on creating and use of databases and information resources, including database provisioning and maintenance;

(g)	advising on acquisition, sale, rent and lease of real properties;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(h)	investigation of the market conditions and opinion survey; and

(i)	any administrative and business activities directly related to the activities described in clauses (a) to (h) of this definition.

“Original Financial Statements” mean the Borrower’s financial statements as at March 31, 2019 prepared in accordance with RAS.

“Initial Requirements” have the meaning given in Article 4.1 (Initial Requirements).

“Drawdown Period” means the period starting on the Signing Date (inclusive) and ending on the date occurring in 18 months after the Signing Date (inclusive).

“Acceptable Creditor” means the Creditor being:

(a)	A Russian legal entity, or

(b)	A tax resident of the state (territory) being the party to the Double Tax Treaty.

“Software” means jointly:

(а)	computer programs registered with Rospatent under registration numbers [***]

(b)	databases registered with Rospatent under registration numbers [***] and

(c)	computer programs not registered with Rospatent which description is given in Annex 13 (Software without Registration).

“Pro Rata Share” means:

(a)	For determining the Creditor’s participation in the Credit in accordance with any Drawdown Request, the ratio between the Unspent Credit Limit of such Creditor and the Aggregate Unspent Credit Limit.

(b)	For any other purposes:

(i)	If there is no Outstanding Credit, the ratio between the Credit Limit of a particular Creditor and the Aggregate Credit Limit, or

(ii)	If there is Outstanding Credit, the ratio between the Outstanding Credit granted to the Borrower by a particular Creditor and the aggregate Outstanding Credit granted to the Borrower by all Creditors.

“Interest Period” means in relation to the Outstanding Credit each period, within which the interest is accrued, defined in accordance with the provisions of Article 10 (Interest Periods), and in relation to any overdue amount each period defined in accordance with the provisions of Article 9.4 (Forfeit).

“Business Day” means any day, on which banks are open for general banking business in Moscow (Russian Federation) and exclusively in respect of the actions performed directly by the Debtors, incorporated in the Republic of Cyprus, Nicosia (Cyprus).

“Permitted Financial Indebtedness” means:

(a)	Indebtedness occurring under the Finance Documents;

(b)	Indebtedness occurring in accordance with the Permitted Loans or Permitted Suretyships;

(c)	Indebtedness occurring in accordance with the Shareholders Loan Agreements, provided that this indebtedness is repaid solely in accordance with Article 18.12 (Payments to the Shareholders);

(d)	Indebtedness not being the indebtedness to the banks or other credit institutions and not stipulated by the previous clauses, which, in the aggregate with all other outstanding Financial Indebtedness not specified in the previous clauses, does not exceed 30,000,000 Russian rubles; and

(e)	Indebtedness occurring subject to a prior written consent of the Credit Manager acting under the Consent of the Majority of Creditors.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

“Permitted Encumbrance” means:

(a)	Encumbrance arising in accordance with the Security Agreements;

(b)	Encumbrance of the Debtor’s property arising by law within the Ordinary Course of Business of the Debtor; and

(c)	Encumbrance occurring subject to a prior written consent of the Credit Manager acting under the Consent of the Majority of Creditors.

“Permitted Alienation” means the following transactions in sale, leasing (financial leasing) or any other alienation of any property:

(a)	Transactions in relation to the Borrower’s property (except for shares, securities, participatory interests, real estate, intellectual property, and enterprises) within the Ordinary Course of Business of the Borrower;

(b)	Transactions performed in relation to deteriorated or substantially worn-out property of the Borrower, which, as a result of deterioration or substantial wear, is not used in the Borrower’s activities;

(c)	Solely in relation to the Borrower — transactions in relation to furniture, laptops, personal computers, servers, and any other office equipment;

(d)	Solely in relation to the Borrower — transactions in relation to the property, the aggregate book value of which (under all transactions made under this clause (d)) does not exceed 25 per cent of BVA. For the avoidance of doubt, for the purposes of calculating the threshold specified in this clause (d), the property alienated in accordance with clauses (a) to (c) of this definition is not taken into account; and

(e)	Transactions performed subject to a prior written consent of the Credit Manager acting under the Consent of the Majority of Creditors;

“Permitted Payments” mean:

(a)	Payment of the distributed profit by the Borrower to any other Debtor in the amount not exceeding 60,000,000 Russian rubles in the aggregate for the Borrower’s financial year;

(b)	Payment of the distributed profit by the Debtor not being the Borrower, received by such Debtor from the Borrower in accordance with clause (a) of this definition (the “Distributed Profit Paid by the Borrower”), in favour of another Debtor in the amount equal to the amount of the Distributed Profit Paid by the Borrower;

(c)	Payment to repay the indebtedness under the Shareholders Loan Agreement, provided that, as a result of such payment:

(i)	As at the Test Date immediately following such payment, the Net Debt does not exceed EBITDA more than twice; and

(ii)	There will be no violation of any obligation stipulated by Article 17.2 (Financial Indicators); and

(d)	Payment performed subject to a prior written consent of the Credit Manager acting under the Consent of the Majority of Creditors.

“Permitted Loans” mean:

(a)	A loan provided by the Debtor to any other Debtor, provided that no rights (of claim) under such loan are assigned, and no debt is transferred to the persons not being the Debtors;

(b)	A loan granted under the Loan Agreement;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(c)	A loan granted under the Shareholders Loan Agreement, provided that:

(i)	The indebtedness repayment date under the said Shareholders Loan Agreement does not occur before the Final Repayment Date relating to Instalment 2; and

(ii)	The indebtedness under the said Shareholders Loan Agreement is repaid in accordance with the provisions of Article 18.12 (Payments to the Shareholders);

(d)	The loans not being the indebtedness to the banks or other credit institutions and not stipulated by the previous clauses which, in the aggregate with all other loans not specified in the previous clauses do not exceed 30,000,000 Russian rubles, when calculating for each financial year of the Borrower (in the aggregate with the suretyships and guarantees specified in clause (b) of the definition of the “Permitted Suretyship” term; and

(e)	A loan preliminarily approved by the Credit Manager acting under the Consent of the Majority of Creditors.

“Permitted Suretyships” mean:

(a)	Guarantees provided on the basis of the Guarantees;

(b)	Suretyships or guarantees not stipulated by the previous clause, which, in the aggregate with all other guarantees and suretyships not specified in the previous clause and the loans specified in clause (d) of the definition of the “Permitted Loans” term, do not exceed 30,000,000 Russian rubles, when calculating it for each financial year of the Borrower; and

(c)	A suretyship or guarantee preliminarily approved in writing by the Credit Manager acting under the Consent of the Majority of Creditors.

”Advertising Partners” mean jointly:

(a)	each following person:

[***]

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

and their Affiliates,

and the “Advertising Partner” means any of them.

“Rospatent” mean the State Register of Trademarks and Service Marks of the Russian Federation.

“RAS” mean the accounting rules in accordance with the Russian legislation.

“Russian ruble” or “RUB” means a legal tender of the Russian Federation.

“Remote Banking System” means the ensemble of software and hardware used in order to provide the service “Remote Banking System” to the Borrower according to the contract entered into between the Credit Manager and the Borrower.

“Event of Default” means any event or circumstance specified in Article 19 (Events of Default).

“Aggregate Credit Limit” means the sum of Credit Limits of all Creditors amounting to 800,000,000 Russian rubles as at the Signing Date.

“Aggregate Unspent Credit Limit” means the Unspent Credit Limits of all Creditors in the aggregate.

“Consent” has the meaning ascribed to it in Article 22.1 (Procedure for Decision-Making by the Creditors. Consents of the Creditors).

“Party” means a party to this Agreement.

“Finance Party” means each Creditor, the Credit Manager, and the Pledge Manager.

“Material Adverse Effect” means a material adverse effect on:

(a)	Business activities or financial standing of any Debtor;

(b)	Ability of any Debtor to perform any of its obligations under the Financial Document;

(c)	Validity or priority of the security that is provided or should be provided under any Finance Document or a possibility to levy an execution upon it; or

(d)	Validity of any Finance Document or a possibility to exercise rights of the Finance Parties as provided for by any Finance Document.

“Ownership Structure Chart” means the Debtors’ ownership structure chart attached as Annex 11 (Ownership Structure Chart).

“Account of the Credit Manager” means account of the Credit Manager No. [***] or any other account, which details are communicated by the Credit Manager to the relevant Parties.

“Borrower’s Account” means settlement account of the Borrower No. [***] opened with Raiffeisenbank JSC and any other account agreed between the Borrower, the Credit Manager, and the Majority of Creditors.

“Account of the Pledge Manager” means account of the Pledge Manager No. [***] or any other account, which details are communicated by the Pledge Manager to the relevant Parties.

“Technical Failure” means:

(a)	A significant failure in the payment systems or the communications systems or on the financial markets, which operation, in each case, is necessary to make payments (or other operations to be performed) in accordance with the transactions provided for by the Finance Documents, for any reasons beyond the control of either Party; or

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(b)	An occurrence of any other event, which results in a failure (of a technical or system-related nature) of cash or settlement operations of either Party, which does not allow this or any other Party:

(i)	To perform its payment obligations under the Finance Document; or

(ii)	To contact the other Parties to the Finance Documents,

And which was not caused by the Party, which operations failed, and occurred for any reasons beyond the control of the Parties.

“Trade Marks” mean jointly the trade marks specified in Annex 12 (Trade Marks), and the “Trade Mark” means any of them.

“Instalment" means Instalment 1 or Instalment 2.

“Instalment 1” means a part of the Credit granted to the Borrower under the terms and conditions of this Agreement, in the amount not exceeding 500,000,000 Russian rubles.

“Instalment 2” means a part of the Credit granted to the Borrower under the terms and conditions of this Agreement, in the amount not exceeding 300,000,000 Russian rubles.

“Federal Marketing Campaign” means the system of advertising events aimed at promotion of CIAN brand on the territory of the Russian Federation, including conducting research of the needs of the target group, creation of marketing materials and measuring the brand value.

“Financial Indebtedness” means any indebtedness resulting from:

(a)	Receiving the funds in the form of a loan or a credit;

(b)	Receiving a supplier’s credit, a business credit or issuing a letter of credit, in each case, for at least 180 days;

(c)	Issuing bonds, bills of exchange, and any other debt instruments;

(d)	Entering into a leasing agreement to be classified as “indebtedness” in accordance with RAS being effective as at the Signing Date;

(e)	Selling or discounting of accounts receivable (except for any accounts receivable being alienated on a non-recourse basis);

(f)	Making transactions in derivatives in order to protect itself, or obtain benefits, from fluctuations of any rates, interest rates, or prices, and the amount of the transaction in such derivatives will be calculated based on trading multiples at any specific time;

(g)	Making repurchase transactions or any other transaction that, in accordance with RAS, is to be classified as borrowing;

(h)	Making transactions providing for assumption of obligations under a suretyship or a guarantee in relation to performance of any obligations by any third parties or for reimbursement of the guarantor/surety under a guarantee/suretyship for the payments under the guarantee/suretyship, state or municipal guarantee; and (or)

(i)	Any other transaction classified as borrowing or indebtedness in accordance with RAS.

“Finance Documents” mean:

(a)	This Agreement;

(b)	Each Security Agreement;

(c)	Each Creditor Rights Assignment Agreement;

(d)	Each Drawdown Request; and

(e)	Any other document that the Credit Manager and the Borrower agreed to deem as a Finance Document in writing,

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

and “Financial Document” means any of them.

“Holding Company” means in relation to a legal entity any other legal entity, for which the first legal entity is a Subsidiary.

“Net Debt” has the meaning given in Article 17.1 (Interpretation).

“Equivalent” means in relation to any amount such amount equivalent in the relevant currency calculated at the rate or the cross rate of the Bank of Russia.

“Electronic Document” means the documented information provided in the electronic form, signed with the electronic signature of authorized persons and being of equal validity with an analogous document made on paper, signed manually by such authorized persons and certified (if necessary) with an impress of the seal (if any).

“Legal Reservations” mean restriction on the creditor’s right to judicial protection and enforcement of its claim by virtue of the provisions of the Law on insolvency (bankruptcy) and other laws restricting the creditors’ rights in general.

“EBITDA” has the meaning given in Article 17.1 (Interpretation).

“ELQ INVESTORS II LTD” means ELQ INVESTORS II LTD incorporated and registered under the legislation of the United Kingdom, registration number 6375035, with the registered office located at Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

“Fastrunner Investments” means Fastrunner Investments Limited incorporated in the Republic of Cyprus, registration number HE 381684, with the registered office located at Tassou Papadopoulou, 6, Flat/Office 22, Agios Dometios, 2373, Nicosia, Cyprus.

“Mimons Investments” means Mimons Investments Limited incorporated in the Republic of Cyprus, registration number HE 321042, with the registered office located at Agiou Georgiou Makri, 64, ANNA MARIA LENA COURT, Flat/Office 201, 6037, Larnaca, Cyprus.

“MPOC Technologies” means MPOC TECHNOLOGIES LIMITED, incorporated and registered under the legislation of the British Virgin Islands, registration number 1697700, with the registered office located at: Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

“Ronder Investments” means Ronder Investments Limited, incorporated and registered under the legislation of the British Virgin Islands, registration number 1846514, with the registered office located at: Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands.

“Solaredge Holdings” means Solaredge Holdings Limited incorporated in the Republic of Cyprus, registration number HE 371331, with the registered office located at 64 Agiou Georgiou Makri Street, ANNA MARIA LENA COURT, Flat/Office 201, 6037 Larnaca, Cyprus.

“Speedtime Trading” means Speedtime Trading Limited, incorporated in the Republic of Cyprus, registration number HE359694, with the registered office located at: 6 loanni Stylianou, 2nd floor, office/flat 202, 2003, Nicosia, Cyprus.

“JOOX Limited” means JOOX LTD, incorporated and registered under the legislation of the British Virgin Islands, registration number 1821787, with the registered office located at: Quijano Chambers, P.O. Box 3159, Road Town, Tortola, British Virgin Islands.

1.2	Interpretation

1.2.1	In this Agreement, unless the context otherwise requires:

(A)	A reference to the Credit Manager, the Pledge Manager, the Finance Party, the Creditor, the Borrower, the Debtor, the Guarantor, the Pledger, the Party, or any other person also is a reference to their successors by law or by virtue of this Agreement;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(B)	A document in the agreed form means the document agreed in writing by the Credit Manager and the Borrower or the document drawn up in the form acceptable to the Credit Manager;

(C)	Assets and (or) property include any present or future property, revenues and rights of any nature;

(D)	A reference to any Finance Document or any other agreement, document, or financial instrument means such Finance Document or any other agreement, document, or financial instrument with all amendments made thereto at any time;

(E)	A person includes any individual, legal entity, partnership, state authority, government, or state;

(F)	Legislation means any law, decree, ordinance, order, decision, regulation, rules, official instructions, requirements, or recommendations of any legislative or executive state, municipal, transnational, or international authority, ministry, instrument, service, agency, or committee, or any judicial authority as well as any standards and rules of self-regulatory organizations that are binding upon members of such self-regulatory organizations (solely in relation to members of such self-regulatory organizations);

(G)	A reference to a legal provision means a reference to such provision with all amendments made thereto at any time;

(H)	It is understood that the words “include” and “including” and the expression “including, but not limited to” are followed by the words “among other things”;

(I)	A reference to a “day” (excluding the Business Day) means a reference to a calendar day;

(J)	A reference to a “date of receipt” by the Party of any notice or information under the Finance Document means the date, on which the relevant notice or the information shall be deemed as received in accordance with Article 24 (Notices);

(K)	Any Article, Clause, or Annex means a reference to the article, clause of or annex to this Agreement; and

(L)	Any time of the day means Moscow time, unless otherwise is particularly specified in the Agreement.

1.2.2	Unless the context otherwise requires, a reference to a “month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(A)	If the relevant day is not a Business Day, such period shall end on the immediately following Business Day, if any, in such month or, if there is no such Business Day in such month, on the preceding Business Day; and

(B)	If there is no relevant day in such month, such period shall end on the last Business Day in such month.

1.2.3	Unless otherwise is provided for by this Agreement, interest and remuneration payable under the Finance Document shall be calculated based on the actual number of elapsed days and a year consisting of 365 days (or, in relation to the period occurring during a leap year, 366 days).

1.2.4	A reference to an inability to perform the financial liabilities means, in relation to the Debtor incorporated in the Republic of Cyprus, any of the following events or actions:

(A)	The creditor (based on an assignment or otherwise), which has a claim against the Debtor in the amount of more than 5,000 euros, submitted to the Debtor a request to make the relevant payment (by leaving the relevant request at the address of the Debtor’s registered office), and the said Debtor failed to perform its obligation to pay the relevant amount, to provide security for payment of such amount, or to enter into any agreement acceptable to the creditor in relation to payment of such amount within three weeks from the date of delivery of such notice; or

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(B)	A failure to fulfil the requests of the Debtor’s creditor in full or in part within the enforcement proceedings or any other procedure performed in relation to the court decision, ordinance, or order of any court rendered in favour of the Debtor’s creditor; or

(C)	It is proved at court that the Debtor is unable to perform its financial liabilities (taking into account any contingent and future liabilities) within the set period; or

(D)	It is proved at court that the Debtor’s liabilities (taking into account any contingent and future liabilities) exceed its assets;

1.2.5	For the purposes of Article 19.16 (Acceleration), the Event of Default is considered to continue from the moment when such event or situation occurred, until the moment of receipt by the Borrower of the notice from the Credit Manager informing that the Majority of Creditors agree not to exercise their rights provided for in Article 19.16 (Acceleration) in connection with the occurrence of such event or situation.

1.2.6	The headings in this Agreement do not affect its interpretation.

2.	SUBJECT MATTER OF THE AGREEMENT

2.1	Credit Relations

2.1.1	Subject to compliance of the Borrower with the provisions of this Agreement, each Creditor shall grant the Credit to the Borrower within the relevant Instalment in the amount of its relevant Credit Limit set forth in Annex 1 (List of the Original Creditors) in relation to the period, during which the relevant Drawdown Date occurs, and the Borrower shall, within the term of this Agreement, duly perform the obligations provided for by this Agreement, including the obligation to repay to each Creditor the Outstanding Credit received from such Creditor, to pay interest on it, and to pay the Finance Parties any other amounts provided for by this Agreement.

2.1.2	The Creditor’s obligation to grant the Credit to the Borrower within the relevant Instalment within the limits of its relevant Credit Limit shall arise after the Borrower fully complied with the requirements provided for by Article 4 (Requirements to the Borrower for Granting of the Credit).

2.1.3	Each Creditor may independently claim that the Borrower should repay the Outstanding Credit (in the part provided by the relevant Creditor), pay interest, and make any other payments provided for by the terms and conditions of this Agreement. Except as provided for by Article 20 (Credit Security), each Finance Party may independently require enforcement of its rights under the Finance Documents. At the same time, the Finance Parties shall exercise their rights subject to the provisions of Article 22 (Finance Parties).

2.1.4	No Finance Party shall be liable for any other Finance Party’s obligations under the Finance Documents. In case any Creditor refuses to grant the Credit on the basis provided for by this Agreement or in case any Creditor breaks its obligation to grant the Credit within its Credit Limit, the Credit amount shall be decreased by the relevant Credit Limit of such Creditor.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

2.2	The Credit Manager

2.2.1	This Agreement shall determine the terms and conditions and the procedure for appointing the Credit Manager and performing legal and any other actions by it, on behalf and for the benefit of the Creditors. The authority of the person performing the Credit Manager’s functions shall be determined in accordance with Article 22.3 (Appointment of the Credit Manager). At the same time, the provisions of this Agreement governing the relations between the Credit Manager and the Creditors shall be effective, where there are two or more Creditors.

2.2.2	The Creditors (except for the Creditor performing the Credit Manager’s functions) and the Credit Manager do hereby confirm that the Credit Manager performs its functions without and regardless of issuing a power of attorney to it.

2.2.3	During any period, where there is no more than one Creditor, all provisions of this Agreement governing the relations between the Credit Manager and the Borrower as well as between the Majority of Creditors and the Borrower shall be considered as the provisions governing the relations between the relevant sole Creditor and the Borrower.

2.3	The Pledge Manager

2.3.1	This Agreement shall determine the terms and conditions and the procedure for appointing the Pledge Manager and performing legal and any other actions by it, on behalf and for the benefit of all Creditors. The powers of the person performing the Pledge Manager’s functions shall be determined in accordance with the provisions of Article 20.2 (Status of the Creditors and Appointment of the Pledge Manager). At the same time, the provisions of this Agreement governing the relations between the Pledge Manager and the Creditors shall be effective, where there are two or more Creditors.

2.3.2	During any period, where there is no more than one Creditor, all provisions of this Agreement governing the relations between the Pledge Manager and the Borrower shall be considered as the provisions governing the relations between the Creditor and the Borrower.

2.4	Application of Certain Provisions

During any period, where there is no more than one Creditor:

2.4.1	The provisions of Article 12.1 (Remuneration of the Credit Manager and Pledge Manager), Article 20 (Credit Security), Article 22 (Finance Parties), Article 23.1 (Payments to the Credit Manager), Article 23.2 (Distribution by the Credit Manager of the Funds Received), Article 23.4 (Payments Bypassing the Credit Manager), and Clause 26.2.2 shall not apply; and

2.4.2	All references to the Credit Manager, the Pledge Manager, the Finance Party, and the Majority of Creditors shall be construed as the references to the Creditor.

2.5	Legal Nature of the Agreement

This Agreement is a mixed agreement containing the elements of a syndicated credit agreement, a pledge management agreement, and an intercreditor agreement. Accordingly, this Agreement shall also govern the relations between the Creditors, between the Credit Manager and the Creditors, between the Pledge Manager and the Creditors, and between the Borrower, the Credit Manager, and the Pledge Manager.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

3.	PURPOSE

The Borrower shall use the Credit solely for the following purposes:

3.1.1	Financing of the Borrower’s expenses related to the Federal Marketing Campaign; and

3.1.2	Repayment of the indebtedness under the Loan Agreements, to which the Borrower is a party, provided all monetary funds received by Solaredge Holdings from the Borrower in the framework of this clause, should be allocated (and the Borrower shall ensure that such monetary funds are allocated) by Solaredge Holdings to repayment of indebtedness under the loan agreement specified in point (a) of the definition of the term “Loan Agreements”.

4.	REQUIREMENTS TO THE BORROWER FOR GRANTING OF THE CREDIT

4.1	Initial Requirements

4.1.1	The Credit may be drawn down only if all following conditions are met:

(A)	The Credit Manager acknowledged receipt of the documents and the information listed in Annex 2 (Requirements to the Borrower for Granting of the Credit) in the scope and in the number of copies requested by the Credit Manager based on the Creditors’ requirements (hereinafter referred to as the “Initial Requirements”); and

(B)	The Borrower sent the Credit Manager a duly executed Drawdown Request in accordance with Article 4.2 (Submission of the Drawdown Request).

4.1.2	The Creditors’ duty to grant the Credit shall arise (subject to any other restrictions set forth by this Agreement) only if the Borrower and the Creditors receive acknowledgement from the Credit Manager (via e-mail) that the Borrower duly complied with the Initial Requirements.

4.1.3	The copies of the documents provided by the Borrower to the Credit Manager under the Initial Requirements shall be sent by the Credit Manager to the Creditors via e-mail on the same Business Day (if the documents are received before 5 p.m. (inclusive)) or within the next Business Day (if the documents are received after the said time) specifying the information:

(A)	In what form the relevant document was received by the Credit Manager (original, copy, notarized copy, copy certified by the Borrower’s authorized representative); and (or)

(B)	That the Credit Manager received the acknowledgement from the legal consultant that the legal consultant had received particular documents in a particular form (specifying such form);

4.1.4	Each Creditor acknowledges, within the next Business Day after receiving the relevant documents, to the Credit Manager that (in the opinion of such Creditor) the relevant Initial Requirements are complied with or sends the Credit Manager its questions on and (or) objections to the relevant documents (including via e-mail), and:

(A)	The Credit Manager sends, within the next Business Day after receiving such questions and objections, such questions and objections to the Borrower (including via e-mail);

(B)	The Creditor, which did not send an acknowledgement, questions, or objections within the specified period, shall be considered to have submitted its acknowledgement in relation to the relevant Initial Requirements.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

4.1.5	The Credit Manager sends (via e-mail) the Borrower and the Creditors the acknowledgements that the Initial Requirements are complied with within the next Business Day after all Creditors submitted (or are deemed to have submitted) their acknowledgements in relation to all Initial Requirements in accordance with Clause 4.1.4.

4.1.6	The Credit Manager shall be under no obligation to independently check whether the Initial Requirements are complied with and shall not be liable to other Parties for compliance or non-compliance with the Initial Requirements, and for the content of the relevant documents. The acknowledgement under Clause 4.1.5 shall be made by the Credit Manager on the basis that the Creditors submitted (or are deemed to have submitted) the relevant acknowledgements.

4.2	Submission of the Drawdown Request

4.2.1	Unless otherwise is agreed upon with the Credit Manager, the Borrower may send the Credit Manager any number of duly executed Drawdown Requests, provided that the number of Drawdown Requests sent within a calendar quarter cannot exceed three.

4.2.2	The Credit (or a part thereof) specified by the Borrower in each Drawdown Request cannot be:

(A)	Should be multiple of 1,000 Russian rubles;

(B)	May not be less than 20,000,000 Russian rubles (unless otherwise is agreed upon with the Credit Manager); and

(C)	May not be more than the Unspent Credit Limit.

4.2.3	Unless otherwise agreed upon with the Credit Manager:

(A)	The Borrower shall submit the Drawdown Request to the Credit Manager within the period set forth in the Drawdown Schedule;

(B)	The Drawdown Request received later than 1 p.m. or not on the Business Day shall be deemed to be submitted on the next Business Day; and

(C)	The Drawdown Request submitted (or deemed to be submitted) later than two Business Days before the planned Drawdown Date shall be deemed as not submitted.

4.2.4	The Drawdown Request shall be signed by the Borrower’s authorized person. Each Drawdown Request shall specify the requested Credit amount, the Instalment and the Drawdown Date, which is a Business Day within the Drawdown Period.

4.2.5	The Borrower may transfer the Drawdown Request to the Credit Manager in the form of the Electronic Document under the Remote Banking System, provided the powers of the person signing such Drawdown Request are confirmed, and provided that the Credit Manager receives the original of such Drawdown Request on or before the Drawdown Date, in the quantity equal to the number of Creditors in the framework of the respective Instalment.

4.2.6	The Borrower may not revoke the Drawdown Request received by the Credit Manager.

5.	CREDIT ARRANGEMENT

5.1	Credit Arrangement. General Provisions

5.1.1	After receiving the Drawdown Request, the Credit Manager shall, within the period set forth by the Drawdown Schedule, send each Creditor a copy of the Drawdown Request and notify each relevant Creditor of the amount of its participation in the relevant Drawdown (in each case, via e-mail).

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

5.1.2	Each Creditor’s participation in the Drawdown shall be calculated in accordance with the Pro Rata Share of each Creditor.

5.1.3	The Drawdown amount in relation to each Instalment shall be calculated as at the relevant Drawdown Date pro rata to the ratio between the Credit Limit for the specified Instalment for the relevant period specified in Annex 1 (List of Creditors and Credit Limits) and the Aggregate Credit Limit for such period.

5.1.4	If there are no circumstances specified in Article 6 (Termination of the Creditor’s Obligation), each Creditor shall transfer to the Credit Manager (to the Account of the Credit Manager) the amount calculated in accordance with Clauses 5.1.2 and 5.1.3 within the period specified in the Drawdown Schedule.

5.1.5	Within the period specified in the Drawdown Request, the Credit Manager shall transfer the amount of the Credit specified in the Drawdown Request (but not exceeding the amount actually received by the Credit Manager from the Creditors) to the Borrower’s account.

5.1.6	In case an incomplete Credit amount is received from the Creditors, the Credit Manager transfers the amount actually received by the Credit Manager from the Creditors to the Borrower’s Account.

5.1.7	Regarding the Credit amount received by the Credit Manager from the Creditor upon expiration of the period set forth for such action by the Drawdown Schedule, the Credit Manager, acting at its discretion, shall either:

(A)	Send such amount in full to the Borrower’s Account within the period provided for such action by the Drawdown Schedule (for charging interest, commission fees, and any other amounts under this Agreement, such part of the Credit shall be deemed to be granted by the relevant Creditor to the Borrower on the date of its actual crediting to the Borrower’s Account); or

(B)	Return such amount in full to the relevant Creditor (for this purpose, all expenses related to such return shall be borne by the relevant Creditor and, upon the request of the Credit Manager, the relevant Creditor shall immediately reimburse such expenses to the Credit Manager).

5.1.8	The Creditor, which did not grant the Credit Manager the Credit amount (or the Creditor, to which the relevant amount was returned in accordance with Clause 5.1.7 due to its late granting), shall be deemed as not granted the Credit to the Borrower and shall have no Creditor’s rights under this Agreement as to such amount not granted (or returned).

5.1.9	Upon expiration of the Drawdown Period, the Unspent Credit Limit of each Creditor shall be rendered null.

6.	TERMINATION OF THE CREDITOR’S OBLIGATION

6.1.1	The obligation of each Creditor to grant the Credit to the Borrower shall be terminated in full or in part, depending on the circumstances in relation to each Instalment:

(A)	In case the Credit is granted under the relevant Instalment in the amount of the Credit Limit of the relevant Creditor under such Instalment;

(B)	Upon expiration of the Drawdown Period under such Instalment;

(C)	In case the Borrower refuses from receiving the whole Credit of a part thereof in accordance with Article 8.3. (Voluntary Refusal of the Credit); and/or

(D)	In other cases stipulated by the legislation.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

6.1.2	Each Creditor may withdraw from the obligation to grant the Credit to the Borrower:

(A)	If there are circumstances that clearly evidence that the Credit will not be repaid by the Borrower within the period set forth by this Agreement;

(B)	Upon occurrence of any Event of Default; and (or)

(C)	If there are circumstances specified in Article 8.1 (Illegality for the Creditor) or in Article 8.2 (Change of Control).

6.1.3	In case any Creditor refuses to grant the Credit based on this Article, the Parties agree that such Creditor shall not be liable to the Borrower or to any Finance Party for its refusal to grant the Credit.

7.	REPAYMENT OF THE CREDIT

7.1.1	Instalment 1

The Borrower undertakes to repay the Outstanding Credit within Instalment 1 through its transfer to the Account of the Credit Manager in quarterly payments in the amount and according to the procedure stipulated by Part 1 of Annex 8 (Repayment Schedule under Instalment 1) and on the Final Repayment Date related to Instalment 1 the Borrower shall return all remaining amounts of the Outstanding Credit within Instalment 1 in full.

7.1.2	Instalment 2

The Borrower undertakes to repay the Outstanding Credit within Instalment 2 through its transfer to the Account of the Credit Manager in quarterly payments in the amount and according to the procedure stipulated by Part 2 of Annex 8 (Repayment Schedule under Instalment 2) and on the Final Repayment Date related to Instalment 2 the Borrower shall return all remaining amounts of the Outstanding Credit within Instalment 2 in full.

8.	EARLY REPAYMENT AND REFUSAL OF THE CREDIT

8.1	Illegality for the Creditor

If, in accordance with any applicable legislation, granting of the Credit to the Borrower or participation in it becomes illegal for any Creditor, violates any legislation applicable to such Creditor, or may result in any sanctions or liability for such Creditor, then:

8.1.1	Such Creditor shall notify the Credit Manager and the Borrower thereof as soon as it becomes aware of such event;

8.1.2	Any non-performed obligation of the Creditor to grant the Credit shall terminate on the date of the notice specified in Clause 8.1.1; and

8.1.3	The Borrower shall early repay the amount corresponding to the Pro Rata Share of such Creditor in the Credit on the earliest of the following dates:

(A)       the date occurring after 45 days from the date of sending by the Creditor of a notice to the Credit Manager and the Borrower; or

(B)       the date specified by the Creditor in the notice sent to the Credit Manager and the Borrower which, if the respective date is established by the legislation, cannot occur earlier than the latest appropriate date set forth by the legislation, and if according to the legislation, the amount should be reimbursed immediately, the Borrower undertakes to reimburse, immediately and before schedule, the amount corresponding to the Pro Rata Share of such Creditor in the Credit.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

8.2	Change of Control

8.2.1	In case of the Change of Control:

(A)	The Borrower shall notify the Credit Manager of such Change of Control immediately after the Borrower becomes aware of such event;

(B)	Each Creditor may refuse to grant the Credit; and

(C)	Upon the request of any Creditor, the Credit Manager shall send the Borrower a notice demanding to early repay the full amount corresponding to the Pro Rata Share of such Creditor in the Credit, including the accrued interest, remuneration, commission fees, and any other amounts due to the Creditor under this Agreement, and the Borrower shall, within the period specified in such notice, early repay and pay the said amounts, and such period shall be at least 15 Business Days from the date of notice receipt by the Borrower.

8.2.2	For the purposes of Clause 8.2.1:

“Change of Control” means:

(A)	That the Ultimate Beneficial Owners in the aggregate lost the right they had due to their direct or indirect participation in the authorized capital of any Debtor based on a written agreement, by virtue of the legislation, or otherwise, to:

(1)	Exercise the voting right (or control exercising of the voting right) based on the participatory interest in the authorized capital of any Debtor; or

(2)	Appoint or remove the person performing the functions of the sole executive body or most of the members of any collective governing body of any Debtor; or

(3)	Give any instructions binding in relation to the business lines or financial policy of any Debtor (and the Parties acknowledge that the absence of such right of the Ultimate Beneficial Owners as on the Date of Signing, shall not be deemed to be forfeiture of such right); or

(B)	A decrease in the participatory interest in the authorized capital or in the number of issued ordinary shares of the Debtor, which is (are) directly or indirectly owned by the Ultimate Beneficial Owners in the aggregate, if, as a result of such decrease, the participatory interest in the authorized capital or the number of issued ordinary shares of such Debtor, which is (are) directly or indirectly owned by the Ultimate Beneficial Owners in the aggregate, does not exceed 51 per cent of the authorized capital or of the total number of issued ordinary shares of the Debtor (as relevant) any longer.

8.3	Voluntary Refusal of the Credit

Within the Drawdown Period, the Borrower is entitled, provided a prior notice is sent to the Credit Manager within 10 Business Days before the end of the Drawdown Period (unless a shorter period is agreed with the Majority of Creditors), to refuse of drawdown of the whole Credit or a part thereof in the amount of no less than 20,000,000 Russian rubles. The refusal of the Borrower of drawdown of a part of the Credit reduces pro rata the Credit Limit of each Creditor from the date indicated in the notice to the Credit Manager.

8.4	Voluntary Early Repayment

8.4.1.	The Borrower may, subject to receipt by the Credit Manager of a prior notice from the Borrower (in the form given in Annex 6 (Notice of Early Repayment Form)) (hereinafter referred to as the “Notice of Early Repayment”) at least five Business Days in advance (unless a shorter period is agreed upon with the Majority of Creditors), early repay the Outstanding Credit or any part thereof. 8.4.2. The Outstanding Credit amount repaid early (unless it is the Outstanding Credit in full) shall be at least 50,000,000 Russian rubles.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

8.4.3.	The Notice of Early Repayment shall be sent to the Credit Manager in the original. The Borrower may transfer the Notice of Early Repayment to the Credit Manager in the form of the Electronic Document under the Remote Banking System, provided the powers of the person signing such Notice of Early Repayment are confirmed, and provided that the Credit Manager receives the original of such Notice of Early Repayment on or before the early repayment date, in the quantity equal to the number of Creditors.

8.4.4.	Any voluntary early repayment in accordance with this Article 8.4. shall be pro rata to all Instalments.

8.4.5.	Any partial repayment of the Outstanding Credit within one Instalment shall decrease pro rata the scope of the Borrower’s obligation to repay the Outstanding Credit to each Creditor within the relevant Instalment.

8.5	Miscellaneous

8.5.1	The Borrower may not revoke its notices sent in accordance with this Article 8.

8.5.2	If the Credit Manager receives any notice pursuant to this Article 8, it shall, within the next Business Day, send a copy of such notice to the Party, to which this notice is addressed.

8.5.3	In case of any early repayment of the Outstanding Credit or a part thereof, the Borrower shall repay the Outstanding Credit (or a part thereof) together with all interest accrued on the repayment amount as at the repayment date, applicable commission fees, remuneration, and any other amounts payable by the Creditor under this Agreement and, in case of early repayment in accordance with Article 8.4 (Voluntary Early Repayment), with the Expenses Due to the Change of Dates (as defined in Article 12.4 (Early Repayment Fee) according to the procedure provided for in Article 12.4. (Early Repayment Fee)).

8.5.4	Any partial repayment of the Credit within the Instalment shall decrease pro rata each repayment amount payable within this Instalment in accordance with the repayment schedule of the Outstanding Credit in relation to such Instalment.

8.5.5	The Borrower may not early repay the Outstanding Credit or any part thereof or refuse to receive the Credit or any part thereof under the terms and conditions not expressly provided for by this Agreement.

8.5.6	The Borrower may not submit the Drawdown Request in relation to the amount of the Outstanding Credit repaid by the Borrower.

9.	INTEREST

9.1	Calculation of Interest

9.1.1	The interest rate on the Outstanding Credit in relation to each Instalment for each Interest Period shall be the annual interest rate equal to the sum of:

(A)	Margin for the relevant Instalment; and

(B)	Basic Rate.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

9.1.2	For each Interest Period, the Base Rate shall be determined on the relevant Interest Rate Determination Date.

9.1.3	The Credit Manager` shall, on the Interest Rate Determination Date, notify each Party of the amount of the interest rate accrued on the Outstanding Credit in relation to each Instalment.

9.2	Margin Revision

9.2.1	The Margin shall be automatically increased as follows:

(A)	In relation to any Credit within Instalment 1 — up to 5.35 per cent per annum; and

(B)	In relation to any Credit within Instalment 2 — up to 5.8 per cent per annum,

In case any Event of Default occurs.

9.2.2	A Margin increase takes effect from the date (hereinafter referred to as the “Margin Increase Date”) immediately following the earliest of:

(A)	The date of sending by the Borrower to the Credit Manager a notice of an Event of Default; or

(B)	The date, on which the Credit Manager became aware of the Event of Default;

9.2.3	If, as at the Test Date immediately following the Margin Increase Date, there are no Events of Default, then:

(A)	The Margin shall be automatically decreased to the value being in effect before the Margin Increase Date; and

(B)	A Margin decrease takes effect on the first day of the Interest Period immediately following the above Test Date (hereinafter referred to as the “Margin Decrease Date”), provided that, as at the Margin Decrease Date, there is no Event of Default.

9.3	Payment of Interest

The Borrower shall pay the Credit Manager in favour of the Creditors the interest on the Outstanding Credit in relation to each Instalment on each Interest Payment Date relating to such Instalment.

9.4	Forfeit

9.4.1	In case the Borrower fails to perform within the established deadline the duty to pay any amount it shall pay under the Finance Document, a forfeit shall be charged on such overdue amount during the period from the date (inclusive) following the due payment date to the actual payment date (inclusive) (both before and after rendering the relevant court decision) at the annual interest rate equal to the doubled interest rate effective on the due payment date of such overdue indebtedness for each day of delay.

For the purposes of this Clause 9.4.1, the Parties agree that, if the overdue amount relates to:

(A)	The Outstanding Credit within any Instalment, then a reference to the “interest rate” relating to such overdue amount should be considered as a reference to the interest rate relating to such Instalment;

(B)	The interest, then a reference to the “interest rate” relating to such overdue amount should be considered as a reference to the Instalment, to which such interest rate applies; and

(C)	Any other amounts, then a reference to the “interest rate” relating to such overdue amount should be considered as a reference to the arithmetical average of the interest rates referring to Instalment 1 and Instalment 2.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

9.4.2	The forfeit shall be paid by the Borrower within five Business Days after the relevant claim was sent by the Credit Manager.

9.4.3	The Parties agree that the Borrower’s payment of the forfeit provided for in this Article 9.4 shall by no means limit the Creditors’ rights to use any other remedies, including a right to claim reimbursement by the Borrower for the losses and expenses incurred due to the Borrower’s delay to the extent not covered by the forfeit.

9.4.4	The Parties confirm that no interest provided for by Article 9.3 (Interest Payment) shall accrue on the overdue amount, from which the forfeit provided for in this Article 9.4 is charged.

10.	INTEREST PERIODS

10.1	The first Interest Period in relation to each Instalment shall begin on the date following the first Drawdown Date related to such Instalment and shall end on the nearest Interest Payment Date.

10.2	Each subsequent Interest Period in relation to the relevant Instalment shall begin on the day following the last day of the previous Interest Period in relation to such Credit and shall end on the immediately following Interest Payment Date.

11.	TAXES

11.1	Reimbursement of Expenses on Tax Deduction

11.1.1	Immediately after the Debtor or the Creditor becomes aware that any Debtor shall make a Tax Deduction (or change the rate or the base of the Tax Deduction), the Debtor shall, and the Borrower shall ensure that the Debtor will, or the Creditor shall, as the case may be, notify the Credit Manager thereof. If the Credit Manager receives such notice from the Creditor, it shall notify the relevant Debtor.

11.1.2	If the Debtor is obliged, in accordance with the legislation, to make the Tax Deduction in relation to any amount to be transferred to the Finance Party under the Finance Documents, then the amount being paid by the Debtor to the Finance Party shall be increased so that, after the Tax Deduction, the relevant Finance Party would receive the amount, which it would receive if no such withholding of the Tax Deduction was required. In the absence of the Default, the Debtor shall not increase in such a way the amounts being paid to the Finance Party if, as at the date of the relevant payment, such Finance Party ceased to be the Acceptable Creditor for any reason not related to any change in the legislation.

11.1.3	Within 30 days after making the Tax Deduction, the Borrower shall ensure that the Debtor provides the Credit Manager with the copies of payment documents (acceptable to the Credit Manager in form and substance) confirming that the withheld amount of the Tax Deduction was transferred by the Debtor to the state budget in accordance with the requirements of the applicable legislation in order to transfer such copies to the relevant Finance Party.

11.1.4	The Finance Party registered not in the Russian Federation and being the Acceptable Creditor, within 20 Business Days from the date of receiving the correspondent request of the Borrower, shall provide the Borrower with a copy of the Tax Certificate issued in respect of the said Finance Party.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

11.2	Reimbursement of Expenses in Connection with Tax Payment

11.2.1	Within five Business Days after the Credit Manager submits the relevant claim, the Borrower shall ensure that the Debtor pays the Finance Party, which is not a Russian legal entity, an amount equivalent to the Tax paid by the Finance Party or the Tax, which is payable in accordance with the applicable legislation in connection with any Finance Document.

11.2.2	The provisions of Clause 11.2.1 shall not apply:

(A)	To the profit tax paid by the Finance Party in accordance with the legislation of the jurisdiction, where it is a tax resident; or

(B)	To the extent, where expenses in connection with the Tax payment are compensated by increasing the payment amount pursuant to Article 11.1 (Reimbursement of Expenses on Tax Deduction).

11.2.3	The Finance Party submitting, or intending to submit, a claim pursuant to Clause 11.2.1 shall immediately notify the Credit Manager of the event, which will give, or gave, rise to such claim, whereupon the Credit Manager shall notify the Borrower and the relevant Debtor thereof.

11.3	Tax Indemnity

If the Debtor made the Tax Payment and the relevant Finance Party finds that:

11.3.1	Any Tax Indemnity may be applied to the additional payment, which includes such Tax Payment, to such Tax Payment, or to the Tax Deduction, due to which such Tax Payment was required; and

11.3.2	Such Finance Party received such Tax Indemnity, and it should notify the Borrower thereon at the earliest convenience.

Then such Finance Party shall transfer to such Debtor the amount that will put such Finance Party (after making such payment) in the position after paying the Taxes, in which it would be if the Debtor did not have to make such Tax Payment.

11.4	Charges and Duties

Within five Business Days after receiving the relevant request of the Finance Party, the Borrower shall ensure that the Debtor reimburses this Finance Party for all its costs caused by payment of the stamp duties, registration fees, and all other similar Taxes payable in connection with any Finance Document.

11.5	Value Added Tax (VAT) and Other Taxes

11.5.1	Unless otherwise is specified in the Finance Document, all amounts payable by the Debtor shall be specified in the Finance Documents without VAT.

11.5.2	To the extent set forth by the Russian legislation, the remuneration and fees due to the Finance Parties shall be increased by VAT and any other applicable taxes, which levying or charging is not related to profit taxation of the net income received or receivable by the Finance Party.

12.	ADDITIONAL PAYMENTS

12.1	Remuneration of the Credit Manager and Pledge Manager

12.1.1.	The Borrower shall pay the Credit Manager and the Pledge Manager remuneration for the services of the Credit Manager and the Pledge Manager related to:

(A)	Maintenance by the Credit Manager of a register of the Parties to this Agreement, recording of the Monetary Funds provided to the Borrower by the Creditors in accordance with this Agreement, exercise by the Credit Manager of the Creditors’ rights within this Agreement, and performance by the Credit Manager of any other duties provided for by this Agreement; and

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(B)	Performance by the Borrower and the Finance Parties of their obligations and exercise by the Finance Parties of their rights under this Agreement and the Security Agreements,

in the amount, according to the procedure, and under the terms and conditions specified in Clauses 12.1.2 and 12.1.3.

12.1.2.	Remuneration for rendering services of the Credit Manager shall be paid annually in the amount equal to 1,000,000 Russian rubles per year (net of VAT), and

(A)	for the first time, the remuneration shall be paid within 10 Business Days from the Signing Date; and

(B)	subsequently, the remuneration shall be paid on or before each anniversary of signing hereof.

12.1.3.	Remuneration for rendering services of the Pledge Manager shall be paid annually in the amount equal to 1,000,000 Russian rubles per year (net of VAT), and

(A)	for the first time, the remuneration shall be paid within three months from the Signing Date; and

12.2	(B) subsequently, the remuneration shall be paid on or before each anniversary of signing hereof.Credit Fee

12.2.1	The Borrower shall pay the Credit Manager (for subsequent distribution by the Credit Manager among the Creditors pro rata to their Pro Rata Share) a Credit fee under this Agreement in the amount and according to the procedure provided for by Clause 12.2.2.

12.2.2	The Credit Fee shall be paid by the Borrower to the Credit Manager:

(A)	With regard to Instalment 1 — in the amount of 2,500,000 Russian rubles, in one instalment before the first Drawdown Date related to Instalment 1 but in any case within ten Business Days from the Signing Date; and

(B)	With regard to Instalment 2 — in the amount of 3,000,000 Russian rubles, in one instalment before the first Drawdown Date related to Instalment 2 but in any case within ten Business Days from the Signing Date.

12.3	Commitment Fee

12.3.1	The Borrower shall pay the Credit Manager (for subsequent distribution among the Creditors pro rata to their Pro Rata Share) a commitment fee in relation to each Instalment, which is calculated at the rate of 40 per cent of the Margin, which relates to the relevant Instalment and is effective on the payment date, of the Unspent Credit Limit in relation to each Instalment.

12.3.2	The said commitment fee shall be charged for the Drawdown Period and shall be paid on each Interest Payment Date within the Drawdown Period up to the date, when the Aggregate Unspent Credit Limit becomes equal to zero (exclusive of such date).

12.3.3	In case of early repayment of the Outstanding Credit in full before the end of the Drawdown Period, the Borrower shall pay the commitment fee on the date of such early repayment of the Outstanding Credit.

12.4	Early Repayment Fee

12.4.1	In case of early repayment of the Outstanding Credit or any part thereof not on the Interest Payment Date for the reasons provided for by this Article 8.4. (Voluntary Early Repayment), the Borrower shall (along with the Outstanding Credit to be repaid early or on any other date preliminarily agreed upon with the Credit Manager) pay a fee in the amount provided for by this Article 12.4.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

12.4.2	The fee specified in Clause 12.4.1 shall amount, in relation to each early repaid amount of the Credit, to the total Expenses Due to the Change of Dates.

12.4.3	In this Article:

“Expenses Due to the Change of Dates” mean an amount, by which:

(A)	The interest that the Creditor would receive for the period from the receipt date of the early repaid amount of the Outstanding Credit to the last day of the Interest Period, if the relevant payment to repay the Outstanding Credit was made on the last day of such Interest Period;

Exceeds

(B)	The interest that the Creditor could receive for depositing the early repaid amount of the Outstanding Credit received by it in the relevant currency with the Acceptable Bank (at the Creditor’s choice) for the period beginning on the following Business Day after receiving such amount from the Borrower and ending on the last day of the relevant Interest Period.

“Acceptable Bank” means a bank having a rating of at least “BB” according to the scale of S&P or Fitch or at least “Ba2” according to the scale of Moody's.

12.4.4	With regard to each early repayment of the Credit not on the Interest Payment Date, each Creditor shall provide the Credit Manager with the information on the amount of the Expenses Due to the Change of Dates for this Creditor within two Business Days before the expected early repayment date in order to transfer such information to the Borrower.

13.	ADDITIONAL COSTS

13.1	Additional Costs

13.1.1	Subject to Article 13.3 (Exceptions), the Borrower shall, within ten Business Days after the Credit Manager submits the relevant claim, reimburse the relevant Finance Party for the documented Additional Costs incurred by such Finance Party as a result of introduction of any legislation into effect or amendments to the legislation after the Signing Date (or to the practice of its interpretation or application).

13.1.2	In this Article, “Additional Costs” mean:

(A)	Additional costs, expenses, or losses incurred by the Finance Party due to reduction of any amounts received or receivable; or

(B)	Any additional or increased costs, expenses, or losses; or

(C)	Expenses or losses related to a decrease in any amount payable by the Debtor in accordance with any Finance Document,

Which arise for any Finance Party due to the fact that it is a Party to this Agreement.

13.2	Claims to Pay the Additional Costs

The Finance Party making a claim in accordance with Article 13 (Additional Costs) shall notify the Credit Manager of the circumstances that served as a basis for such claim and provide it with the calculation of the Additional Costs, whereupon the Credit Manager shall notify the Borrower thereof within one Business Day and transfer to it the calculation received from the Finance Party.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

13.3	Exceptions

The provisions of Article 13 (Additional Costs) shall not apply if:

13.3.1	The Additional Costs are reimbursed to the Finance Party in accordance with any other Article of this Agreement;

13.3.2	The Additional Costs are caused by deliberate non-compliance of the Finance Party with the legislation or this Agreement; or

13.3.3	The relevant Finance Party did not take any reasonable measures to avoid or to decrease the Additional Costs.

14.	REIMBURSEMENT OF EXPENSES AND LOSSES

14.1	Reimbursement of Currency Expenses

If any amount (hereinafter referred to as “Amount”) payable to the Finance Party by any Debtor pursuant to the Finance Documents or based on a decision rendered by court, commercial or arbitration court shall be converted from the currency, in which such amount shall be paid (hereinafter referred to as the “First Currency”), into another currency (hereinafter referred to as the “Second Currency”), or shall be calculated in the Second Currency, for:

14.1.1	Making any claim against the said Debtor; or

14.1.2	Enforcing any court or commercial court decision within any court, commercial, or arbitration proceedings,

Then the relevant Debtor shall, and the Borrower shall ensure that such Debtor will, within ten Business Days after receiving the relevant claim from the Credit Manager, reimburse each Finance Party, to which such Amount is due, for the expenses and losses arising from such conversion, including any difference between (A) the exchange rate used to convert the said Amount from the First Currency into the Second Currency and (B) the exchange rate available to that person at the time of receipt of the said Amount.

14.2	Reimbursement of Other Expenses

Within ten Business Days after receiving the relevant claim from the Credit Manager, the Borrower shall reimburse each Finance Party for all expenses reasonably incurred, documented, and preliminarily agreed upon with the Borrower (including fees of legal and any other consultants subject to the reservations and assumptions with regard to the preliminarily agreed fees) incurred by the relevant Finance Party as a result of:

14.2.1.	Occurrence of an Event of Default;

14.2.2.	Early repayment of the Outstanding Credit or a part thereof not in accordance with the provisions of this Agreement;

14.2.3.	Non-provision of the Credit to the Borrower pursuant to the Drawdown Request due to the Borrower’s breach of any provisions of this Agreement; or

14.2.4.	Failure to early repay the Outstanding Credit or a part thereof, despite the notice of early repayment submitted to the Credit Manager in accordance with the requirements of this Agreement.

14.3	Reimbursement of the Credit Manager’s Expenses

Within ten Business Days after receiving the relevant claim, the Borrower shall reimburse the Credit Manager for the amount of all expenses reasonably incurred, documented, and preliminarily agreed upon with the Borrower (including fees of legal and any other consultants subject to the reservations and assumptions with regard to the preliminarily agreed fees) incurred by the Credit Manager as a result of:

14.3.1	Investigation of any event, which the Credit Manager reasonably believes to be an Event of Default; or

14.3.2	Actions based on any notice or instruction of any Finance Party in accordance with this Agreement, which the Credit Manager reasonably believes to be complied with.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

14.4	Reimbursement of the Pledge Manager’s Expenses

14.4.1	Within ten Business Days after receiving the relevant claim, the Borrower shall reimburse the Pledge Manager for the amount of all Pledge Manager’s expenses reasonably incurred, documented, and preliminarily agreed upon with the Borrower (including fees of legal and any other consultants subject to the reservations and assumptions with regard to the preliminarily agreed fees and excluding expenses and property losses which amount was reimbursed by the Debtor earlier in accordance with the Pledge Agreement) incurred by the Pledge Manager as a result of the actions aimed at:

(A)	Protecting the rights of the Finance Parties based on the Security Agreements; or

(B)	Protecting the property pledged in favour of the Creditors subject to the relevant Security Agreements.

14.4.2	The Pledge Manager may, on a priority basis, reimburse its expenses out of the cost of the property pledged in favour of the Creditors subject to the relevant Security Agreements.

14.5	Transaction Expenses and Amendment Expenses

14.5.1	The Borrower shall, within ten Business Days after the date of receipt of the relevant claim from the Credit Manager and (or) the Pledge Manager, reimburse the Finance Parties for all expenses reasonably incurred, documented, and preliminarily agreed upon with the Borrower (including fees of legal and any other consultants and appraisers subject to the reservations and assumptions with regard to the preliminarily agreed fees and excluding expenses which amount was reimbursed by the Debtor earlier in accordance with the Pledge Agreement) due to the Credit arrangement, negotiations, preparation, execution, and signing of the Finance Documents.

14.5.2	The Borrower shall, within ten Business Days after the date of receipt of the relevant claim from the Credit Manager, reimburse the Finance Parties for all expenses reasonably incurred, documented, and preliminarily agreed upon with the Borrower (including fees of legal and any other consultants and appraisers subject to the reservations and assumptions with regard to the preliminarily agreed fees and excluding expenses which amount was reimbursed by the Debtor earlier in accordance with the Pledge Agreement) due to agreeing upon and amending the Finance Documents and (or) obtaining a consent or a waiver from the Finance Parties, in each case, if the relevant amendment, consent, or waiver is initiated by the Borrower or relates to the requirements of the applicable legislation.

14.5.3	If the amount of the relevant expenses is not expressed in Russian rubles, the Borrower shall reimburse the Equivalent of such amount in Russian rubles at the exchange rate on the date, when the relevant expenses are incurred by the relevant Finance Party (unless otherwise is agreed upon between the Borrower and the relevant Finance Party).

14.6	Enforcement Expenses

Within ten Business Days after receiving the relevant claim from the Credit Manager, the Borrower shall reimburse each Finance Party for all expenses documented, and preliminarily agreed upon with the Borrower and reasonably incurred (including fees of legal and any other consultants and appraisers and excluding expenses which amount was reimbursed by the Debtor earlier in accordance with the Pledge Agreement) by the relevant Finance Party due to enforcement of any Finance Document or protection by such Finance Party of its rights under the Finance Documents (including court costs).

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

14.7.	Compensation of Losses

14.7.1.	Pursuant to Article 406 of the Civil Code, if the obligation of the Borrower, provided for in Article 12.1 (Remuneration of the Credit Manager and Pledge Manager), Article 14.3. (Reimbursement of the Credit Manager’s Expenses) or Article 14.4. (Reimbursement of the Pledge Manager’s Expenses) is or becomes invalid, illegal and (or) any such obligation is not subject to judicial protection, the Borrower as the independent and principal obligation, upon the request of the Finance Party, will unconditionally reimburse the respective Finance Party for the amounts of any expenses, commission fees, charges and losses which it will incur due to non-payment of any amount, which, save for such invalidity, illegality and (or) impossibility of judicial protection, would be subject to payment in accordance with Article 12.1. (Remuneration of the Credit Manager and Pledge Manager), Article 14.3. (Reimbursement of the Credit Manager’s Expenses) or Article 14.4. (Reimbursement of the Pledge Manager’s Expenses) on the date of making such payment or discharge of obligation.

14.7.2.	The amounts subject to payment by the Borrower in accordance with this Article 14.7 (Compensation of Losses), may not exceed the aggregate amount which the Borrower should have paid in accordance with Article 12.1 (Remuneration of the Credit Manager and Pledge Manager), Article 14.3. (Reimbursement of the Credit Manager’s Expenses) and Article 14.4. (Reimbursement of the Pledge Manager’s Expenses) so, as if the declared amount was subject to payment by virtue of Article 12.1. (Remuneration of the Credit Manager and Pledge Manager), Article 14.3. (Reimbursement of the Credit Manager’s Expenses) or Article 14.4. (Reimbursement of the Pledge Manager’s Expenses).WARRANTIES AND REPRESENTATIONS

15.	WARRANTIES AND REPRESENTATIONS

15.1	Representations and Warranties

15.1.1	The Warranties and Representations are made by the Borrower to each Finance Party in relation to itself and in relation to each other Debtor not being a party to this Agreement.

15.1.2	Each Finance Party relies on such Warranties and Representations and their reliability is material for the Finance Parties.

15.1.3	The Borrower acknowledges that neither Finance Party would enter into this Agreement if no Warranties and Representations were made in their entirety.

15.2	Status

15.2.1	Each Debtor is a legal entity duly organised and validly existing in accordance with the applicable law.

15.2.2	Each Debtor is the owner of its property and carries out its activities in accordance with the applicable legislation.

15.3	Capacity and Powers

15.3.1	Each Pledger has legal capacity and powers to enter into and perform the Transaction Documents, a party to which it is, and the transactions contemplated by them and has obtained all requisite approvals (consents) for the entry into and performance of such Transaction Documents in the manner prescribed by the legislation and its constituent and other internal documents, including the approval (provision of consent for the performance) of the transactions contemplated by such Transaction Documents as a major transaction and an interested-party transaction (if such approvals (consents) are required).

15.3.2	The persons acting on behalf of the Debtor have the authority to enter into the Transaction Documents, to which the relevant Debtor is a party.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

15.4	Validity

15.4.1	Taking into consideration the Legal Reservations, each Transaction Document, to which the Debtor is a party, represents an obligation compliant with the applicable legislation, valid and legally binding upon the Debtor, which is enforceable.

15.4.2	Taking into consideration the Legal Reservations, each Transaction Document, to which the Debtor is a party, is drawn up in the form ensuring its enforceability in the jurisdiction, where the Debtor is incorporated and (or) registered.

15.5	No Conflict

Entry into and performance by the Debtor of each Transaction Document, to which it is a party, and the transactions based thereon do not contradict:

15.5.1	Any applicable law;

15.5.2	Its statutory and other internal documents;

15.5.3	Any decisions of its governing bodies; and

15.5.4	Any other documents or agreements that are binding on it, except for the cases when such conflict does not result in and may not result in the Material Adverse Effect.

15.6	Complying with the Laws

Business activities of each Debtor are carried out in accordance with the current legislation, including, without limitation, special regulation of the industry, except where any violation of the legislation does not and cannot result in a Material Adverse Effect.

15.7	Complying with the Anti-Corruption Laws

The Debtor carries out its business activities in accordance with the applicable anti-corruption legislation, except where any violation of such legislation does not and cannot result in a Material Adverse Effect.

15.8	Encumbrance and Financial Indebtedness

15.8.1	There is no Encumbrance in relation to any property of the Debtor, except for the Encumbrance permitted by the Finance Documents.

15.8.2	The Debtor has no outstanding Financial Indebtedness, excluding the Financial Indebtedness permitted by the Finance Documents.

15.9	No Default

15.9.1	No Default will arise from entry into or performance by the Debtor of any Finance Documents, to which it is a party, or transactions based thereon.

15.9.2	There are no events or circumstances representing a default on financial obligations by the Debtor under any agreement or any other document binding upon the Debtor, which occurrence results in or may result in the Material Adverse Effect.

15.9.3	There are no other events or circumstances representing a default, non-performance, or breach of the obligations under any document binding upon the Debtor, if such event or circumstance with a reasonable degree of probability can have a Material Adverse Effect.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

15.10	Permits

As at the Signing Date, all authorisations and consents required in connection with the conclusion, performance, ensuring validity and enforceability of each Finance Document, to which it is a party, and the transactions contemplated thereby have been obtained by each Debtor and remain valid.

15.11	Registration Requirements

No notarial actions in connection with any Finance Document or the registration of any Finance Document are required (and no payment of any state or registration fees or taxes or levies is required in connection with the Finance Documents), including with any state authorities or agencies of the Russian Federation and (or) the Republic of Cyprus, except for:

15.11.1	Notarization of the Participatory Interest Pledge Agreement and payment of the relevant levies and duties;

15.11.2	Entering of notices of the pledge of movable property occurring based on the Intellectual Property Items Pledge Agreements (except for the Trade Marks Rights Pledge Agreement) in the register of notices of the pledge of movable property of the unified information system of notaries, and payment of the relevant levies and duties;

15.11.3	Registration of the pledge occurring based on the Participatory Interest Pledge Agreement in the Unified State Register of Legal Entities, and payment of the relevant levies and duties;

15.11.4	Registration of the pledge occurring based on the Trade Marks Rights Pledge Agreement, if Rospatent performs respective registration, and the Licence Agreements Rights Pledge Agreements with Rospatent;

15.11.5	Registration of the Participatory Interest Pledge Agreement and the Trade Marks Rights Pledge Agreement in accordance with the laws of the Republic of Cyprus in the Register of Companies and the payment of the corresponding levies and fees;

15.11.6	Registration of the Participatory Interest Pledge Agreement, each of the Share Pledge Agreement and Trade Marks Rights Pledge Agreement pursuant to the legislation of the Republic of Cyprus in the internal pledge register of the respective Debtor; and

15.11.7	Payment of stamp duty in Cyprus with regard to the Finance Documents to which the Guarantors are a party.

15.12	Financial Statements

15.12.1	The latest financial statements / information (as the case may be) of the Borrower provided to the Credit Manager:

(A)	Are prepared in accordance with RAS; and

(B)	In all material respects, reliably reflect the Borrower’s financial standing (if applicable, on a consolidated basis) as at the date of their preparation.

15.12.2	The latest financial statements / information (as the case may be) of each Debtor incorporated in the Republic of Cyprus, provided to the Credit Manager:

(A)	Are prepared in accordance with IFRS; and

(B)	In all material respects, reliably reflect the respective Borrower’s financial standing (if applicable, on a consolidated basis) as at the date of their preparation.

15.12.3.	Since the date, on which the financial statements / information (as the case may be) specified in Clauses 15.12.1 and 15.12.2. were prepared, there were no events that could have a Material Adverse Effect.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

15.13	Insolvency

There are no corporate actions, court proceedings, any other procedures, or actions specified in Article 19.7 (Insolvency), commenced or expected, as far as the Borrower is aware, against the Debtors, and there are no circumstances specified in Article 19.8 (Insolvency Proceedings) and Article 19.9.(Forcible Withdrawal or Restriction on Disposal of Property).

15.14	Taxation

15.14.1	The Debtor is not liable to make deductions towards Tax payments from the amounts of payments transferred in favour of the Creditors under the terms and conditions of the Finance Documents.

15.14.2	The Debtor timely and duly paid all Taxes and made any other mandatory payments to the budget and (or) extra-budget funds levied on it and its property (assets), and the duty to pay them within the set period was performed without charging any fines or penalties, except where:

(A)	The aggregate amount of the indebtedness of all Debtors in respect of Taxes and other obligatory payments to the budget and (or) extra budget funds does not exceed 20,000,000 Russian rubles (or its Equivalent in any other currency); or

(B)       in relation to the indebtedness all following conditions are met:

(1)       Such payment is challenged in good faith;

(2)       Adequate reserves are established for such challenged indebtedness; and

(3)        a period is legally established in respect of such payment, during which it is allowed not to make such a payment, and such period has not expired.

15.14.3	The Debtor did not delay submission of tax returns for more than three Business Days.

15.14.4	No claims are lodged against any Debtor due to the Taxes or any other mandatory payments to the budget and (or) extra-budget funds which amount in the aggregate with the amount of claims declared in respect of other Debtors, exceeds 50,000,000 Russian rubles (or its Equivalent in any other currency).

15.14.5	There are no Tax audits being conducted on any Debtor (and there is no reason to expect such claims or audits), which may have a Material Adverse Effect.

15.14.6	For the Taxation purposes:

(A)	The Borrower is a tax resident of the Russian Federation only; and

(B)	Every other Debtor is a tax resident of the Republic of Cyprus only.

15.15	Ownership

15.15.1	The Debtor has valid licences and authorizations, good title, and valid right to lease in relation to the property necessary for the activities the Debtor carries out as at the Signing Date.

15.15.2	The Debtor is the sole owner and beneficiary of the property items (assets), in relation to which it enters into the Pledge Agreements (excluding the Intellectual Property Items Pledge Agreements), has good title and exclusive ownership or any other property rights (as applicable) free from any claims and rights of third parties, claims in relation to such property, apart from the Encumbrance occurring based on the said Pledge Agreements.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

15.16	Legal Proceedings

As at the Signing Date, there is no court, arbitration, or administrative proceedings against the Debtor initiated or, as far as the Borrower is aware, expected; no investigative actions resulting in a decision or a high degree of probability of negative decisions that may cause losses in excess of 20,000,000 Russian rubles or its Equivalent as at the calculation date are taken.

15.17	Information

15.17.1	All information provided by the Borrower to the Finance Party in writing (including by email) due to the Transaction Documents is true and accurate as at its provision date or (as the case may be) as at the date (if any) specified as a current date.

15.17.2	Any financial forecasts contained in the information specified in Clause 15.17.1. are prepared as at the date of their preparation based on the latest data and assumptions that are reasonable as at the date of their submission.

15.17.3	The Borrower did not conceal any information, which, if disclosed, would result in the fact that any other information specified in Clause 15.17.1. would become untrue or misleading as at the date, on which the relevant information was provided.

15.18	Intellectual Property

15.18.1	The Debtor being a party to the Intellectual Property Items Pledge Agreement is the only right holder of exclusive rights and other rights in which respect the Debtor enters into the respective Intellectual Property Items Pledge Agreement, free from any claims and third party rights, claims in respect of such rights, except for (i) the Encumbrance arising under the Intellectual Property Items Pledge Agreements; (ii) the rights granted to the Borrower under the License Agreements, and (iii) non-exclusive rights to use the Software provided by the Borrower to third parties as part of the Borrower's Ordinary Course of Business under the terms of the license agreement posted on the website https://www.cian.ru/help/about/oferta-natural/.

15.18.2	The Debtor is the sole right holder of exclusive rights and other rights in respect of all Intellectual Property Items being material for the Debtor’s business activities and required for the Debtor’s activities being carried out as at the Signing Date.

15.18.3	When carrying out the business activities, the Debtor does not infringe any rights of third parties to the Intellectual Property items, which results in a Material Adverse Effect or reasonable grounds to expect it to occur.

15.18.4	The Debtor took all legal and technical actions (including payment of duties) required to maintain the rights to the items that are the pledged items under the Intellectual Property Items Pledge Agreements, to which the relevant Debtor is a party, and to all Intellectual Property items that are material for the Debtor’s business activities.

15.19	Shares

15.19.1	Shares (participatory interests) in the authorized capital of all companies, which are subject matter of the Security Agreements, are fully paid-up; there are no put options or any other similar rights granted.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

15.19.2	The constituent documents of the companies, which shares (participatory interests) in the authorized capital are a subject matter of the Security Agreements, provide for no restrictions and prohibitions to pledge shares (participatory interests) that are a subject matter of the Security Agreements in favour of any third party, to transfer rights to the said shares (participatory interests), when entering into the Security Agreements, and to levy execution upon their subject matter, except for mandatory legal restrictions and requirements.

15.20	Ranking of Security

15.20.1	Taking into consideration provisions of Article 15.11 (Registration Requirements), the Encumbrance imposed by each Pledge Agreement is a senior security, upon which the Pledge Manager may levy execution as a matter of priority.

15.20.2	Third parties have no rights (to claim) or any other rights in relation to the property and assets of the Debtors that are a subject matter of the Pledge Agreements.

15.21	Ranking of Obligations

The Borrower’s obligations to repay the Outstanding Credit, to pay the interest accrued on it and the fees provided for by this Agreement as well as any other financial obligations of the Borrower under the Finance Documents are ranked as the obligations to other unsecured creditors under their claims, in relation to which no preferential procedure is set.

15.22	Regulated Procurements

The conclusion by the Debtors of this Agreement and other Transaction Documents does not require compliance with any procedures under the Regulated Procurements Law or any similar procedures.

15.23	Accounting Reference Date

The Debtor’s accounting reference date is December 31.

15.24	No Immunity

No immunity is used in relation to the Borrower, any other Debtor, or their property, with regard to filing suits and claims, granting injunctive reliefs, levying execution, or any similar actions.

15.25	Ownership Structure Chart

As at the Signing Date, the Ownership Structure Chart is complete and accurate in all respects and corresponds to the facts.

15.26.	Shareholders’ Agreement

15.26.1.	There is no corporate agreement, shareholders’ agreement or agreement on exercising the rights of the members of the company (including at the level of the respective Debtor and higher) or another analogous document in respect of shares (participatory interests in the charter capital) in the Debtors, except for the Shareholders’ Agreement.

15.26.2.	The Parties to the Shareholders’ Agreement do not include any third parties which are not expressly specified in the definition of the notion of “Shareholders’ Agreement”.

15.26.3.	The Shareholders’ Agreement contains no provisions stipulating prohibition or the terms and conditions upon which the Finance Documents or any other analogous documents should be concluded, and contains no terms and conditions on acquisition or alienation of shares (participatory interests in the charter capital) in the Debtors at a fixed price or upon the occurrence of specific circumstances or on the restriction of the right to alienate shares (participatory interests in the charter capital) in the Debtor before or upon the condition of the occurrence of specific circumstances.

15.26.4.	Each Debtor received all necessary authorisations, consents and approvals, sent all necessary notices provided for in the Shareholders’ Agreement in connection with entering into Finance Documents.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

15.27.       Effective Periods of the Representations and Warranties

15.27.1.	The Representations and Warranties set out in this Article (except for Representations and Warranties set forth in Clause 15.12.2). are given by the Borrower as at the Signing Date.

15.27.2.	The Borrower shall ensure that all Representations and Warranties (except for Representations and Warranties set forth in Article 15.11. (Registration), Article 15.14 (Taxation) and Article 15.16. (Legal Proceedings) remain true as if they were provided by the Borrower unchanged:

(A)	At the date of each Drawdown Request;

(B)	On each Drawdown Date; and

(C)	On the first day of each Interest Period.

15.27.3.	The Borrower shall ensure that all Representations and Warranties set forth in Article 15.14 (Taxation) remain true as if they were provided by the Borrower unchanged:

(A)	At the date of each Drawdown Request;

(B)	On each Drawdown Date.

16.	UNDERTAKINGS TO PROVIDE INFORMATION

16.1	Financial Statements

The Borrower shall provide the Credit Manager with the number of certified copies corresponding to the number of Creditors (bearing a mark on the method of sending of the document to an office of the Federal Tax Service of Russia, if applicable):

16.1.1	As soon as the same is prepared, but in any case on or before April 15 of each year — of the Borrower’s financial statements for the previous financial year prepared in accordance with RAS; and

16.1.2	As soon as the same is prepared, but in any case on or before May 16, August 15, and November 15 of each year — of the Borrower’s quarterly financial statements for the previous quarter ending on March 31, June 30, and September 30 of such year, accordingly, prepared in accordance with RAS.

16.1.3	As soon as the same is prepared, but in any case on or before:

(A)	in respect of the statements for 2018 – August 15, 2019; and

(B)	in respect of the statements for each subsequent year – July 1 of the year following the year under report of the audited consolidated financial statements of Solaredge Holdings for the previous financial year prepared in accordance with IFRS;

16.1.4.	As soon as the same is prepared, but in any case on or before September 1 of each year – of the consolidated management statements of Solarenge Holdings for the first six months of the respective year prepared in accordance with IFRS in the form attached hereto in Annex 14 (Form of Report).

16.1.5.	As soon as the same is prepared, but in any case on or before July 1 of the year following the year under report – of the management statements of each Debtor incorporated in the Republic of Cyprus, for the previous financial year prepared in accordance with IFRS in the form attached hereto in Annex 14 (Form of Report).

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

16.2	Confirmation of Compliance with the Financial Indicators

16.2.1	Along with each set of financial statements provided in accordance with Clauses 16.1.1 and 16.1.2, the Borrower shall provide the Credit Manager with a confirmation of financial indicators calculating the financial indicators contained in Article 17 (Undertakings to Comply with the Financial Indicators) as at the preparation date of such financial statements.

16.2.2	The confirmation of financial indicators should be drawn up in the form provided for in Annex 5 (Confirmation of Compliance with the Financial Indicators Form) and signed by the Borrower’s authorized representative.

16.3	Requirements to the Financial Statements

The Borrower shall ensure that each set of financial statements provided in accordance with Article 16.1 (Financial Statements) includes:

16.3.1	In case of each statement of the Borrower — the Borrower’s balance sheet and profit and loss statement, as well as information and explanation of the balance sheet; and

16.3.2	In case of each statement for the financial year of the Borrower — the Borrower’s cash flow statement, as well as information and explanation of the balance sheet; and

16.3.3	In case of each statement of each Debtor incorporated in the Republic of Cyprus – forms of accounting and other statements prepared in accordance with IFRS and reflecting the financial standing and operations of the respective Debtor or, in respect of Clauses 16.1.3 and 16.1.4., of the Debtor and other companies which statements are consolidated with the statements of the Debtor, as well as, in respect of Clause 16.1.3, the letter of the auditor.

16.4	End of the Financial Year

The Borrower shall ensure that the financial year of the Borrower ends December 31.

16.5	Information: Miscellaneous

The Borrower shall provide the Credit Manager (in the number sufficient for all Creditors, if requested by the Credit Manager):

16.5.1	Immediately, but in any case within three Business Days after it becomes aware, — with the information on any court, arbitration, or administrative proceedings that are conducted, pending, or may be initiated against the Debtor and which may result in liability exceeding 20,000,000 Russian rubles or its Equivalent as at the calculation date;

16.5.2	Immediately, but in any case within five Business Days after occurrence of the relevant circumstance:

(A)	With the information on any changes in the Debtor’s members (shareholders) owning (together with the Affiliates) 10% and more per cent of the participatory interests in the Debtor’s authorized capital or in beneficial owners that may control actions of, or give binding instructions to, the Debtor;

(B)	With the information on any change of the Borrower’s legal form; and

(C)	With the information on changes in the structure of the Debtor’s governing bodies or in the list of persons included in such bodies (including a change of the sole governing body and transfer of its functions to a managing company);

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

16.5.3	Immediately, but in any case within ten Business Days after receiving the relevant claim from the Credit Manager:

(A)	With the information and documents on the Debtor’s financial standing, property, and transactions (including explanations of any item in the financial statements, budgets, or any other documents provided in accordance with the Finance Documents), upon the request of the Credit Manager;

(B)	With the certificate showing the calculation of dividends and other payments, to which Article 18.12 (Payments to the Shareholders) applies, and confirmation of compliance with the restrictions set forth by the said Article;

16.5.4	Immediately, but in any case within ten Business Days after receiving the relevant claim from the Pledge Manager, with such information that the Pledge Manager may reasonably request on the property pledged under the Security Agreements and on the fulfilment of the conditions of any Security Agreement; and

16.5.5	Within ten Business Days after it becomes aware, with the information on any circumstances relating to the Debtors, which may have a Material Adverse Effect.

16.6	Notice of Default

16.6.1	The Borrower shall notify the Credit Manager of any Default (and measures, if any, taken to cure such Default) immediately after it becomes aware thereof.

16.6.2	Upon the request of the Credit Manager, the Borrower shall provide the Credit Manager with the statement signed by the Borrower’s authorized representative certifying that the Default was cured or, if the Default continues, detailing the measures taken to cure it.

16.7	Checking of the “Client Data”

16.7.1	If, as a result of:

(A)	Any changes in any applicable legislation after the Signing Date;

(B)	Any changes in the legal form of the Borrower, any other Debtor, or their shareholders (members); or

(C)	Assignment or transfer by any Creditor of all its rights and obligations or a part thereof under this Agreement to the party that was not the Creditor before such assignment or transfer, or replacement of the Pledge Manager or any other Finance Party in accordance with this Agreement, or any other change in the Parties to the Agreement;

The Credit Manager, the Pledge Manager, the Creditor, or any other Finance Party (or, in case of clause (C), a potential new party), by virtue of the legislation applicable to them, will have a duty to check the “client data” or to conduct similar client check procedures, and no necessary information was previously provided by the Borrower or any other Debtor, the Borrower shall, and shall ensure that the Debtors will, provide the Credit Manager (acting in its own name, in the name of the relevant Finance Party, or in the name of the potential new party) with the information and documents required for the Credit Manager, the relevant Finance Party, or the potential new party to comply with the “client data” check requirements applicable to them.

16.7.2	Each Finance Party shall provide the Credit Manager with the information and documents required for the Credit Manager to comply with the “client data” check requirements applicable to it.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

16.8	Intended Use of Funds

The Borrower shall, within 30 days after the Drawdown Date, provide the Credit Manager with the original of the register of performed payments, duly signed by an authorised person on behalf of the Borrower, in the form and substance satisfactory to the Credit Manager and confirming the intended use of the Credit, and (or) copies of other documents duly certified by the Borrower in the form and substance satisfactory to the Credit Manager and confirming the intended use of the Credit.

17.	UNDERTAKINGS TO COMPLY WITH THE FINANCIAL INDICATORS

17.1	Interpretation

17.1.1	The terms used in this Article and not defined in Article 1.1 (Terms) have the meanings specified below:

“EBITDA” means the Borrower's profit before taxes (line 2300 of the balance sheet):

(a)	Taking into account depreciation (credit turnover on account 02 “Depreciation of Fixed Assets” of the balance sheet);

(b)	Taking into account interest payable (line 2330 of the balance sheet);

(c)	Taking into account expenses for making payments (except for payments towards the payment of the Outstanding Credit) subject to payment by the Borrower in accordance with the Finance Documents, one-time non-operating expenses, including expenses on sum and exchange rate differences, expenses on currency sale and purchase, expenses for the previous years, expenses on disposal of fixed assets, inventories, investments and any other assets, and expenses on fixed assets and investments revaluation (line 2350 of the balance sheet);

(d)	Without taking into account interest receivable (line 2320 of the balance sheet);

(e)	Without taking into account income from participation in any other entities (line 2310 of the balance sheet); and

(f)	Without taking into account one-time non-operating income, including income from sum and exchange rate differences, income from currency sale and purchase, income for the previous years, income from disposal of fixed assets, inventories, investments and any other assets, and income from fixed assets and investments revaluation, and income from write-off of accounts payable, credits and loans granted (line 2340 of the balance sheet), in each case, without double-entry accounting.

“Revenue ” means the revenue from sales (line 2110 of the balance sheet).

“Test Date” means the last day of each Test Period.

“Cash and Cash Equivalents” mean the amount in “cash and cash equivalents” item in accordance with the latest statements of the Borrower.

“Extraordinary Income or Expense” means any extraordinary, one-time, or non-recurring income or expense.

“Current Liquidity Ratio” means the ratio between current assets (line 1200 of the balance sheet) and short-term liabilities (line 1500 of the balance sheet); however, short-term liabilities do not include prepaid income (line 1530 of the balance sheet) and provisions for future expenses (line 1540 of the balance sheet).

“Test Period” means:

(A)	In relation to Clause 17.2.1 — each period of three months ending March 31, June 30, September 30, or December 31;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(B)	In relation to Clause 17.2.2 — each period of 12 months ending December 31;

(C)	In relation to Clause 17.2.3(A) and Clause 17.2.3(C) — each period of 12 months ending March 31, June 30, September 30;

(D)	In relation to Clause 17.2.3(B) –period of three months ending September 30, 2020 and December 31, 2020.

“Advertising Expenses” means:

(A)	Payments for advertising services to the Advertising Partners.

(B)	Payments to any other persons, who are included in the calculation of financial indicators in accordance with this Article 17 (Undertakings to Comply with the Financial Indicators) as previously agreed upon by the Credit Manager acting based on the Consent of the Majority of Creditors.

“Financial Expenses” mean the aggregate amount of interest, including capitalized interest, commission fees, remuneration, early repayment fees, payments in relation to any liabilities for financial activities and any other payments that are financial expenses in accordance with RAS, paid, charged and (or) payable during the relevant period (except for principal repayment).

“Net Debt” means in relation to each Test Period:

(a)	Liabilities of the Borrower for financial activities, including indebtedness on credits and loans, including on bonded loans, and liabilities for leasing in accordance with RAS,

Less

(b)	Cash and Cash Equivalents,

In each case, as at the Test Date.

17.1.2	Unless otherwise is provided for by this Agreement, the accounting terms used in this Article 17 (Undertakings to Comply with the Financial Indicators) shall be interpreted in accordance with RAS.

17.1.3	The indicators specified in this Article 17 (Undertakings to Comply with the Financial Indicators) are verified based on the financial statements and the financial information provided in accordance with Clauses 16.1.1 and 16.1.2 as at each relevant Test Date.

17.2	Financial Indicators

17.2.1	Quarterly-Tested Financial Indicators

(A)	The Borrower undertakes to ensure compliance with the following indicators with regard to each relevant Test Period:

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Indicator	Each Test Period ending in 2019, beginning from the Test Period ending on September 30, 2019	Each Test Period ending in 2020	Each Test Period ending in 2021
Revenue	At least [***] Russian rubles	At least [***] Russian rubles	At least [***] Russian rubles
Sum of EBITDA value and Advertising Expenses	at least [***] Russian rubles	At least [***] Russian rubles	At least [***] Russian rubles
EBITDA	At least “-” [***] Russian rubles	At least “-” [***] Russian rubles	At least [***] Russian rubles

(B)	The Borrower shall ensure that with regard to each relevant Test Period, starting from the Test Period ending December 31, 2019, the Current Liquidity Ratio is at least 1.5:1.

(C)	The Borrower shall make the Warranties and Representations provided below to each Finance Party, as at the Signing Date. Each Finance Party relies on such warranties and representations of the Borrower and their reliability is material for the Finance Parties:

Each finance indicator specified in the table below is true and accurate in relation to each relevant Test Period:

Indicator	Test Period ending on December 31, 2018	Each Test Period ending on March 31, 2019 and June 30, 2019
Revenue	At least [***] Russian rubles	At least [***] Russian rubles
Sum of EBITDA value and Advertising Expenses	At least [***] Russian rubles	For the Test Period ending on March 31, 2019 - at least [***] Russian rubles For the Test Period ending on June 30, 2019 - at least [***] Russian rubles
EBITDA	At least “-” [***] Russian rubles	At least “-” [***] Russian rubles

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

17.2.2	Yearly-Tested Financial Indicators

The Borrower undertakes to ensure compliance with the following indicators with regard to each relevant Test Period:

Indicator	Each Test Period ending in 2019	Each Test Period ending in 2020	Each Test Period ending in 2021
Sum of EBITDA value and Advertising Expenses	At least [***] Russian rubles	At least [***] Russian rubles	At least [***] Russian rubles
EBITDA	At least “-” [***] Russian rubles	At least [***] Russian rubles	At least [***] Russian rubles

17.2.3	Other Financial Indicators

(A)	The Borrower undertakes to ensure compliance with the following indicators with regard to each relevant Test Period:

Indicator	Each Test Period ending in 2019, beginning from the Test Period ending on September 30, 2019	Each Test Period ending in 2020	Each Test Period ending in 2021
Sum of EBITDA value and Advertising Expenses	At least [***] Russian rubles	At least [***] Russian rubles	At least [***] Russian rubles

(B)	The Borrower shall ensure that EBITDA for the relevant Test Period

(1)	ending on September 30, 2020 – is at least [***] Rubles; and

(2)	ending on December 31, 2020 – is at least [***] Rubles.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(C)	The Borrower shall make the Warranties and Representations provided below to each Finance Party, as at the Signing Date. Each Finance Party relies on such warranties and representations of the Borrower and their reliability is material for the Finance Parties:

Each finance indicator specified in the table below is true and accurate in relation to each relevant Test Period:

Indicator	Each Test Period ending on March 31, 2019 and June 30, 2019
Sum of EBITDA value and Advertising Expenses	At least [***] Russian rubles

18.	GENERAL OBLIGATIONS

18.1	Authorizations and Corporate Approvals

18.1.1	The Borrower shall, and shall ensure that each other Debtor will, timely obtain, ensure validity, and comply with the terms and conditions of any authorizations, consents, and approvals required pursuant to the applicable legislation to perform its obligations under the Transaction Documents, to which it is a party.

18.1.2	The Borrower shall ensure that it and each other Debtor timely obtain, ensure validity, and comply with the terms and conditions of all material authorizations, consents, and patents required pursuant to any applicable legislation to carry out its business activities of the relevant Debtor as they were carried out as at the Signing Date, non-obtaining, invalidity or non-compliance with which may have a Material Adverse Effect.

18.2	Complying with the Laws

The Debtor shall ensure that it and each other Debtor will comply with all requirements of the applicable legislation, except where any violation of the said requirements does not and cannot result in a Material Adverse Effect.

18.3	Complying with the Anti-Corruption Laws

The Borrower shall ensure that it and each other Debtor will:

18.3.1	Carry out its business activities in accordance with the anti-corruption legislation, except where any violation of such legislation does not and cannot result in a Material Adverse Effect; and

18.3.2	Approve and ensure use of the internal policies and procedures aimed at ensuring compliance with the requirements of such legislation.

18.4	No Encumbrance of Assets

The Borrower shall not create or permit any Encumbrance in relation to its property as well as shall not create or permit any Encumbrance in relation to the property of any other Debtors, except for the Permitted Encumbrance.

18.5	Alienation of Assets

18.5.1	The Borrower shall not, and shall not allow Fastrunner Investments and Mimons Investments to, sell, lease, or otherwise alienate any of its assets or property, except for the Permitted Alienation.

18.5.2	The Parties agree that the Borrower’s granting of non-exclusive rights to use the Software provided to third parties as part of the Borrower's Ordinary Course of Business under the terms of the license agreement posted on the website https://www.cian.ru/help/about/oferta-natural/, does not constitute a violation of the obligations provided for in Clause 18.5.1.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

18.6	Transactions

The Borrower shall ensure that it and each other Debtor will enter into transactions with any parties solely on arm’s length conditions, except for

18.6.1	transactions performed between the Debtors which are not the Borrower;

18.6.2	transactions performed between the Borrower and other Debtors, provided:

(A)	the price of the transaction under which the Borrower is a debtor (in the meaning of article 307 of the Civil Code of the Russian Federation) is not excessive in comparison with the market price;

(B)	the price of the transaction under which the Borrower is a debtor (in the meaning of article 307 of the Civil Code of the Russian Federation) is not underestimated in comparison with the market price; and

18.6.3	transactions based on a prior written consent of the Credit Manager acting in accordance with the Consent of the Majority of Creditors.

18.7	Issue of Loans and Suretyships

18.7.1	The Borrower shall not, and shall not allow any other Debtor to, have any rights and duties of a creditor in relation to any Financial Indebtedness, except for the Permitted Loans.

18.7.2	The Borrower shall not, and shall not allow any other Debtors to, act as a guarantor or a surety in relation to the obligations of any person, except for the Permitted Suretyships.

18.8	Financial Indebtedness

The Borrower shall not, and shall not allow any other Debtor to, make any transactions, in which the Borrower or any other Debtor incurs Financial Indebtedness, and shall not permit outstanding Financial Indebtedness, except for the Permitted Financial Indebtedness.

18.9	No Reorganization or Decrease in the Authorized Capital

The Borrower shall not, and shall not allow any other Debtor to, reorganize or decrease the authorized capital without a prior written consent of the Credit Manager acting under the Consent of the Majority of Creditors.

18.10	Pari Passu Ranking of Claims

The Borrower shall ensure that at any time any claims of any Finance Party against the Borrower under the Finance Documents are ranked at least pari passu as the claims of all other unsecured and unsubordinated creditors of the Borrower, except for the claims of the creditors, which priority is established by the legislation.

18.11	No Amendments

18.11.1	The Borrower shall not amend without preliminary written consent of the Credit Manager, and shall not allow other Debtors to amend without preliminary written consent of the Credit Manager:

(A)	Transaction Documents;

(B)	Their constituent documents, if such amendments relate to:

(1)	Legal form;

(2)	Issue (placement) of shares;

(3)	Amount of the charter (share) capital;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(4)	Procedure for the election of the General Director and (or) another person authorised to act on behalf of the company, and (or) procedure for transfer of the powers of the sole executive body of the managing company and (or) the manager;

(5)	Structure and competence of the managing bodies and procedure for adoption of their decisions (including procedure and (or) necessity to adopt decisions in respect of major transactions and related party transactions);

(6)	Procedure and consequences of withdrawal of a member from the company;

(7)	Transfer (alienation) of participatory interests (shares), as well as restriction or setting conditions in respect of such transfer (alienation);

(8)	The volume of rights and obligations granted to the members (shareholders), as well as transfer of such rights and obligations; and (or)

(9)	Pledge of participatory interests (shares) and establishing another encumbrance in respect of participatory interests (shares);

except for amendments to be made in accordance with the applicable legislation.

18.11.2	Without a prior written consent of the Credit Manager acting under the Consent of the Majority of Creditors, the Borrower shall not, and shall not allow any other Debtor and shareholders (participants) of the Borrower and other Debtors to, enter into any shareholders agreement, corporate agreement, or any other agreement for exercise of rights of shareholders (members), except for the Shareholders’ Agreement.

18.11.3	In case of receipt of a prior written consent of the Credit Manager to enter into the agreement specified in Clause 18.11.2, the Borrower shall provide the Credit Manager with a copy of such agreement immediately after entering into it.

18.12	Payments to the Shareholders

18.12.1	Except for the Permitted Payments, the Borrower shall not, and shall not allow any other Debtor to:

(A)	Declare, make or pay any dividends, charges, fees or any other distributions (or interest on any unpaid dividends, charges, fees or any other distributions) (whether in cash or in kind) in relation to its authorized capital (or any class of shares in its authorized capital);

(B)	Repay or distribute any dividends or share premiums;

(C)	Pay any management, consulting, or any other commission fee to shareholders (members) of the relevant Debtor;

(D)	Redeem, acquire, cancel, write off, or repay shares (authorized capital) of the relevant Debtor or make a decision thereon; and

(E)	Distribute any provision for dividend payment or any other similar payments.

18.12.2	Except for the Permitted Payments, the Borrower shall not, and shall not allow any other Debtor to, make any payments under any Shareholders Loan Agreement.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

18.13	Taxation

The Borrower shall ensure on its behalf, as well as on behalf of each other Debtor, the timey and due payment of all Taxes and other mandatory payments to the budget and (or) extra-budget funds, collected from the respective Debtor and in respect of its property (assets), within the prescribed time limits, without imposing fines or penalties, except for the cases when:

18.13.1.	the amount of indebtedness of this Debtor, together with the indebtedness of all Debtors in respect of the Taxes and other mandatory payments to the budget and (or) extra-budget funds does not exceed 20,000,000 Russian rubles (or its Equivalent in any other currency); or

18.13.2.	the following conditions are met in respect of the amount of indebtedness:

(A)	the payment is challenged in good faith, according to the procedure provided for by the law;

(B)	adequate reserves are established for such challenged indebtedness; and

(C)	the legislation stipulates a period in respect of such payment, during which it is allowed not to make such payment, and such period has not expired.

18.14	Change in Nature of the Business Activities

The Borrower shall not, and shall ensure that any other Debtor will not, make any material changes in the main lines of its business activities as compared to the business activities carried out as at the Signing Date.

18.15	Net Assets

The Borrower shall ensure that, as at the end of each financial half-year during the term of this Agreement, the Borrower’s net assets determined based on the financial statements under RAS are positive.

18.16	Insurance

The Borrower shall, and shall ensure that any other Debtor will, insure property and liability of the relevant Debtor to the extent and against such risks as is provided for by the applicable legislation.

18.17	Opening of Accounts

The Borrower shall refrain from opening new accounts, except for the accounts with the Original Creditors, without a prior written consent of the Credit Manager.

18.18	Right of Access

18.18.1	Upon the reasonable request of the Credit Manager, the Borrower shall, and shall ensure that any other Debtor will, provide the Credit Manager and (or) its auditors or other professional consultants with a free access to the premises, assets, and primary accounting and tax accounting documents (in hard copy or in electronic form) of the Borrower and any other Debtor.

18.18.2	The Borrower shall, upon the request of the Credit Manager or any Creditor (based on the applicable legislation and (or) the requirements of the Bank of Russia) and (or) the representatives (employees) of the Bank of Russia, and shall ensure that the Pledgers will:

(A)	Take all actions necessary for the representatives (employees) of the Bank of Russia to familiarize themselves with the activities of the Borrower and any other Pledger on site, including providing the representatives (employees) of the Bank of Russia with a free access to the premises and assets of the Borrower and any other Pledger and to the documents in relation to the activities of the Borrower and any other Pledger; and

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(B)	Provide the Credit Manager, the relevant Creditor, and the representatives (employees) of the Bank of Russia with any documents and information requested by them (including those requested by the Bank of Russia from the Creditor) and take any other actions based on the requirements of the Bank of Russia (including those necessary for inspection by the representatives (employees) of the Bank of Russia of the pledged item under the Pledge Agreements at the place of its storage (location)).

18.18.3	If it is practicable and permitted by the applicable legislation, the Credit Manager shall send to the Borrower a notice on the receipt of the claim of the Bank of Russia on examination of the subject of the pledge under the Pledge Agreements and familiarization with the activities of the Borrower and other Pledgers directly on-site.

18.19	Additional General Obligations

18.19.1	The Borrower shall ensure that all actions are timely taken and all documents (including on assignment under condition, transfer, pledge, as well as notices, directives, and instructions) specified by the Pledge Manager and drawn up in the form reasonably required by the Pledge Manager, taking into account the interests of the Pledge Manager and the Creditors, are executed in order to:

(A)	Execute the Encumbrance, which occurs by virtue of the Pledge Agreements, certified or implied by them (including executing the pledge, assignment, or any other Encumbrance in relation to the assets or a part thereof that are subject matter of the Pledge Agreements) to ensure exercise of rights, powers, and remedies of the Pledge Manager and the Finance Parties as provided for by, or in accordance with, law or the Finance Documents;

(B)	In case of loss of the property that is the subject matter of the Pledge Agreements, provide the Pledge Manager and the Finance Parties with the security, which subject matter is its property and assets, regardless of their location (country), which is equivalent or similar to the security to be provided under the Pledge Agreements; or

(C)	Facilitate sale of property (assets) items that are the subject matter of the security pursuant to the Pledge Agreements or specified as their subject matter.

18.19.2	The Borrower shall ensure that all necessary actions are taken within the powers granted (including submitting the documents and performing registration) for establishment, final execution, protection and continued validity of the security created in accordance with the Security Agreements, which is provided to the Pledge Manager and the Finance Parties in accordance with the Finance Documents or expected to be provided to them under the Finance Documents.

18.19.3	The Borrower shall, at its own expense, take any actions and sign any documents that may be requested by the Finance Party for exercising and protecting its rights provided for by the Finance Documents.

18.20	Subsequent Conditions

The Borrower shall ensure that documents and information specified in Annex 10 (Subsequent Conditions) are provided to the Credit Manager within the time specified in it.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

19.	EVENTS OF DEFAULT

19.1	Events of Default

19.1.1	Each case, event, or circumstance described in this Article 19 (except for this Article 19.1 and Article 19.16 (Acceleration)) shall be an Event of Default.

19.2	Non-Payment

Non-payment by the Debtor of any amount payable under the Finance Documents when due in such place and in such currency, in which its payment is provided for, except where the following conditions are met:

19.2.1	Such non-payment is caused by any technical or administrative error or by the Technical Deficiency; and

19.2.2	Payment is made within five days of the established payment date.

19.3	Violation of Financial Indicators and Any Other Violations

19.3.1	Non-compliance by the Borrower with any obligation stipulated by Article 17.2 (Financial Indicators).

19.3.2	Non-compliance by the Borrower with any obligation stipulated by Article 3 (Purpose).

19.3.3	Non-compliance by the Borrower with any obligation stipulated by Clause 18.12.2.

19.3.4	Non-compliance by the Borrower with any obligation stipulated by Article 18.13. (Taxation), Event of Default in accordance with this Clause 19.3.4. shall not be deemed to occur if such non-compliance can be remedied and is remedied within 30 days after the earliest of the following two dates: (1) date of sending by the Credit Manager of a notice to the Borrower and (if applicable) to another Debtor on such non-compliance, or (2) the date when the Borrower or (if applicable) another Debtor became aware of such non-compliance.

19.4	Other Obligations

19.4.1	Non-compliance by the Debtor of any provision of the Finance Document in accordance with the terms and conditions of the Finance Documents (except for those specified in Article 19.2 (Non-Payment) and in Article 19.3 (Violation of Financial Indicators and Any Other Violations)).

19.4.2	The Event of Default in accordance with Clause 19.4.1 shall not be deemed to have occurred if such non-compliance may be cured and is cured:

(A)	In relation to the obligations provided for by Article 16.1 (Financial Statements), — within 30 days from the end date of the respective period set forth in Article 16.1 (Financial Statements); or

(B)	In relation to any other obligations provided for by the Finance Documents, — within 30 days after the earliest of: (1) the date the Credit Manager sends a notice to the Borrower and (if applicable) to any other Debtor of such non-compliance, or (2) the date, on which the Borrower or (if applicable) any other Debtor becomes aware of such non-compliance.

19.5	Deceiving

19.5.1	Any warranty or representation (including the Warranties and Representations) made by the Borrower or any other Debtor in the Finance Documents or in connection with them or any documents provided by the Borrower or any other Debtor in connection with the Finance Documents appear to be untrue, inaccurate, ineffective, invalid, or deceiving at the time such warranty or representation is made.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

19.5.2	Non-performance by any Debtor of the obligation to ensure that any warranty or representation made by it in the Finance Documents or in connection with them remains true as at the respective date specified in Article 15.27 (Effective Periods of the Representations and Warranties).

19.6	Default on Obligations to Third Parties

19.6.1	Any Debtor fails to pay for any Financial Indebtedness when due (or within the grace period agreed upon in advance).

19.6.2	Any Financial Indebtedness of any Debtor is declared or otherwise becomes subject to early repayment as a result of occurrence of any Event of Default, breach of obligations, or default of any nature.

19.6.3	Any creditor of any Debtor is entitled to declare any Financial Indebtedness of such Debtor being subject to early repayment as a result of occurrence of any Event of Default, breach of obligations, or default (of any nature).

19.6.4	The Event of Default in accordance with this Article 19.6 is not deemed to have occurred if the aggregate amount of the Financial Indebtedness specified in this Article 19.6 in respect of all Debtors does not exceed 50,000,000 rubles (or the Equivalent of this amount in another currency).

19.7	Insolvency

Any case or event listed below occurs to the Debtor:

19.7.1	The Debtor meets the criterion for insufficient property or meets the criterion or gives reasons for taking measures to prevent bankruptcy in accordance with the Bankruptcy Law or any other law applicable to such Debtor;

19.7.2	The Debtor is unable or acknowledges its inability to perform its financial obligations;

19.7.3	The Debtor’s financial standing gives reasons for taking measures to prevent bankruptcy in accordance with the Bankruptcy Law or any other law applicable to such Debtor;

19.7.4	The net assets of the Debtor registered in accordance with the legislation of the Russian Federation, determined in accordance with Order of the Ministry of Finance of Russia No. 84н dated August 28, 2014 On Approval of the Procedure for Determination of Net Asset Value are:

(A)	As at the end of each quarter — less than zero; and

(B)	As at the end of each financial year — less than the authorized capital of the said Debtor;

19.7.5	A court or a state authority declares a moratorium on any indebtedness of the Debtor; or

19.7.6	The Debtor meets any other bankruptcy criterion set forth by the Bankruptcy Law or any other law applicable to the Debtor.

19.8	Procedures of Insolvency

Performance of one of the following actions with respect to the Debtor:

19.8.1	Carrying out of financial rehabilitation and other measures to prevent bankruptcy;

19.8.2	Initiation of a liquidation or bankruptcy procedure or appointment of a liquidation commission or similar body or official;

19.8.3	Submission to a court of the Debtor's application to recognize the Debtor as bankrupt or to liquidate it (or any other similar procedure) or rendering by the court of a ruling on acceptance of such application;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

19.8.4	Submission to a court of an application of any creditor of the Debtor to recognize the Debtor as bankrupt or to liquidate the Debtor (or to apply any other similar procedure), except for the cases when then court, within 30 days from the date of rendering a ruling on acceptance of the said application (the “Period of Application Examination”), renders a ruling to dismiss introduction of supervision and to dismiss the application without hearing on the merits, the ruling to dismiss introduction of supervision and terminate the proceedings in the bankruptcy case, the ruling to remit the application, the ruling to terminate the bankruptcy case, the judgement to refuse to declare bankrupt or any other analogous judicial act which will result in termination of the proceedings in the bankruptcy case or dismissal to initiate such proceedings, and the Event of Default specified in this Clause 19.8.4. shall be deemed to occur on the earliest of the following dates:

(A)	Date of rendering by the court of a ruling on recognising the applicant’s claims as grounded and introduction of supervision or introduction of another bankruptcy procedure or the date of rendering another analogous judicial act; or

(B)	The date of termination of the Period of Application Examination.

19.8.5	Introduction of supervision, receivership, financial rehabilitation, bankruptcy management or reorganization (or any other similar procedure);

19.8.6	Appointment of liquidator, temporary manager, administrator, bankruptcy manager or any other person performing similar functions;

19.8.7	Convening or announcement of an intent to convene a meeting of creditors to consider a settlement agreement in the framework of the bankruptcy procedure of the Debtor;

19.8.8	Convening of a meeting of shareholders, directors or other officials of the Debtor incorporated in the Republic of Cyprus in order to consider a decision on (i) liquidation (in any form), reorganization, supervision, receivership or administrative management in relation to the Debtor or on appointment of a liquidator, administrative manager, administrator, manager or any other person performing similar functions or (ii) on submission of application or any documents to court or Department of Registrar of Companies in Cyprus (as relevant) in relation to the above-mentioned actions or making by shareholders, directors or any other officials of a relevant decision;

19.8.9	Initiating of any other bankruptcy procedure set forth by the Bankruptcy Law or any other law applicable to such Debtor;

19.8.10	Sending by the Borrower of a notice on reorganization (including in the form of merger, acquisition, combination, spin-off, split-up), liquidation or decrease of the authorized capital of the Debtor, except for a cases of availability of a prior written consent of the Credit Manager acting under the Consent of the Majority of Creditors; and

19.8.11	Levying of execution on any property of the Debtor.

19.9	Forcible Withdrawal or Restriction on Disposal of Property

Seizure, confiscation, nationalization, requisition, levying of execution or any other forcible withdrawal or restriction on disposal in relation to the Debtor's property, which cost is equal to or exceeds fifteen per cent of the balance value of assets in accordance with the latest financial statement, which is not terminated and is not cancelled within ten days.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

19.10	Repudiation of or Termination of the Agreements

The Debtor takes actions aimed at challenging the validity or proper approval, challenging of conclusion or termination of any Finance Document.

19.11	Unlawfulness and Invalidity

19.11.1	Taking into consideration the Legal Reservations, performance by the Debtor of any of its obligations under the Finance Documents ceases to comply with the legislation.

19.11.2	Taking into consideration the Legal Reservations, any obligation of the Debtor under any Finance Document is not or ceases to be valid and legally enforceable.

19.11.3	Any Finance Document is non-concluded in accordance with law applicable to such Finance Document.

19.12	Cessation of Business

The Debtor suspends or terminates (or warns about suspension or termination)

19.12.1.	all its business activity; or

19.12.2.	substantial part of its business activity, if such suspending or termination results in or can result in the Material Adverse Effect.

19.13	Court and Administrative Proceedings and Decisions

19.13.1	Initiation of any court, administrative, commercial court or arbitration proceedings:

(A)	With regard to the Finance Documents or transactions stipulated by the Finance Documents; or

(B)	In relation to the Debtor or its assets, if the total amount of all claims in all proceedings exceeds 50,000,000 Russian rubles (or its Equivalent in other currency (currencies)).

19.13.2	The Debtor does not perform or does not pay:

(A)	If the period is stipulated by the law or any judgement – within the respective period; or

(B)	If the respective periods are not stipulated by the law or any judgement - immediately any amount payable by it based on any final and non-appealable court or arbitration decision rendered or awarded by any competent court or arbitration court, if the amount payable by any Debtor in the aggregate with the amounts payable by other Debtors in accordance with the said judgements, exceeds 50,000,000 Russian rubles (or its Equivalent in other currency (currencies)).

19.14	Material Adverse Effect

Occurrence of any event or circumstance, which, in a reasonable opinion of the Majority of Creditors, has or reasonably likely may have the Material Adverse Effect.

19.15	Ownership Structure Chart

19.15.1	Any change in the structure of direct or indirect ownership of participatory interests in the authorized capital of any Debtor and (or) issued ordinary shares of any Debtor as compared to the Ownership Structure Chart.

19.15.2	The Event of Default in accordance with Clause 19.15.1. shall not be deemed occurred, if due to a changes in the structure of a direct or indirect ownership of participatory interests in the authorized capital of the said Debtor and (or) issued ordinary shares of the said Debtor, the owners of the said participatory interests and (or) shares together lose the right of a direct or indirect ownership in respect of the participatory interests and (or) shares amounting in the aggregate to no more than 20 per cent of the authorized capital of the said Debtor and (or) of the total number of issued ordinary shares of the said Debtor as compared to the Ownership Structure Chart.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

19.16	Acceleration

In case of occurrence of any Event of Default and at any moment upon occurrence of any Event of Default, which continues, the Creditors (subject to obtaining of the Consent of the Majority of Creditors) are entitled:

19.16.1	Not to provide monetary funds to the Borrower under this Agreement; and (or)

19.16.2	To require the Borrower and (or) the Guarantor (as relevant) to perform immediate early repayment of the Outstanding Credit or any part of it, including accrued interest, commission fees, remuneration and any other amounts due and payable to the Finance Parties under the Finance Documents (and the Borrower shall immediately perform early repayment and pay all such amounts as well as ensure performance of the relevant obligations of each Guarantor); and (or)

19.16.3	Reserve the right to require the Borrower and (or) the Guarantor (as relevant) to perform immediate early repayment of the Outstanding Credit or any part of it, including accrued interest, commission fees, remuneration and any other amounts due and payable to the Finance Parties under the Finance Documents at any moment; and (or)

19.16.4	Reserve the right to levy execution on the property being a pledged item under the Security Agreements

The relevant rights shall be exercised through sending by the Credit Manager (as instructed by the Majority of Creditors) of a notice to the Borrower and other Debtors (as relevant). Any consequences stipulated by such a notice shall enter into force immediately upon sending of such a notice.

20.	CREDIT SECURITY

20.1	Pledge Agreements

Each Creditor confirms hereby that it knows the content of each Pledge Agreement and approves its signing by the Pledge Manager.

20.2	Status of the Creditors and Appointment of the Pledge Manager

20.2.1	The Parties acknowledge and agree hereby that all Creditors, Credit Manager and Pledge Manager, also being the Creditor, have shared claims against the Borrower, and, in accordance with Article 335[1] of the Civil Code, they are joint and several co-pledgees under the Pledge Agreements having rights of equal seniority.

20.2.2	Pursuant to Article 356 of the Civil Code, each Creditor (excluding the Creditor which acts as the Pledge Manager) and the Credit Manager hereby entrust the Pledge Manager to:

(A)	Conclude in the name and on behalf of the Finance Parties the Pledge Agreements with the Pledgers (including amendments to such Pledge Agreements stipulated by this Agreement or approved with the Consent of the Majority of Creditors or Consent of all Creditors in the cases stipulated by Article 26 (Amendment of Finance Documents));

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(B)	Sign all documents required to perform registration of the relevant Pledge Agreements, encumbrances arising out of the relevant Pledge Agreements, assignment of rights under the relevant Pledge Agreements, sending of messages to a notary as well as notices about occurrence of a pledge, notices about changes in a pledge, notices about exclusion of information about a pledge (excluding the actions which in accordance with the applicable legislation or Finance Documents shall be taken by the Borrower and (or) Pledger); and

(C)	Exercise all rights and duties of a pledgee under such Pledge Agreements.

For the avoidance of doubt, the Parties acknowledge that this Agreement (in its relevant part) is, among other things, the pledge management agreement. The Parties agree that the Creditor may perform functions of the Pledge Manager.

20.2.3	The Parties acknowledge and agree that, when concluding the Pledge Agreements on behalf of the Finance Parties and exercising rights and duties of a pledgee under the Pledge Agreements, the Pledge Manager shall exercise rights of a pledgee only in the interests of all Finance Parties being such Finance Parties at any time, until full performance by the Debtors of their obligations under the Finance Documents as set forth in this Agreement. Assignment of rights by the Existing Creditor (within the context of Article 21.2 (Assignment of Rights and Transfer of Obligations by the Creditors)) to the New Creditor shall not affect the rights and obligations of the Pledge Manager and Creditors stipulated by this Agreement.

20.2.4	The Creditors undertake hereby not to exercise independently their rights and duties as pledgees, including not to lay any claims against the Debtors and not to levy execution upon assets and property of the Pledgers, excluding cases of termination of this pledge management agreement in accordance with clause 5 of Article 356 of the Civil Code. At the same time, the Creditors and the Borrower agree to take upon request of the Pledge Manager any necessary actions (including participation in court sessions as co-claimants) and sign and issue to the Pledge Manager any necessary documents, including powers of attorney, which, in a reasonable opinion of the Pledge Manager, are required by the legislation and (or) a court to exercise rights and perform obligations of the Pledge Manager stipulated by the Finance Documents.

20.2.5	Exercising by the Pledge Manager of rights and duties of a pledgee under the Pledge Agreement shall not prevent the Pledge Manager from performing any banking transactions with the Debtors, including maintaining of banking accounts, provision of credits and attraction of deposits. If the Pledge Manager is also the Creditor under this Agreement, then it has the same rights and obligations under the Finance Documents as any other Creditor and may exercise these rights and perform obligations as if it were not the Pledge Manager.

20.2.6	The Pledge Manager shall not be liable to the Creditors for its acts (or omission) if it acts (or refrains from acts) in accordance with the Consent of the Majority of Creditors or all Creditors.

20.2.7	The Pledge Manager shall be liable to the Parties (excluding the Creditor which acts as the Pledge Manager) only for direct losses, proven in a court of law, which were caused by the Pledge Manager intentionally or as a result of gross negligence.

20.2.8	The Creditors (except for the Creditor performing the Pledge Manager’s functions) and the Pledge Manager do hereby confirm that the Pledge Manager performs its functions without and regardless of issuing a power of attorney to it.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

20.3	Rights and Duties of the Pledge Manager

20.3.1	The Pledge Manager shall:

(A)	Conclude as a pledgee in the name and on behalf of the Finance Parties the Pledge Agreements, including amendments to such Pledge Agreements, stipulated by this Agreement or approved with the Consent of the Majority of Creditors or Consent of all Creditors in the cases stipulated by Article 26 (Amendment of Finance Documents)) with the Pledgers; and

(B)	Exercise all rights and duties of a pledgee under the Pledge Agreements in accordance with the terms and conditions of the Finance Documents.

In particular (but not limited to this), the Pledge Manager shall take all necessary measures to perform registration of the relevant Pledge Agreements, encumbrances arising out of the relevant Pledge Agreements, assignment of rights under the relevant Pledge Agreements, sending of messages to a notary as well as notices about occurrence of a pledge, notices about changes in a pledge, notices about exclusion of information about a pledge (excluding the actions which in accordance with the applicable legislation or Finance Documents shall be taken by the Borrower and (or) the relevant Pledger) within the time-limits specified in the relevant Finance Document.

20.3.2	Immediately upon acquiring by any Creditor, other than the Original Creditors, of any rights or obligations under the Finance Documents in accordance with the provisions of Article 21.2 (Assignment of Rights and Transfer of Obligations by the Creditors), the Pledge Manager shall take any actions necessary to perform registration of the pledge management agreement contained in this Agreement and (or) sending to a notary of a notice about conclusion of the pledge management agreement contained in this Agreement as well as take any other actions necessary to register the Finance Parties as joint and several co-pledgees under the Pledge Agreements.

20.3.3	The Pledge Manager may at its own discretion exercise any rights of a pledgee stipulated by the Pledge Agreements, excluding a right to levy execution upon the property being a pledged item under the Pledge Agreements, which may be sold only subject to the Consent of the Majority of Creditors, which should specify judicial or non-judicial levying of execution as well as determine a method for sale of the pledged item.

20.3.4	The Pledge Manager levies execution upon the pledged item according to the procedure provided for in the relevant Pledge Agreement and at the same time:

(A)	Property received by the Pledge Manager in the interests of the Finance Parties as a result of levy of execution upon a pledged item under the Pledge Agreements as well as any payments of insurance indemnity in relation to the property pledged under the Pledge Agreements shall come into the shared ownership of the Finance Parties pro rata to sizes of their claims secured by pledge and between the Creditors — according to the Pro Rata Share of each Creditor; and

(B)	If, despite the provisions of Clause 20.3.4(A), the property received by the Pledge Manager in the interests of the Finance Parties as a result of levy of execution upon the pledged item under the Pledge Agreements comes into the ownership of the Pledge Manager, then the Pledge Manager undertakes to act in accordance with instructions of the Majority of Creditors subject to the relevant Consent in order to sale (alienate) the said property and distribute the received funds between the Finance Parties pro rata to the amount of their claims secured by pledge, and between the Creditors, in accordance with the Pro Rata Share of each Creditor (unless specified otherwise in the Consent of the Majority of Creditors).

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

20.3.5	The Monetary Funds received by the Pledge Manager as a result of levy of execution upon property being the pledged item under the Pledge Agreements as well as any payments of insurance indemnity in relation to the property pledged under the Pledge Agreements and (or) as a result of its subsequent sale pursuant to Articles 20.3.3 and 20.3.4 and the monetary funds remaining after compensation of expenses of the Pledge Manager to levy of execution and payment of any other mandatory payments shall be credited to the Account of the Pledge Manager and then shall be distributed by the Pledge Manager between the Finance Parties pro rata to sizes of their claims secured by pledge and between the Creditors — according to the Pro Rata Share of each Creditor.

20.4	Replacement of the Pledge Manager

20.4.1	The Creditors may, and in case of presence of signs of bankruptcy in relation to Pledge Manager or availability of petition at the court to declare the Pledge Manager bankrupt or availability of an application for liquidation of the Pledge Manager, revocation of a banking licence of the Pledge Manager, the Creditors undertake to terminate subject to the Consent of the Majority of Creditors powers of the Pledge Manager since the date specified in the relevant Consent of the Majority of Creditors and to determine a candidature of a new pledge manager from among the Creditors (excluding the Creditor exercising functions of the Pledge Manager as at the date of making of the relevant decision by the Creditors) (hereinafter referred to as the “New Pledge Manager”). Each Creditor and Borrower hereby gives its consent to replacement of the Pledge Manager with the New Pledge Manager in accordance with the provisions of this Article 20.4 (Replacement of the Pledge Manager).

20.4.2	The Pledge Manager may unilaterally refuse to perform powers of a pledge manager subject to notification by the Pledge Manager of each Creditor and Credit Manager at least 30 days prior to the anticipated date of termination of powers of the Pledge Manager. The Creditors undertake by the Consent of Majority of Creditors to determine a candidature of the New Pledge Manager on or before the anticipated date of termination of powers of the Pledge Manager.

20.4.3	The Creditors shall ensure that the New Pledge Manager started to perform its duties of a pledge manager specified in Article 20.3 (Rights and Duties of the Pledge Manager) since the date of termination of powers of the Pledge Manager. The Pledge Manager shall at its own cost sign and transfer any documents possessed by the Pledge Manager, which the New Pledge Manager may reasonably request for the purposes of performing its functions as the Pledge Manager under the Pledge Agreements.

20.4.4	The Parties agree that the New Pledge Manager will become a party of this Agreement as a pledge manager upon the date of signing of an agreement on making amendments to this Agreement and, in the cases stipulated by the applicable laws, to the Pledge Agreements, unless such agreement provides for any other date. Upon occurrence of the relevant date, any mention of the Pledge Manager in this Agreement will relate to the New Pledge Manager. For the avoidance of doubt, appointment of the New Pledge Manager in accordance with this Agreement shall not be a termination of the pledge management agreement within the context of Clause 20.2.4.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

20.4.5	Since the date of appointment of the New Pledge Manager, the New Pledge Manager shall ensure opening of a new nominal account in favour of the Finance Parties as beneficiaries of such account and notify the Borrower and Finance Parties about replacement of the Account of the Pledge Manager.

20.4.6	The Parties agree that the provisions of this Agreement related to the rights and duties of the Pledge Manager may be changed by an additional agreement to be concluded between the Borrower, Credit Manager, Pledge Manager and Creditors (except for the Creditor which performs functions of the Pledge Manager). A content of such additional agreement shall be approved before its conclusion by the Consent of the Majority of Creditors, which may stipulate a right of a single Creditor to conclude such agreement with the Pledge Manager on behalf of and in the interests of all Creditors (except for the Creditor which performs functions of the Pledge Manager). The Creditors shall provide necessary documents and powers of attorney to ensure conclusion of a single Creditor of such additional agreement on behalf of all Creditors (except for the Creditor which performs functions of the Pledge Manager).

21.	REPLACEMENT OF THE PARTIES

21.1	Assignment by the Debtors

The Borrower is not entitled to assign its rights or transfer its obligations under the Finance Documents without a prior written consent of all Creditors and the Borrower shall ensure that other Debtors do not assign their rights and do not transfer their obligations under the Finance Documents without a prior written consent of all Creditors.

21.2	Assignment of Rights and Transfer of Obligations by the Creditors

21.2.1	Subject to the provisions of this Article 21.2 (Assignment of Rights and Transfer of Obligations by the Creditors) as well as subject to compliance with the provisions of Article 16.7 (Checking of the “Client Data”) and the provisions of clause 7 of Article 8 of the Syndicated Credit Law, the Creditor (hereinafter referred to as the “Existing Creditor”) may at any time:

(A)	Without the prior consent of the Borrower:

(1)	Fully or partially assign its rights (including any rights to take any unilateral actions under the Finance Documents) under the Finance Documents to the Central Bank of the Russian Federation with a possibility of their further transfer or assignment by the Central Bank of the Russian Federation in full or in part to any person without any restrictions;

(2)	Fully or partially assign its rights (including any rights to take any unilateral actions under the Finance Documents) and (or) transfer obligations under the Finance Documents to the Affiliate of the said Creditor which meets the criteria specified in clause 3 of Article 2 of the Syndicated Credit Law; and

(3)	In case of the Event of Default — fully or partially assign its rights (including any rights to take any unilateral actions under the Finance Documents) and (or) transfer obligations under the Finance Documents to any other bank, any other credit or financial institution, fund or any third party specified in clause 3 of Article 2 of the Syndicated Credit Law. The provisions of this clause (3) shall not cover assignment and (or) transfer of obligations to the Central Bank of the Russian Federation or any Affiliate of the said Creditor.

(B)	Subject to a prior consent of the Borrower and in case of absence of the Event of Default — fully or partially assign its rights (including any rights to take any unilateral actions under the Finance Documents) and (or) transfer obligations under the Finance Documents to any other bank, any other credit or financial institution, fund or any third party specified in clause 3 of Article 2 of the Syndicated Credit Law. The provisions of this clause (B) shall not cover assignment and (or) transfer of obligations to the Central Bank of the Russian Federation or any Affiliate of the said Creditor,

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(hereinafter each person, to which the rights and obligations under the Finance Documents are assigned and (or) transferred in full or in part, is referred to as the “New Creditor”).

21.2.2	For the purposes of Article 388 of the Civil Code, the Borrower hereby confirms that a personality of the Creditors has no substantial significance for it.

21.2.3	In case of assignment by the Existing Creditor of its rights and transfer of its obligations to the New Creditor in accordance with this Agreement, the Borrower and each Creditor hereby give its prior consent to a simultaneous transfer to the New Creditor of the relevant obligations of the Existing Creditor (debt transfer), if any.

21.2.4	For the purposes of clause 7 of Article 8 of the Syndicated Credit Law, the Parties agree that if the Creditor, which is at the same time the Credit Manager, assigns its rights and (or) transfers its obligations as the Creditor under the Finance Documents, the Credit Manager shall keep its powers in accordance with this Agreement, until termination of its powers in accordance with the terms and conditions of this Agreement.

21.2.5	Each Creditor may also pledge all or part of its rights under this Agreement to any person, to which assignment of the Creditor’s rights is allowed under this Agreement.

21.2.6	Each Creditor may without any limitations pledge all or part of its rights to claim under this Agreement with regard to the Outstanding Credit to the Central Bank of the Russian Federation (represented by its territorial subdivisions). In case of levy of execution by the Central Bank of the Russian Federation (represented by its territorial subdivisions) upon such pledged rights to claim of the Creditor under this Agreement, the relevant rights to claim may be freely transferred or assigned in full or in part to any person without any restrictions.

21.3	Procedure for Assignment of Rights and Transfer of Obligations

21.3.1	Assignment of rights and (or) transfer of debt shall be performed through signing of the Creditor Rights Assignment Agreement between the Existing Creditor, New Creditor and Credit Manager.

21.3.2	On the date of signing of the Creditor Rights Assignment Agreement or on any other date specified in the Creditor Rights Assignment Agreement:

(A)	The Existing Creditor assigns to the New Creditor the Existing Creditor's rights to the extent stipulated by the Creditor Rights Assignment Agreement;

(B)	The New Creditor assumes the Existing Creditor's obligations transferred to it to the extent stipulated by the Creditor Rights Assignment Agreement;

(C)	The Existing Creditor shall be released from its obligations to the extent, to which those obligations are assumed by the New Creditor;

(D)	The New Creditor becomes the Creditor under this Agreement and will be bound by the terms and conditions of this Agreement as the Creditor, it confirms, among other things, appointment of the Pledge Manager as a pledge manager in accordance with Article 20.2 (Status of the Creditors and Appointment of the Pledge Manager); and

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(E)	The Credit Manager:

(1)	Makes any necessary amendments to the register of all Parties, which the Credit Manager maintain subject to Clause 22.4.1(K); and

(2)	Sends to the Pledge Manager (if the functions of the Credit Manager and Pledge Manager are performed by different persons) a notice about assignment of rights and (or) transfer of debt.

21.3.3	Since the date of signing of any Creditor Rights Assignment Agreement or since any other date specified in the Creditor Rights Assignment Agreement, a reference in this Agreement to the Creditor includes any New Creditor.

21.3.4	The Credit Manager shall, not later than the signing date of the Creditor Rights Assignment Agreement or another date specified in the Creditor Rights Assignment Agreement, inform the Borrower and other Debtors of the assignment of rights under this Agreement and shall immediately after the signing of the Creditor Rights Assignment Agreement transfer to the Borrower and each Debtor a signed copy of the Creditor Rights Assignment Agreement.

21.4	Payment of Interest in Case of Assignment

Unless otherwise provided for by the Creditor Rights Assignment Agreement:

21.4.1	Interest on the Outstanding Credit, forfeit and commission fees in the amount corresponding to the Pro Rata Share of the Existing Creditor and accrued prior to the date of signing of the Creditor Rights Assignment Agreement or any other date specified in the Creditor Rights Assignment Agreement (including such date) and received from the Borrower (hereinafter referred to as the “Accrued Amounts”) as well as any other payments specified in the Creditor Rights Assignment Agreement shall be paid by the Credit Manager to the Existing Creditor on the Interest Payment Date which immediately follows the date of signing of the Creditor Rights Assignment Agreement or any other date specified in the Creditor Rights Assignment Agreement;

21.4.2	The rights assigned by the Existing Creditor to the New Creditor will not include the right to claim the Accrued Amounts; and

21.4.3	The New Creditor will receive the amount of interest accrued on the Outstanding Credit in the amount corresponding to the Pro Rata Share of the New Creditor for the part of the Interest Period which follows the date of signing of the Creditor Rights Assignment Agreement or any other date specified in the Creditor Rights Assignment Agreement (excluding the signing date) and ends on the date of expiry of the relevant Interest Period.

21.5	Limitation of Responsibility of the Existing Creditors

None of the Existing Creditors provides to the New Creditor any representations and assumes any obligations towards the New Creditor with regard to:

21.5.1	Financial position of the Borrower and any other Debtor;

21.5.2	Compliance or performance by the Borrower and any other Debtor of its obligations under the Finance Documents or any other documents; or

21.5.3	Accuracy of any information contained in any Finance Document.

Each New Creditor confirms to the Existing Creditor, other Finance Parties and the Borrower that it reviewed all Finance Documents, conducted (and will continue to conduct) its own independent study on and assessment of financial condition of the Borrower and each other Debtor, and it did not rely on any information submitted to it by the Existing Creditor while taking decision on signing the Creditor Rights Assignment Agreement.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

22.	FINANCE PARTIES

22.1	Procedure for Decision-Making by the Creditors. Consents of the Creditors

22.1.1	The Creditors hereby agree that in the cases expressly stipulated by this Agreement or other Finance Documents the Creditors may exercise their rights under this Agreement or take any actions only subject to availability of the consent of the Majority of Creditors or all Creditors (hereinafter referred to as the “Consent”).

22.1.2	A decision to provide the Consent shall be made by the Creditors through voting, the procedure for which is stipulated by this Article 22.1. In such a case, the provision of Article 9[1] (Decisions of Meetings) of the Civil Code shall not apply.

22.1.3	In all cases, when the Creditors vote for the purposes of the Finance Documents, a vote of each Creditor is equal to its Pro Rata Share.

22.1.4	The Credit Manager may, upon its own initiative, or shall, upon a request by any Creditor or Borrower, put an issue to a vote and in such a case it shall inform all Creditors (other than the Creditor being the Credit Manager) about an issue being put to a vote (hereinafter referred to as the “Issue Put to a Vote”) through sending of a notice containing a description of such Issue Put to a Vote and any other information, which is necessary in the Credit Manager's opinion (hereinafter referred to as the “Notice about Putting to a Vote”). The Notice about Putting to a Vote shall specify a period for sending to the Creditors notices containing results of voting of each Creditor with regard to the Issues Put to a Vote (hereinafter each of such notices is referred to as the “Notice about the Creditor's Decision"). Such a period may not be less than five Business Days, except for the cases when it follows from the circumstances of the Issues Put to a Vote that the Creditors’ votes are required within a shorter period.

22.1.5	The Notice about the Creditor's Decision shall be signed by the authorized person of the relevant Creditor and shall contain an unambiguous answer of the Creditor with regard to the question whether such Creditor votes for or against granting of the Consent to each of the relevant Issues Put to a Vote. The Credit Manager shall not check powers of the person having signed the Notice about the Creditor's Decision and may presume that such person was authorized, if until the date of sending the relevant Notice about the Creditor's Decision the relevant Creditor did not informed the Credit Manager that such a person is not an authorized representative of the relevant Creditor.

22.1.6	If any Creditor (other than the Creditor being the Credit Manager) did not sent within the period specified in the Notice about Putting to a Vote the relevant Notice about the Creditor's Decision, the Credit Manager considers that such Creditor voted against provision of the Consent with regard to the relevant Issues Put to a Vote.

22.1.7	Upon the expiry of the period for sending the Notices about the Creditor's Decision stipulated by the relevant Notice about Putting to a Vote, the Credit Manager shall within five Business Days determine a number of votes of the Creditors for provision of the Consent with regard to each relevant Issue Put to a Vote and shall send to the Creditors and the Borrower a notice of the voting results with regard to each of the Issues Put to a Vote (hereinafter referred to as the “Notice of the Voting Results”).

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

22.1.8	If in accordance with the provisions of the Finance Documents, the Consent with regard to the Issue Put to a Vote requires votes of the Majority of Creditors (but not all Creditors), the Credit Manager shall (irrespective of expiration of the period specified in the relevant Notice about Putting to a Vote) send the Notice of the Voting Results within five Business Days upon receipt of the Notice about the Creditor's Decision, from which follows that the Majority of Creditors voted for provision of such Consent or that provision of such Consent was voted against by the Creditors, votes of which are sufficient to prevent provision of such Consent by the Majority of Creditors.

22.1.9	If provision of the Consent was voted for by the Creditors, votes of which, in accordance with the Finance Documents, are sufficient to provide such Consent, such Consent shall be deemed effective upon sending by the Credit Manager of the Notice of the Voting Results, unless any later effective date is specified in the relevant Notice of the Voting Results.

22.1.10	Notices about Putting to a Vote, Notices about the Creditor's Decision and Notices of the Voting Results shall be sent by e-mail to the e-mail addresses specified in Article 24.2 (Addresses).

22.1.11	Except as otherwise expressly provided by any Finance Document, any Consents provided according to the procedure stipulated in this Article 22.1 are mandatory for all Finance Parties.

22.1.12	For the avoidance of doubt, the Creditors hereby entrust the Credit Manager and the Credit Manager agrees to act subject to a prior consent of the Majority of Creditors or of all Creditors subject to the relevant Consent of the Majority of Creditors or of all Creditors, in the cases when availability of such Consent is expressly provided for by this Agreement.

22.1.13	The Credit Manager may refuse to take any actions based on the instructions of the Majority of Creditors (or, as applicable, of all Creditors) until obtaining of such security, which it may require in relation to any costs, losses or liabilities (together with any relevant VAT amount), which it may incur due to compliance with such instructions.

22.1.14	For the avoidance of doubt, a consent of the Credit Manager to any actions or omissions during the process of designating any documents as the Finance Documents, any consent of the Credit Manager within the context of Articles 15 (Warranties and Representations), 16 (Undertakings to Provide Information), 17 (Undertakings to Comply with the Financial Indicators), 18 (General Obligations), 19 (Events of Default), 27.4 (Obligations of the Borrower) as well as agreeing upon the form and content of the documents being submitted under this Agreement (if it is provided for that they shall be agreed upon with the Creditors or Credit Manager or if there is a requirement that they shall be acceptable for the Creditors or Credit Manager) shall be provided or not provided by the Credit Manager on the basis of the Consent of the Majority of Creditors (or all Creditors, in the cases expressly stipulated by this Agreement).

22.1.15	In the absence of instructions from the Majority of Creditors (or, if appropriate, from all Creditors), the Credit Manager may act (or refrain from taking actions) as it considers to be in the interests of the Creditors.

22.1.16	The Credit Manager shall be liable to the Parties (except for the Creditor performing functions of the Credit Manager) only for direct losses, proven in a court of law, which were caused by the Credit Manager intentionally or as a result of gross negligence.

22.1.17	Provisions of this Article 22.1 do not apply to agreeing upon the form and content of the documents submitted in accordance with Article 4.1 (Initial Requirements).

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

22.2	Votes of the Creditors not Taken into Account when Making Decisions

22.2.1	In this Article, “Related Party” means the Borrower, each other Debtor and Affiliate of any of them and any other person, which, in the opinion of the Majority of Creditors, acts in the interests of the Borrower or any Debtor against interests of the Creditors.

22.2.2	If the Related Party:

(A)	Is the Original Lender; or

(B)	Concluded any agreement for participation (subparticipation) in the Credit (or any similar agreement) with any Creditor,

Then when determining votes of the Majority of Creditors or all Creditors for the purposes of making decisions and (or) provision of consents under this Agreement, a vote and share of the Related Party (or the Creditor, with which the Related Party concluded an agreement for participation (subparticipation) in the Credit (or any similar agreement) with regard to participation of the Related Party) shall not be taken into account.

22.2.3	If the Creditor assigns its rights under this Agreement to the Related Party or concludes an agreement for participation (subparticipation) in the Credit (or any similar agreement) with the Related Party (and the Creditor knows this), it shall immediately inform the Credit Manager about such assignment or conclusion of an agreement for participation in the Credit (or any similar agreement) as well as, in case of termination of such an agreement, about such termination.

22.2.4	The Credit Manager shall not send the Related Party any information related to making of decisions and (or) provision of consents of the Creditors.

22.2.5	Each Creditor being a Related Party shall immediately inform the Credit Manager about its status.

22.2.6	The Credit Manager is not obliged to check whether the Creditor is a Related Party or whether the Related Party is a party to an agreement for participation (subparticipation) in the Credit (or any similar agreement) and may rely upon the relevant notice from the Creditor (or its absence).

22.3	Appointment of the Credit Manager

22.3.1	The Parties agree that the Creditor may perform functions of the Credit Manager. Each Finance Party (excluding the Creditor which performs functions of the Credit Manager) appoints hereby the Credit Manager as its attorney for the entire period of this Agreement and entrusts it with performance of actions stipulated by the Finance Documents on behalf and at the expense of such Finance Party.

22.3.2	For the avoidance of doubt, the Parties confirm that the Creditor performing functions of the Credit Manager has the same rights and obligations under the Finance Documents as any other Creditor and may exercise these rights, including a voting right when providing the Consents, and perform obligations as if it were not the Credit Manager.

22.3.3	Exercising by the Credit Manager of its duties under this Agreement and other Finance Documents shall not prevent the Credit Manager from performing any banking transactions with the Borrower and any Debtor, including maintaining of banking accounts, provision of credits and attraction of deposits.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

22.3.4	If the compensation amount received from the Creditors (excluding the Creditor which performs functions of the Credit Manager) does not cover the amount of expenses or losses incurred by the Credit Manager due to performance by it of the functions of the Credit Manager in accordance with the terms and conditions of the Finance Documents, the Credit Manager may lodge a claim against the Creditors (excluding the Creditor which performs functions of the Credit Manager) and each Creditor (excluding the Creditor which performs functions of the Credit Manager) undertakes within 15 Business Days upon lodging of a claim by the Credit Manager compensate it in the amount corresponding to its Pro Rata Share for any documented expenses or losses incurred by the Credit Manager (excluding cases of gross negligence or wilful misconduct) due to performance by it of the functions of the Credit Manager in accordance with the terms and conditions of the Finance Documents to the extent not covered by the compensation amount previously received by the Credit Manager from any Debtor.

22.3.5	The Credit Manager shall not be liable to the Creditors for its acts (or omission) in accordance with the Consent of the Majority of Creditors or the Consent of all Creditors.

22.3.6	The Credit Manager shall be liable to the Finance Parties (except for the Creditor performing functions of the Credit Manager) only for direct losses proven in a judicial proceeding, which were caused by the Credit Manager intentionally or as a result of gross negligence.

22.3.7	If the terms and conditions of the Agreement do not require the Consent of the Majority of Creditors or Consent of all Creditors, the Credit Manager may act (or refrain from taking actions) as it considers necessary but in the best interest of the Creditors..

22.4	Duties of the Credit Manager

22.4.1	Subject to Clause 22.4.2, each Finance Party (excluding the Credit Manager) entrusts the Credit Manager and the Credit Manager agrees to perform the following actions:

(A)	Maintain accounting of the monetary funds provided to the Borrower by each Creditor in accordance with this Agreement;

(B)	Obtain to the Account of the Credit Manager any payments due to the Finance Parties from the Debtors under the Finance Documents and transfer any amounts obtained from the Debtors to the relevant Finance Party in accordance with the terms and conditions of this Agreement;

(C)	Obtain to the Account of the Credit Manager any amounts of the Credit from the Creditors and transfer any amounts obtained from the Creditors to the Borrower in accordance with the terms and conditions of this Agreement;

(D)	Notify the Borrower and Creditors about an interest rate for each Interest Period;

(E)	Sign on behalf of all Finance Parties any amendments to this Agreement as well as any consents, confirmations, waivers of rights and other documents stipulated by this Agreement under the terms and conditions agreed upon in the Consent of the Majority of Creditors or all Creditors, depending on the nature of changes, consents, confirmations, waivers or other documents;

(F)	Inform the Creditors about compliance (non-compliance) by the Borrower of the requirements stipulated by this Agreement as a condition for submission of the Drawdown Request;

(G)	Send to the relevant Party an original or copy of any document received by the Credit Manager from any other Party for transfer to this Party, in such a case the Credit Manager is not obliged to review or check the adequacy, accuracy or completeness of such document;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(H)	Notify the Finance Parties about receipt of a message from any Party containing a description of any event or circumstance and assertion that such event or circumstance is a Default;

(I)	Inform the Creditors about receipt by the Credit Manager of the Borrower's request to provide a waiver of exercising rights under this Agreement;

(J)	Arrange provision of the Consents by the Majority of Creditors or all Creditors upon its own initiative or upon request of any Creditor or the Borrower;

(K)	Maintain the register of all Parties (specifying addresses, contact details of all Creditors at each point of time and the Pro Rata Share of each Creditor) and provide a copy of such register for informational purposes upon request of any Party;

(L)	Inform the Creditors about non-payment by the Borrower or other Debtor of any amount of the Outstanding Credit, interest, remuneration or other amounts payable to any Finance Party (other than the Credit Manager or Pledge Manager) under the Finance Documents;

(M)	In case of termination of powers of the Credit Manager, transfer to the New Credit Manager (as defined in Clause 22.5.5) all documents possessed by the Credit Manager, received by the Credit Manager from the Parties or created by the Credit Manager during performance of its duties;

(N)	In case of the Event of Default, inform the Creditors about an amount of indebtedness of the Borrower under this Agreement as at the relevant date and transfer to the Creditors any documents required to lodge a claim to the Debtors under the Finance Documents; and

(O)	Perform any other actions (or refrain from any actions) which are stipulated by this Agreement and other Finance Documents or required for exercising by the Creditors of their rights under this Agreement or other Finance Documents upon receipt of the relevant Consent of the Majority of Creditors or all Creditors, as the case may be.

22.4.2	The Credit Manager is entitled to not exercise any rights and powers granted to it in accordance with Clause 22.4.1, if the Consent of the Majority of Creditors or Consent of all Creditors is required for exercising of such rights and powers in accordance with the terms and conditions of this Agreement and the Credit Manager did not receive such Consent of the Majority of Creditors or Consent of all Creditors according to the procedure stipulated by this Agreement.

22.5	Termination of Powers of the Credit Manager

22.5.1	The Credit Manager may, having notified other Finance Parties and the Borrower at least ten Business Days in advance, refuse to perform the duties of the Credit Manager, subject to compliance with the provisions of clause 7 of Article 8 of the Syndicated Credit Law. In such a case, the Majority of Creditors (upon obtaining the Borrower's consent) may appoint a successor of the Credit Manager.

22.5.2	The retiring Credit Manager shall, at its own cost, provide to the successor Credit Manager any documents possessed by the Credit Manager and provide such assistance as the successor Credit Manager may reasonably request for the purposes of performing its functions as the Credit Manager under the Finance Documents.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

22.5.3	Subject to the Consent of the Majority of Creditors, the Creditors may terminate the powers of the Credit Manager. No consent of the Credit Manager, the Borrower or other Debtors is required for such termination.

22.5.4	In case of revocation of a banking licence of the Credit Manager:

(A)	Powers of the Credit Manager shall be automatically terminated from the date of revocation of a banking licence; and

(B)	The Credit Manager or any Creditor having obtained information about revocation of a banking licence of the Credit Manager shall notify about this other Parties (hereinafter the “Licence Revocation Notice”) within the Business Day following the day when the Credit Manager or such Creditor obtained information about revocation of a banking licence of the Credit Manager.

22.5.5	In case of termination of powers of the Credit Manager upon its own initiative or upon an initiative of the Creditors, the Creditors shall, subject to the Consent of the Majority of Creditors, appoint a new Credit Manager from among the Creditors (excluding the Creditor performing functions of the Credit Manager as at the date of making by the Creditors of the relevant decision) and exclusively in the absence of the Default, and provided that such person is the Acceptable Creditor) (hereinafter referred to as the “New Credit Manager”) and each Finance Party and the Borrower (the Borrower undertakes to ensure the same in relation to other Debtors) hereby confirms its consent to such possible appointment. In their Consent, the Creditors shall determine a date for termination of powers of the Credit Manager and the procedure for sending by the New Credit Manager a notice of termination of powers of the Credit Manager to other Parties (hereinafter referred to as the “Powers Termination Notice”). And in a case of termination of powers of the Credit Manager upon an initiative of the Credit Manager its powers shall automatically terminate in ten Business Days after sending by the Credit Manager of a notice in accordance with Clause 22.5.1, unless an earlier date is stipulated by the Consent of the Creditors or the Credit Manager does not agree to a later date for termination of powers.

22.5.6	The Parties agree that the New Credit Manager will become a party of this Agreement as the Credit Manager upon granting of the Consent of the Majority of Creditors to appointment of the New Credit Manager upon the date of signing of an agreement on making relevant amendments to this Agreement, unless such agreement provides for any other date (hereinafter referred to as the “Date of the New Credit Manager Accession”). After this, any mention of the Credit Manager in this Agreement will relate to the New Credit Manager.

22.5.7	Since the Date of the New Credit Manager Accession, the New Credit Manager shall ensure opening of a new account and notify the Borrower and Finance Parties about replacement of the Account of the Credit Manager.

22.5.8	Since the date of termination of powers of the Credit Manager and until the Date of the New Credit Manager Accession, the Parties hereby agree that functions of the credit manager under this Agreement shall be temporarily performed by the Creditor with the maximum Pro Rata Share or, in absence of such Creditor, the Creditor appointed in accordance with the Consent of the Majority of Creditors (hereinafter referred to as the “Temporary Credit Manager”).

22.5.9	The Parties agree that upon the date of obtaining by the Borrower of the Powers Termination Notice or Licence Revocation Notice and until the Date of the New Credit Manager Accession, the Borrower shall make all payments stipulated by this Agreement to the account of the Temporary Credit Manager.

22.5.10	If the Credit Manager, whose powers were terminated due to any reasons, receives any payments from the Parties, its shall, subject to compliance with the requirements of the applicable legislation, within two Business Days transfer such payments to the Temporary Credit Manager in order to transfer the relevant amounts to the Party, to which they were due.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

22.6	Pledge Manager

22.6.1	The Parties agree that the Pledge Manager is the Finance Party, the status, rights and obligations of which are determined in Article 20 (Credit Security).

22.6.2	For the purposes of clause 3 of Article 4 of the Syndicated Credit Law, the Parties hereby confirm that the Credit Manager may perform functions of the Pledge Manager in accordance with the provisions of this Agreement.

23.	PAYMENT MECHANISM

23.1	Payments to the Credit Manager

23.1.1	Unless otherwise expressly provided for by the Finance Documents:

(A)	On each date, on which the Borrower, other Debtor or the Finance Party shall, pursuant to the terms and conditions of any Finance Document, make any payment to any Party, the Borrower, relevant Debtor (and the Borrower undertakes to ensure performance of the relevant duty by the said Debtor) or Finance Party shall transfer the relevant amount to the Account of the Credit Manager (unless the context of the Finance Document otherwise requires) with valuating on the due date of payment;

(B)	The Debtor’s monetary obligation to the Finance Party shall be deemed as performed upon crediting the relevant amount in the proper currency to the Account of the Credit Manager.

23.1.2	All payments being made by the Debtor under any Finance Document shall be transferred to the Account of the Credit Manager until 11:00 a.m.. Any payments coming to the Account of the Credit Manager later than the specified time shall be deemed obtained on the following Business Day.

23.1.3	Unless otherwise expressly provided for by the Finance Documents, on each date, on which the Finance Party shall, pursuant to the terms and conditions of any Finance Document, make any payment to any Party, the Finance Party shall transfer the relevant amount to the Account of the Credit Manager (unless the context of the Finance Document otherwise requires) with crediting on the due date of payment.

23.1.4	If for payment of any amount under the Finance Documents any period is stipulated, during which such amount shall be paid, then such amount shall be paid on or before the last Business Day of such a period.

23.2	Distribution by the Credit Manager of the Funds Received

23.2.1	Any monetary funds received by the Credit Manager from the Debtor in discharge of its obligations towards the Creditors under the Finance Documents shall be distributed between the Creditors:

(A)	In relation to each Credit, interest on the Credit and relevant amounts of forfeit — based on a participation share of each Creditor in the provided Credit;

(B)	In any other aspects, unless this Agreement provides for otherwise, — according to the Pro Rata Share of each Creditor.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

23.2.2	Each amount of monetary funds obtained at the Account of the Credit Manager for other Finance Party shall be transferred by the Credit Manager on or before the next Business Day to the Finance Party, for which this monetary amount was intended:

(A)	For the Original Creditor — as per the contact details specified in Annex 1 (List of the Original Creditors); and

(B)	For other Creditors — as per the details specified in the relevant Creditor Rights Assignment Agreement,

Or to any other account according to the details provided by the relevant Creditor to the Credit Manager at least three Business Days prior to the payment date. The Credit Manager shall transfer the applicable amount to the relevant Party after it satisfies itself that it obtained the required amount in full.

23.2.3	Each amount to be transferred to the Party may be rounded by the Credit Manager to the second digit after the dot in accordance with the mathematical rounding rules. For the avoidance of doubt, when calculating the Pro Rata Shares, rounding off shall not be used.

23.2.4	The Credit Manager shall not pay interest for using of monetary funds received by it from any Party in connection with performance by the Credit Manager of its functions under this Agreement.

23.3	Partial Payments

23.3.1	If the Credit Manager receives an amount insufficient to repay in full all amounts payable by the Debtor under the Finance Documents from time to time, the Credit Manager shall use such an amount to discharge the Debtor's obligations under the Finance Documents in the following order of priority, unless otherwise provided for by the legislation:

(A)	Firstly, to compensate the Finance Parties for non-paid expenses incurred by the Finance Parties in connection with the Finance Documents;

(B)	Secondly, to pay accrued interest under the Outstanding Credit, commission fees and remunerations due but not paid to the Finance Parties under the Finance Documents;

(C)	Thirdly, to repay a due amount of the Outstanding Credit as at the relevant date;

(D)	Fourthly, for payment of any other amounts payable by the Debtor under the Finance Documents; and

(E)	Fifthly, for payment of an accrued forfeit.

23.3.2	Taking into account the statutory requirements, the Credit Manager may subject to the Consent of the Majority of Creditors change the order of priority stated in Clause 23.3.1.

23.4	Payments Bypassing the Credit Manager

Transfer by the Debtor of any Monetary Funds towards the payments due to the Finance Parties under the Finance Documents, bypassing the Account of the Credit Manager, is not a proper performance by the Debtor of its obligations under the Finance Documents, excluding remuneration and any other payments due to the Creditor performing functions of the Credit Manager or Pledge Manager in relation to provision of services of a credit manager or pledge manager, if the relevant agreement provides for direct payment of the relevant remuneration or any other payments, bypassing the Account of the Credit Manager. If the Creditor receives any payment, which is due to it under the Finance Document, directly from the Debtor (but not from the Credit Manager), such Creditor shall transfer on the same Business Day the amount received by it from the Debtor to the Account of the Credit Manager for its distribution between all Finance Parties according to their Pro Rata Share pursuant to the procedure stipulated by Article 23.3 (Partial Payments). After that, the Debtor will be deemed as performed its monetary obligations under the relevant Finance Document only to the extent of the amount which was received by all Finance Parties from the Credit Manager in accordance with the provisions of this Article.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

23.5	No Set-Off

23.5.1	The Borrower undertakes (and shall ensure the same on the part of any other Debtors) to make any payments under the Finance Documents without set-off of any similar counter claims, which the Debtor may have against any Finance Party.

23.5.2	Full or partial discharge of obligations under the Finance Documents through a set-off (including through debiting by a bank of monetary funds from the client’s account) is not allowed.

23.6	Payment Currency

23.6.1	Except as otherwise expressly stated in the Finance Document, the Borrower shall ensure on its part and on the part of other Debtors making of all payments under this Agreement in Russian ruble, excluding compensation to the Finance Parties of any expenses incurred in relation to the Finance Documents, which shall be paid in the currency, in which they were incurred.

23.6.2	If due to changes in the legislation of any jurisdiction any Party cannot make and (or) accept payments under the Finance Documents in the currency, in which expenses in relation to the Finance Documents were incurred, the relevant Party shall as soon as possible notify other Parties about this and payments to such Party and from such Party shall be made in Russian rubles, in the amount of the Equivalent as at the payment date.

23.6.3	Monetary obligations of the Debtor shall be deemed as performed only if the relevant amounts are obtained by the Credit Manager in proper currency in accordance with the Finance Documents (hereinafter referred to as the “Currency of the Agreement"). If any amounts under this Agreement are received towards obligations of the Debtor in a currency other than the Currency of the Agreement and the Credit Manager converts the received amount into the Currency of the Agreement, the Borrower shall ensure on its part and on the part of other Debtors:

(A)	Compensation to the Credit Manager of its expenses related to conversion (at the internal exchange rate of the Credit Manager) of the received amount to the Currency of the Agreement; and

(B)	Performance of monetary obligations of the Debtors in the amount corresponding to a difference between the amount payable by the Debtor in the Currency of the Agreement and the amount received by the Credit Manager as a result of conversion of funds received from the Debtor into the Currency of the Agreement.

23.7	Payments Due Dates

Unless any Finance Document stipulates a due date for any payment, such payment shall be made within three Business Days upon receipt from the Credit Manager of a request of the relevant Finance Party.

23.8	Business Days

23.8.1	If the last day of the period for performance of the monetary obligation under the Finance Document falls on the day which is not a Business Day, the day of ending of a period for performance of such monetary obligation shall be deemed the next following Business Day.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

23.8.2	Within the said period of extension of performance of the monetary obligation under the Finance Document, if interest is to be accrued on the relevant payment amount, then such interest shall be accrued at the rate, which was applied in relation to such amount as at the initial payment date.

23.8.3	The procedure stipulated by Clauses 23.8.1 and 23.8.2 shall not apply to any Final Repayment Date. If any Final Repayment Date falls on the day which is not a Business Day, then the relevant Final Repayment Date shall be deemed the immediately preceding Business Day.

24.	NOTICES

24.1	Written Form

Any messages sent by the Parties under the Finance Documents shall be made in writing and may be sent by courier, by post with a delivery receipt or by email. For the purposes of this Agreement, a message sent by electronic means of communications shall be deemed a written message. If the Financial Document expressly provides for the delivery of any document in original or another specific form, such document must be provided in the relevant form.

24.2	Addresses

24.2.1	Save as stipulated below, the contact details of each Party for all messages in connection with this Agreement shall be the details of which such Party has notified the Credit Manager for this purpose.

24.2.2	Contact details of the Borrower:

Irealtor LLC

Address: 27, Elektrozavodskaya str., bldg.8, prem.I, floor 5, Moscow 107023

E-mail address:  [***]@cian.ru, [***]@cian.ru

Attention of:   [***]

24.2.3	Contact details of the Credit Manager:

[***] JSC

Address: 17, Troitskaya str., bldg.1, Moscow 129090

E-mail address:	[***]@raiffeisen.ru;

[***]@raiffeisen.ru;

[***]@raiffeisen.ru;

Syndicate_info@raiffeisen.ru;

[***]@raiffeisen.ru

Attention of:	[***],

[***]

24.2.4	Contact details of the Pledge Manager:

Raiffeisenbank JSC

Address: 17, Troitskaya str., bldg.1, Moscow 129090

E-mail address:	[***]@raiffeisen.ru;

[***]@raiffeisen.ru;

[***]@raiffeisen.ru ;

Syndicate_info@raiffeisen.ru ;

[***]@raiffeisen.ru

Attention of:	[***],

[***]

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

24.2.5	Contact details of the Original Creditors are specified in Annex 1 (List of the Original Creditors).

24.2.6	Contact details of other Creditors are specified in the relevant Creditor Rights Assignment Agreement as well as are specified in the register of the Creditors, which is maintained by the Credit Manager in accordance with Clause 22.4.1(K).

24.2.7	Any Party may change its contact details by serving a corresponding prior notice on the Credit Manager at least three Business Days in advance. The Credit Manager notifies all other Parties about changes in the contact details.

24.2.8	If a Party indicates a specific department or officer as the recipient of the message, the message shall not be deemed made if such department or officer has not been indicated as the recipient.

24.2.9	If more than one email address is indicated for a Party, the email notices shall be sent to such Party to all such email addresses.

24.3	Serving of Notices

24.3.1	Any message or document being served by one party on the other party in connection with the Finance Document shall be deemed received:

(A)	If sent by e-mail — after it has been received in a legible form;

(B)	If sent by courier — upon delivery to the corresponding address; or

(C)	If sent by mail — upon delivery to the corresponding address or ten Business Days after it has been left at the post office as a mailing with delivery receipt, whichever occurs earlier.

24.3.2	Clause 24.3.1 shall not apply to the documents being sent by the Borrower in accordance with Article 4 (Requirements to the Borrower for Granting of the Credit) (except for the Drawdown Request). The said documents shall be sent by the Borrower to the Credit Manager as original document, unless this Agreement expressly provides for otherwise, and shall be deemed as received only upon their actual receipt by the Credit Manager.

24.3.3	All notices being sent by the Borrower or to the Borrower shall be transferred through the Credit Manager. A notice transferred by the Borrower to the Finance Party through the Credit Manager shall be deemed received by the Finance Party upon its actual receipt by the Credit Manager. A notice transferred by the Finance Party to the Borrower through the Credit Manager shall be deemed received at the moment when it is deemed received by the Borrower in accordance with Clause 24.3.1.

24.3.4	A copy of any message or document being sent in accordance with subclauses 24.3.1.(B) and 24.3.1 (C), should be also sent to the respective addressee by email.

24.4	Language

Unless otherwise provided for by the Finance Document, any notice or message being sent by the Party in connection with any Finance Document shall be executed in Russian. For the avoidance of doubt, the text in Russian may be accompanied by a translation into another language and in such a case the text in Russian shall prevail.

25.	PARTIAL INVALIDITY

If any provision of this Agreement is or becomes unlawful, invalid or unenforceable, this shall not affect the lawfulness, validity or enforceability of any other provision of this Agreement.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

26.	AMENDMENT of the FINANCE DOCUMENTS

26.1	Creditors’ Waiver of their Rights

26.1.1	Pursuant to the provisions of Article 450[1] of the Civil Code, the Creditors may provide a waiver of exercising of their rights under the Finance Documents, including of exercising of their rights stipulated by Article 19 (Events of Default).

26.1.2	A waiver by the Creditors of exercising of their rights under the Finance Documents shall be executed through sending by the Credit Manager to the Borrower of a notice about a unilateral waiver of exercising of the Creditors’ rights. The said notice shall be sent by the Credit Manager to the Borrower subject to the Consent of the Majority of Creditors, excluding the cases stipulated in Clause 26.1.3.

26.1.3	Provision of a waiver of exercising by the Creditors of their rights in relation to the issues requiring the Consent of all Creditors specified in Clause 26.2.2 shall be allowed only subject to the Consent of all Creditors.

26.1.4	A waiver of exercising of rights may be provided by the Credit Manager acting under the relevant Consent of the Majority of Creditors or the Consent of all Creditors, as the case may be, and shall not entail any changes in the Finance Documents or waiver of the Creditors of exercising of any other rights under the Finance Documents in relation to similar circumstances, whether occurred or potential.

26.1.5	The Borrower may not raise objections in relation to (i) a waiver of exercising of rights provided by the Credit Manager upon request of the Borrower, and (or) (ii) non-provision by the Credit Manager of a waiver of exercising of rights upon request of the Borrower with reference to non-compliance by the Credit Manager with the procedure for agreeing upon of provision of a waiver of exercising of rights of the Creditors stipulated by this Agreement.

26.1.6	A waiver of rights of the Creditors under the Finance Documents shall be valid subject to its execution in writing and signing by the Credit Manager, excluding the cases of application of Clause 26.1.7.

26.1.7	A waiver of rights in relation to the Initial Requirement may be executed by an e-mail message from the Credit Manager, acting under the Consent of the Majority of Creditors, to the Borrower. If such a message contains terms and conditions of providing such a waiver (for instance, an obligation to submit a relevant document within a certain period), then such a waiver shall become effective upon its confirmation by a duly authorized employee of the Borrower through e-mail and the Borrower undertakes to perform (and undertakes to ensure performance by any other relevant persons) such terms and conditions and the relevant obligation shall be deemed the obligation of the Borrower under this Agreement (including for the purposes of Article 19.4 (Other Obligations)).

26.2	Amendment of the Agreement

26.2.1	Any term or condition of this Agreement may be changed with a written agreement signed by the Borrower and Credit Manager acting in accordance with the Consent of the Majority of Creditors, excluding the cases stipulated in Clause 26.2.2.

26.2.2	The terms and conditions of this Agreement and (if applicable) any other Finance Document relating to:

(A)	Definition of term “Majority of Creditors” in Article 1 (Definitions);

(B)	Delay in payment of any amount under the Finance Documents or any change in payment date of any amount under the Finance Documents;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(C)	Changes in interest rate, commission fees, remuneration or size of any other amount payable by any Debtor, excluding commission fees (remuneration) due to the Credit Manager and (or) Pledge Manager;

(D)	Increase in any Credit Limit or Aggregate Credit Limit under any Instalment or extension of the Drawdown Period, changes in the drawdown schedule, repayment schedule or changes in the Final Repayment Date;

(E)	Any provision of this Agreement expressly stipulating a necessity of a Consent of all Creditors;

(F)	Provisions of Article 21 (Replacement of the Parties) and of this Article 26 (Amendment of the Finance Documents); and

(G)	Change of the Borrower;

(H)	Any issues related to termination, change and (or) replacement of the pledged item under the Pledge Agreements;

(I)	Any terms and conditions of the Pledge Agreements relating to the structure of property being a subject of pledge and to a procedure for levying of execution upon pledged property; and

(J)	Changes in the Currency of the Agreement (except for the cases stipulated by Clause 23.6.2),

May be changed only by written agreements signed by the Borrower, Credit Manager and (where necessary) by the Pledge Manager subject to the Consent of all Creditors.

26.2.3	Material change of circumstances described in Article 451 of the Civil Code may not be a basis for amendment or termination of this Agreement by the Pledger.

27.	CONFIDENTIALITY

27.1	Confidential Information

27.1.1	Each Finance Party agrees to keep any Confidential Information confidential using all means and applying the same degree of care which such Finance Party applies to its own confidential information and not to disclose it to any third parties, excluding the cases listed in Article 27.2 (Disclosure of the Confidential Information).

27.1.2	Each Finance Party undertakes to take all reasonable measures to ensure that all persons, to which the Confidential Information may be disclosed (excluding disclosures in accordance with Clause 27.2.1(B)(4)), maintain a non-disclosure mode in relation to such information established by this Agreement, as if they were a Party.

27.2	Disclosure of the Confidential Information

27.2.1	The Finance Party may as and when necessary disclose the Confidential Information:

(A)	To its Affiliates, professional advisors and auditors, if a person, to which such Confidential Information is provided, is informed in writing about its confidential nature, and there is no need in such informing if its recipient shall keep confidential such information due to his/her/its professional duties;

(B)	To any persons:

(1)	To which the Finance Party transfers (or intends to transfer) any of its rights and (or) obligations under the Finance Documents or which may become a new Credit Manager or new Pledge Manager and, in each case, also to professional advisors of the said persons, provided that such persons (excluding professional advisors, which shall keep confidential such information due to their professional duties) assume an obligation to keep the Confidential Information confidential under the terms and conditions stipulated by this Agreement for the purposes of such transfer or possible transfer of rights and (or) duties;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(2)	With which the Finance Party concludes an agreement for participation in the Credit or any other transaction, payments under which may be made with a reference to any Finance Documents and (or) to the Borrower, Debtor, and to their professional advisors, provided that such persons (excluding professional advisors, which shall keep confidential such information due to their professional duties) assume an obligation to keep the Confidential Information confidential under the terms and conditions stipulated by this Agreement for the purposes of such participation in the Credit;

(3)	Specified in a request of a prosecutor's office, court, investigative authorities, administrative, banking or currency supervisory authority (including the Central Bank of the Russian Federation), tax authority or any other state authority acting within their competence stipulated by the legislation;

(4)	Who are a Party;

(5)	With the prior consent of the Borrower;

(6)	To any rating agency (including its professional advisors) for the purposes of assigning a rating to the Finance Documents and (or) the Borrower, if a rating agency, to which the Confidential Information is provided, is informed about its confidential nature;

(7)	To the Central Bank of the Russian Federation and state authorities; and

(8)	To any credit records bureau pursuant to the Credit Records Law. The Borrower does not object to submission by the Creditors to the credit records bureau of any information about the Borrower stipulated by the Credit Records Law and gives its consent to its obtaining and provision. The Borrower hereby confirms that it is informed about the Creditors’ duty to provide information to credit records bureau pursuant to the legislation of the Russian Federation.

27.2.2	The Finance Parties may also inform, subject to a preliminary written consent of the Borrower, CBonds, Dealogic, Bloomberg, LoanRadar and other similar agencies and databases about the structure of the Parties, currency and amount of the credit facility under this Agreement as well as, subject to a preliminary consent of the Borrower and Credit Manager, other information in relation to this Agreement.

27.2.3	Powers of the Finance Parties to disclose the Confidential Information constituting a bank secret shall not apply to the information about transactions against accounts of the Borrower opened with the relevant Finance Party and information about cash balances on such accounts.

27.2.4	With regard to any Confidential Information related to personal data, the Borrower, being a personal data operator, entrust the Finance Parties with processing of such personal data.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

27.3	Disclosure Notification

27.3.1	Each of the Finance Parties agrees to inform the Borrower about the circumstances of disclosure of the Confidential Information made pursuant to Clause 27.2.1(B)(3), except for disclosure of such information to a state authority during performance by it of its general supervisory or regulating functions.

27.3.2	The Creditors hereby inform the Borrower that the information about the Borrower and this Agreement specified in article 4 of the Credit Records Law will be sent to a relevant credit records bureau in accordance with the Credit Records Law.

27.4	Obligations of the Borrower

The Borrower shall keep confident all terms and conditions of the Finance Documents, except for disclosure of this information to:

27.4.1	Banks through which settlements under this Agreement and other Finance Documents are made;

27.4.2	Its members;

27.4.3	Its professional advisers and auditors provided that due to their professional duties they shall maintain confidentiality with regard to relevant information or assume an obligation for maintaining confidentiality under the terms and conditions stipulated by this Agreement;

27.4.4	Its Affiliates;

27.4.5	In accordance with legal requirement, if requested by public prosecution office, court, investigative authorities, administrative, bank or currency supervision authority, tax authority or any other government authority acting within their competence stipulated by the legislation or in connection with any court or arbitration proceeding; or

27.4.6	Subject to a consent of the Credit Manager.

27.5	Continuing Obligations

Provisions set out in this Article 27 (Confidentiality) shall remain in force and continue to be binding for each Finance Party within twelve months from the date on which all amounts to be paid by the Borrower under this Agreement are paid in full.

28.	APPLICABLE LAW

This Agreement and the rights and duties of the Parties arising out of it shall be governed by and construed in accordance with the laws of the Russian Federation.

29.	DISPUTE RESOLUTION

29.1.1	All disputes, disagreements or claims arising out of or in connection with this Agreement, including pertaining to its entry into force, conclusion, amendment, performance, breach, termination or validity, shall be considered by the International Commercial Arbitration Court at the Chamber of Commerce and Industry of the Russian Federation in accordance with its applicable rules and regulations.

29.1.2	The arbitration award shall be final for the Parties.

29.1.3	The following is excluded:

(A)	Filing an application with a state court seeking a judgment to be rendered that the arbitration court lacks jurisdiction in connection with a separate resolution rendered by the arbitration court that it had jurisdiction, as a preliminary matter; and

(B)	The possibility for a state court to consider a challenge of the arbitrators or termination of their powers for other reasons.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

30.	FORCE MAJEURE

In accordance with article 401 of the Civil Code, performance by the Pledger of its obligations under this Agreement shall not terminate and may not be delayed due to force majeure.

31.	SIGNING

This Agreement is signed by the Parties as a single document in any number of authentic counterparts (but not fewer than one counterpart for each of the Parties) of equal legal force.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 1

LIST OF THE ORIGINAL CREDITORS

Before the Pledge Registration Date (not including such date), the following Credit Limits shall be valid:

Name of the Original Creditor	Credit Limit under Instalment 1	Credit Limit under Instalment 2

Raiffeisenbank JSC

Details of Raiffeisenbank JSC

Beneficiary: Raiffeisenbank JSC

Bank: Raiffeisenbank JSC, Moscow

Location: 17, Troitskaya str., bldg.1, Moscow 129090

SWIFT code: RZBMRUMM

Correspondent account: [***]

Settlement account: [***]

BIK: [***]

Taxpayer Identification Number (INN): 7744000302

Address: 17, Troitskaya str., bldg.1, Moscow 129090

Emails:

[***]@raiffeisen.ru;

[***]@raiffeisen.ru;

[***]@raiffeisen.ru;

Syndicate_info@raiffeisen.ru;

[***]@raiffeisen.ru

Contact persons: [***], [***], [***], [***]

or other details specified by the relevant Original Creditor in writing.

	62,500,000 Russian rubles	187,500,000 Russian rubles

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Rosbank PJSC

Details of Rosbank PJSC

Beneficiary: Rosbank PJSC

Bank: Rosbank PJSC

Location: 34, Mashi Poryvaevoy str., Moscow 107078, Russia

SWIFT Code: RSBNRUMM

Correspondent account: [***] in GU of the Bank of Russia for CFO

VTS on loan operations with legal entities:
[***]

BIK: [***]

Address: 34, Mashi Poryvaevoy str., Moscow 107078, Russia

Email:
[***]@rosbank.ru,
[***]@rosbank.ru

Contact persons: [***]

or other details specified by the relevant Original Creditor in writing.

250,000,000 Russian rubles	0 Russia rubles

After the Pledge Registration Date (including such date), the following Credit Limits shall be valid:

Name of the Original Creditor	Credit Limit under Instalment 1		Credit Limit under Instalment 2
	From the Signing Date until November 30, 2019	From December 1, 2019 until the last date of the Drawdown Period	From the Signing Date until November 30, 2019	From December 1, 2019 until the last date of the Drawdown Period
Raiffeisenbank JSC Details of Raiffeisenbank JSC Beneficiary: Raiffeisenbank JSCBank: Raiffeisenbank JSC, Moscow Location: 17, Troitskaya str., bldg.1, Moscow 129090 SWIFT code: [***] Correspondent account: [***] Settlement account: [***] BIK: [***] INN: 7744000302 Address: 17, Troitskaya str., bldg.1, Moscow 129090 Emails: [***]@raiffeisen.ru; [***]@raiffeisen.ru; [***]@raiffeisen.ru; Syndicate_info@raiffeisen.ru; [***]@raiffeisen.ru Contact persons: [***], [***], [***], [***] or other details specified by the relevant Original Creditor in writing.	75,000,000 Russian rubles	100,000,000 Russian rubles	225,000,000 Russian rubles	300,000,000

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Rosbank PJSC

Details of Rosbank PJSC

Beneficiary: Rosbank PJSC

Bank: Rosbank PJSC

Location: 34, Mashi Poryvaevoy str., Moscow 107078, Russia

SWIFT code: [***]

Correspondent account: [***] with GU Bank of Russia for CFO

VTS on loan operations with legal entities: [***]

BIK: [***]

Address: 34, Mashi Poryvaevoy str., Moscow 107078, Russia

Email:

[***]@rosbank.ru,
[***]@rosbank.ru

Contact persons: [***] ot other details specified by the relevant Original Creditor in writing.

300,000,000 Russian rubles	400,000,000 Russian rubles	0 Russian rubles	0 Russian rubles

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

APPENDIX 2

REQUIREMENTS TO THE BORROWER FOR GRANTING OF THE CREDIT

1.	Finance Documents

Each Finance Document (excluding the documents specified in clauses (c) – (e) of the definition of the term “Finance Documents”) duly signed by each Party (hereinafter for the purposes of this Appendix referred to as the “Documents”).

2.	Transaction Documents

(a)	A copy of each License Agreement certified by the Borrower.

(b)	A copy of each Pledge Account Agreement certified by the Borrower.

(c)	A copy of each Loan Agreement certified by the Borrower.

3.	Necessary Corporate Documents in Relation to the Borrower

(a)	A notarized copy of the certificate of state registration issued by the relevant registration authority in accordance with Federal Law No. 129-ФЗ dated August 8, 2001 On State Registration of Legal Entities and Individual Entrepreneurs.

(b)	A notarized copy of the current edition of the Articles of Association and amendments thereto as well as the edition of the Articles of Association valid on the date of appointment of the sole executive body and the edition of the Articles of Association valid on the date of issue of the power of attorney specified below, as amended and supplemented; in each case, the Articles of Association and amendments thereto shall have a mark of their state registration.

(c)	Notarized copies of the certificates (record sheets) of state registration of the Articles of Association and amendments specified above.

(d)	Notarized copy of the certificate of registration with a tax authority in the territory of the Russian Federation.

(e)	Copies, certified by an authorized representative, or the original or notarised copies of the decision on appointment of the sole executive body and, if applicable, the decision on extension of powers of the sole executive body.

(f)	An original or a notarized copy of the specimen signature form of persons authorized to sign documents on transaction on the Borrower’s behalf;

(g)	An original of the letter signed by the Borrower’s authorized representative and prepared according to the form agreed with the Credit Manager’s legal adviser, confirming, inter alia, the following:

(i)	Each document (either original or copy) submitted by the Borrower or on its behalf in accordance with this Annex 2 is genuine, has full legal force, has not been amended, supplemented, replaced, cancelled, withdrawn or terminated, and no other new documents were issued in connection with the issues dealt with in this document;

(ii)	Transactions stipulated by the Documents, to which the Borrower is a party, are duly approved (a consent is given to make these transactions) in accordance with the requirements of constituent documents of the Borrower and the legislation of the Russian Federation;

(ii)	Assumption and performance by the Borrower of obligations under the relevant Documents do not violate any decisions of the Borrower’s management bodies;

(iv)	There are no insolvency/bankruptcy proceedings against the Borrower;

(v)	There are no corporate agreements, shareholders' agreements, agreements on the exercise of the members’ rights and similar agreements with regard to the Borrower, except for the Shareholders’ Agreement;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(vi)	There are no persons interested in making transactions provided for by the Documents, or there are persons interested in making transactions provided for by the Documents specifying a full list of persons interested in making transactions and grounds on which each of these persons is acknowledged as interested in a transaction;

(vii)	The Regulated Procurements Law does not apply to the Borrower; and

(viii)	No Default or any event or circumstance which has or reasonably likely may have the Material Adverse Effect.

(h)	If applicable, a notarized copy of the power of attorney in the name of representatives authorized to sign the Documents, to which the Borrower is a party.

(i)	Originals of all necessary consents with regard to conclusion of the Documents, to which the Borrower is a party.

4.	Necessary documents with regard to each Guarantor

(a)	An apostilled copy of the incorporation certificate issued by the Department of Registrar of Companies in Cyprus.

(b)	An apostilled copy of the Memorandum and the Articles of Association (including all amendments and supplements thereto) in Greek (stamped by the Department of Registrar) and in English.

(c)	An apostilled original of the certificate of registered address issued by the Department of Registrar of Companies in Cyprus and dated by the date occurring no earlier than 30 days before the date of this Agreement.

(d)	An apostilled original of the certificate of directors and secretary issued by the Department of Registrar of Companies in Cyprus and dated by the date occurring no earlier than 30 days before the date of this Agreement.

(e)	An apostilled original of the certificate of shareholders issued by the Department of Registrar of Companies in Cyprus and dated by the date occurring no earlier than 30 days before the date of this Agreement.

(f)	An apostilled original of the good standing certificate issued by the Department of Registrar of Companies in Cyprus and dated by the date occurring no earlier than 30 days before the date of this Agreement.

(g)	An apostilled original of the no winding up certificate issued by the Department of Registrar of Companies in Cyprus and dated by the date occurring no earlier than 30 days before the date of this Agreement.

(h)	A certified copy of the register of directors and secretaries dated by the date occurring no earlier than one day before the date of this Agreement.

(i)	A certified copy of the register of members dated by the date occurring no earlier than one day before the date of this Agreement.

(j)	A certified copy of the register of mortgage and other pledges dated by the date occurring no earlier than one day before the date of this Agreement.

(k)	The original incumbency certificate which, by its form and nature, is acceptable for the Credit Manager, together with all documents submitted in accordance with such incumbency certificate.

(l)	The original of the document signed by the authorized representative of the relevant Guarantor confirming, inter alia, that each document (either original or its copy) submitted by the relevant Guarantor or on its behalf in accordance with this Annex 2 is genuine, contains full and accurate information, has full legal force, has not been amended, cancelled, withdrawn or terminated, and that as at the date no earlier than the date of this Agreement no new documents were issued with regard to the issues covered by the relevant document, attaching specimen signature of each person authorized to sign the Finance Document on behalf of the relevant Guarantor.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(m)	An apostilled original of the power of attorney for granting necessary powers to authorized representatives of the relevant Guarantor to sign the Finance Documents to which the relevant Guarantor is a party.

(n)	The original of the decision by the Board of Directors with regard to execution of the Finance Documents to which the relevant Guarantor is a party.

(o)	(With regard to Fastrunner Investments and Mimons Investments) the original of the decision of the shareholders with regard to execution of the Finance Documents to which the relevant Guarantor is a party.

(p)	(With regard to Solaredge Holdings) a copy of the decision of the shareholders with regard to execution of the Finance Documents to which Solaredge Holdings is a party.

5.	Documents relevant to execution of the Security Agreements

(a)	Participatory Interest Pledge Agreement

(i)	The original of the list of the Borrower's members containing information as at the date no earlier than 30 days before the date of the Participatory Interest Pledge Agreement.

(ii)	A copy of the decision by the general meeting of members of the Borrower, certified by the Borrower’s authorized representative, on approval of the pledge stipulated by the Participatory Interest Pledge Agreement.

(iii)	A confirmation of sending a notice by the notary to the federal tax authority to make an entry in the Unified State Register of Legal Entities concerning creation of the pledge in accordance with the Participatory Interest Pledge Agreement.

(iv)	A copy of the list of the Borrower’s members certified by the Borrower’s authorized representative confirming (А) the title of Mimons Investments to the share in the Borrower’s authorized capital transferred in pledge in accordance with the Participatory Interest Pledge Agreement; (В) recording in the register of the Borrower’s members of the pledge created in accordance with the Participatory Interest Pledge Agreement; and (С) the absence of any Encumbrances with regard to interests being the pledged item under the Participatory Interest Pledge Agreement, excluding the Encumbrance created in accordance with the Participatory Interest Pledge Agreement.

(v)	A certified copy of the Register of Mortgage and Other Pledges of Mimons Investments confirming making of an entry on the Participatory Interest Pledge Agreement.

(b)	Share Pledge Agreements

With regard to each Share Pledge Agreement:

(i)	All share certificates for initial shares (in accordance with their definition in the relevant Share Pledge Agreement);

(ii)	Blank transfer instrument signed, undated and made according to the form provided for by the relevant Share Pledge Agreement;

(iii)	Signed irrevocable power of attorney in the name of the pledge holder according to the form provided for by the relevant Share Pledge Agreement;

(iv)	Signed and undated statements of voluntary early termination of powers (resignation) by directors and officers of Fastrunner Investments and Mimons Investments;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(v)	Letters of obligations and powers executed substantially according to the form specified in the relevant Share Pledge Agreement and signed by all directors and officers of Fastrunner Investments and Mimons Investments;

(vi)	A certified copy of the decision on pledge approval and shares transfer made in writing by the Boards of Directors of Fastrunner Investments and Mimons Investments and executed substantially according to the form specified in the relevant Share Pledge Agreement;

(vii)	Certificate confirming making of an entry on the pledge executed substantially according to the form specified in the relevant Share Pledge Agreement and a certified copy of the register of members;

(viii)	Signed undated confirmations of a secretary issued by Fastrunner Investments and Mimons Investments with regard to submission to the Department of Registrar of Companies in Cyprus of information on changes in composition of officers and shareholders in case of levying of execution upon the pledged item under the relevant Share Pledge Agreement;

(ix)	A certified copy of the Register of Mortgage and Other Pledges of the relevant Pledger confirming making of an entry on the Participatory Interest Pledge Agreement pursuant to clause 99(1) of the Companies Law of the Republic of Cyprus, Chapter 113; And

(x)	exclusively in respect of each Share Pledge Agreement relating to the shares in Mimons Investments – the original of the waiver of the shareholders of their pre-emptive right to acquire shares.

(c)	Account Pledge Agreements

The Credit Manager’s evidence of opening of the Borrower’s accounts with regard to which the Account Pledge Agreements are concluded.

(d)	Intellectual Property Items Pledge Agreements

(i)	With regard to each Trade Mark — a copy duly certified by the Borrower, of the certificate of registration of an exclusive right to each Trade Mark.

(ii)	With regard to the pledged item under the Software Rights Pledge Agreement — a copy duly certified by the Borrower, of the certificate of registration of computer programs and databases registered with Rospatent.

(iii)	With regard to the pledged item under the Licence Agreements Rights Pledge Agreement:

(1)	A duly certified copy of the notice of pledge occurring in accordance with the Licence Agreements Rights Pledge Agreement sent by the Borrower to Fastrunner Investments and containing a confirmation of receiving such pledge notice duly signed by Fastrunner Investments; and

(2)	A duly certified copy of Fastrunner Investments’s consent to the pledge occurring in accordance with the Licence Agreements Rights Pledge Agreement.

(iv)	A duly certified copy of the notice on disposal of exclusive rights to the Trade Marks, duly signed by the respective Pledger, submitted to Rospatent for registration.

(v)	A duly certified copy of the notice on disposal of rights under the Licence Agreements, duly signed by the respective Pledger, for the purposes of submission of the said notice to Rospatent for registration.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(vi)	A duly certified copy of each application for registration of the pledge arising from the Trade Marks Pledge Agreement and Licence Agreements Rights Pledge Agreement, with the stamp of Rospatent, as well as duly certified copy of the extract issued by Rospatent and confirming the acceptance by Rospatent of each application mentioned above.

(vii)	An original of each notarized irrevocable power of attorney issued by the Borrower in accordance with each Intellectual Property Items Pledge Agreement, to which the Borrower is party, and a copy of a notarized irrevocable power of attorney issued by Fastrunner Investment in accordance with the Trade Marks Rights Pledge Agreement.

(viii)	A certified copy of the Register of mortgage and other pledges of Fastrunner Investments confirming that an entry on the Trade Marks Rights Pledge Agreement is made.

6.	Legal Opinions

(a)	Legal opinion prepared by Herbert Smith Freehills CIS LLP, a legal adviser of the Credit Manager regarding Russian legislation in relation to the Finance Documents.

(b)	Legal opinion prepared by Alexandros Economou LLC, a legal adviser of the Credit Manager regarding Cypriot legislation in relation to the Finance Documents.

7.	Other documents and evidence

(a)	A copy, certified by the Borrower, of the Borrower’s Original Financial Statements with relevant breakdowns.

(b)	Documents confirming payment of a commission fee provided for by Article 12.2 (Credit Fee) and expenses due and payable by the Borrower under the Finance Documents before sending the Drawdown Request with regard to the first Drawdown Date.

(c)	Originals of the Borrower’s written consent (in the quantity equal to the quantity of the Original Creditors) for receiving of a credit report on the Borrower, stipulated by the Credit Records Law, by each Creditor from any credit bureau included in the state register of credit records bureaus.

(d)	Documents required for the Creditors to check the “client data” or similar procedures for checking the client in relation to each Debtor.

(e)	Documents which, by their form and content, satisfy the Credit Manager and confirm sending of instructions with regard to the transfer by the Borrower of monetary funds in accordance with Clause 3.1.2. of Article 3 (Purpose).

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 3

DRAWDOWN REQUEST FORM

DRAWDOWN REQUEST

Sender:  [name of the Borrower]

Recipient:  [name of the Credit Manager]

Date:  [•]

Dear Sirs,

DRAWDOWN REQUEST

Syndicated Credit Agreement dated July 31, 2019 (hereinafter referred to as the “Agreement”)

1.	We refer to the Agreement. The terms defined in the Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request.

We kindly ask to grant the Credit on the following terms and conditions:

Instalment:         [•]

Drawdown Date:        [•]

Currency of the Credit:              Russian ruble

Amount:	[•]

2.	We confirm that as at the date of this Drawdown Request all Initial Requirements and all warranties and representations listed in Article 15 (Warranties and Representations) of the Agreement remain accurate.

3.	Funds under this Credit shall be transferred to [please specify details of the relevant Borrower’s Account].

4.	This Drawdown Request is irrevocable.

Yours faithfully,

authorized representative

[name of the Borrower]

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 4

CREDITOR RIGHTS ASSIGNMENT AGREEMENT FORM

AGREEMENT

FOR ASSIGNMENT OF RIGHTS TO CLAIM [AND TRANSFER OF DEBT]

dated [●] 20_____

BETWEEN

[THE EXISTING CREDITOR]

[THE NEW CREDITOR]

AND

[THE CREDIT MANAGER]

1.	INTERPRETATION	88

2.	SUBJECT MATTER OF THE CREDITOR RIGHTS ASSIGNMENT AGREEMENT	89

3.	PROCEDURE FOR PERFORMANCE OF OBLIGATIONS OF THE PARTIES	89

4.	Remuneration of the Credit Manager and Pledge Manager	90

5.	PAYMENTS	90

6.	NOTICES	91

7.	APPLICABLE LAW	91

8.	DISPUTE RESOLUTION	91

9.	EXECUTION	91

10.	DETAILS OF THE NEW CREDITOR	91

ANNEX 1	92

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

THIS AGREEMENT FOR ASSIGNMENT OF RIGHTS TO CLAIM [AND TRANSFER OF DEBT] (hereinafter referred to as the “Creditor Rights Assignment Agreement”) is entered into on [●]

BETWEEN:

(1)	[●], [open/public]/[closed] joint-stock company]/[limited liability company] incorporated under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN (Primary State Registration Number)): [●], located at the address: [address][, represented by [please specify full name], acting under [the power of attorney][the Articles of Association]] OR [company/legal entity /limited liability company /[open/public]/[closed] joint-stock company] [incorporated]/[organized and existing] in accordance with legal rules of [jurisdiction], [located/registered/with its registered office] at the address [address], represented by [please specify full name], acting under [the power of attorney][the Articles of Association], as the assignor (hereinafter referred to as the “Existing Creditor”);

(2)	[●], [open/public]/[closed] joint-stock company]/[limited liability company] incorporated under the laws of the Russian Federation, registered with the Unified State Register of Legal Entities of the Russian Federation under number (OGRN): [●], located at the address: [address][, represented by [please specify full name], acting under [the power of attorney][the Articles of Association]] OR [company/legal entity /limited liability company /[open/public]/[closed] joint-stock company] [incorporated]/[organized and existing] in accordance with legal rules of [jurisdiction], [located/registered/with its registered office] at the address [address], represented by [please specify full name], acting under [the power of attorney][the Articles of Association], as the assignee (hereinafter referred to as the “New Creditor”); and

(3)	[●] [please specify the full name of the bank being the Credit Manager] as the Credit Manager (hereinafter referred to as the “Credit Manager”).

THE PARTIES HAVE AGREED as follows

1.	INTERPRETATION

The terms defined in the Credit Agreement have the same meaning in this Creditor Rights Assignment Agreement unless given a different meaning in this Creditor Rights Assignment Agreement.

In this Creditor Rights Assignment Agreement:

Bank Account means a banking account of the Existing Creditor specified in clause 4(b) of this Creditor Rights Assignment Agreement.

Transaction Date means [date of this Creditor Rights Assignment Agreement]/[please specify an agreed calendar date on which assignment of rights to claim and transfer of debt will occur].

[Debt means an obligation of the Existing Creditor to grant the Credit to the Borrower within its Credit Limit which is [●] as at the date of this Creditor Rights Assignment Agreement.

Borrower means [●] incorporated pursuant to the legislation of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under number (OGRN (Primary State Registration Number)): [●], located at the address: [address].

Credit Agreement means the Syndicated Credit Agreement dated [please specify the date of the credit agreement] concluded, inter alia, between the Existing Creditor and the Borrower.

Parties mean the Existing Creditor, New Creditor and Credit Manager and a Party means each of them.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

[Claims mean claims to repay the Outstanding Credit in the amount of [please specify amount of the credit granted to the Borrower by the Existing Creditor as at the date of this Assignment Agreement and the applicable Instalment], interest and other payments due to the Existing Creditor from the Borrower under the Credit Agreement as well as any rights connected with the said claims including rights to perform unilateral actions under the relevant Finance Documents.][If the scope of the transferred Rights to Claim does not comply with article 21.4, relevant amendments shall be made to the definition and the Creditor Rights Assignment Agreement]

Notice means a notice of assignment of Rights to Claim of the Existing Creditor under the Credit Agreement on the terms and conditions of this Creditor Rights Assignment Agreement executed according to the form specified in Annex No. 1 to the Creditor Rights Assignment Agreement and sent to the Borrower by the Credit Manager.

Price of the Rights to Claim means an amount equal to [●] ([●]).

2.	SUBJECT MATTER OF THE CREDITOR RIGHTS ASSIGNMENT AGREEMENT

2.1	[On the Transaction Date, the Existing Creditor shall assign and the New Creditor shall accept the Rights to Claim in accordance with the procedure and on the terms specified in Article 21 (Replacement of the Parties) of the Credit Agreement and in this Creditor Rights Assignment Agreement.]/[On the Transaction Date, the Existing Creditor shall transfer and the New Creditor shall accept the Debt in accordance with the procedure and on the terms specified in Article 21 (Replacement of the Parties) of the Credit Agreement and in this Creditor Rights Assignment Agreement.]

2.2	The Rights to Claim under the Credit Agreement shall be transferred to the New Creditor without any Encumbrances.

3.	PROCEDURE FOR PERFORMANCE OF OBLIGATIONS OF THE PARTIES

3.1	[On the Transaction Date, the New Creditor shall pay the Existing Creditor the Price of the Rights to Claim with Regard to the Bank Account.]

3.2	On the Transaction Date, the Existing Creditor shall cease being the Creditor under the Credit Agreement [to the extent corresponding to the Rights to Claim], and the New Creditor shall become the Creditor under the Credit Agreement [to the extent corresponding to the Rights to Claim] and all provisions of the Credit Agreement and of other Finance Documents shall apply to it.

3.3	The Existing Creditor confirms that it does not have any information on the Borrower’s objections against such Existing Creditor which the Borrower may raise against the New Creditor in accordance with Article 386 of the Civil Code.

3.4	The New Creditor confirms that it read and understood all terms and conditions of the Credit Agreement and other Finance Documents, conducted (and will continue to conduct) its own independent study on and assessment of financial condition of the Borrower and each other Debtor, and it did not rely on any information submitted to it by the Existing Creditor while taking decision on signing this Creditor Rights Assignment Agreement.

3.5	The New Creditor confirms appointment of:

3.5.1	The Pledge Manager as a pledge manager in accordance with Article 20.2 (Status of the Creditors and Appointment of the Pledge Manager) of the Credit Agreement; and

3.5.2	The Credit Manager as the Credit Manager in accordance with Article 22.3 (Appointment of the Credit Manager) of the Credit Agreement.

3.6	On the Transaction Date, the Existing Creditor shall:

3.6.1	Transfer to the New Creditor documents confirming all rights to claim of the Existing Creditor as the Creditor under the Credit Agreement, including the original of the Credit Agreement and other Finance Documents to which the Existing Creditor is a party, all amendments and supplements thereto, copies of the Drawdown Requests as well as all documents confirming the extent of the Rights to Claim [and the Debt] as at the Transaction Date;

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

3.6.2	Give the New Creditor the information significant to exercise the Rights to Claim, including information on the violation of the Credit Agreement by the Borrower; and

3.6.3	[Send the Credit Manager a notice of assignment of the Rights to Claim and] hand over to the Credit Manager the evidence of the Rights to Claim of the New Creditor, which, by their form and content, are acceptable for the Credit Manager.

3.7	On the Transaction Date, the Credit Manager shall send to the Borrower and immediately after the Transaction Date shall hand over to the Borrower a copy of this Creditor Rights Assignment Agreement.

3.8	The New Creditor’s obligations for payment of the Price of Rights to Claim shall be considered fulfilled upon crediting amount of the Price of Rights to Claim to the Existing Creditor’s Bank Account.

3.9	Parties shall perform all other actions necessary for performance of their obligations under this Article 3 (Procedure for Performance of Obligations of the Parties).

4.	[Remuneration of the Credit Manager and Pledge Manager

4.1	The New Creditor shall pay lump-sum remuneration of the Credit Manager and lump-sum remuneration of the Pledge Manager in the amount and in accordance with the procedure established by Article 21.3 (Procedure for Assignment of Rights and Transfer of Obligations) of the Credit Agreement.

4.2	A duty to pay remuneration to the Credit Manager and the Pledge Manager shall be considered fulfilled by the New Creditor after crediting of full amount of remuneration to the banking account in accordance with Article 5 (Payments).]

5.	PAYMENTS

All payments under this Creditor Rights Assignment Agreement shall be made by bank transfer using the following details:

The New Creditor (if applicable):

Beneficiary:	[●]

Location:	[●]

Bank:	[●]

SWIFT:	[●]

IBAN:	[●]

Account number:	[●]

or to another account specified by the New Creditor in writing;

The Existing Creditor:

Beneficiary:	[●]

Bank:	[●]

Location:	[●]

SWIFT code:	[●]

Correspondent account:	[●]

Settlement account:	[●]

BIK:	[●]

or to another account specified by the Existing Creditor in writing.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

6.	NOTICES

Any notices or other official messages being sent in accordance with this Creditor Rights Assignment Agreement shall be executed in writing and may be delivered personally, sent by registered mail with delivery confirmation or by e-mail to the following addresses:

The New Creditor:	[●]

Attention of:	[●]

E-mail:	[●]

Tel:	[●]

The Existing Creditor:	[●]

Attention of:	[●]

E-mail:	[●]

The Credit Manager:

Attention of:	[●]

E-mail:	[●]

Tel:	[●]

7.	APPLICABLE LAW

This Creditor Rights Assignment Agreement shall be regulated by the Russian law.

8.	DISPUTE RESOLUTION

In case of occurrence of any dispute in connection with this Creditor Rights Assignment Agreement, including with regard to interpretation of its provisions, its existence, validity or termination, such dispute shall be considered by the [Moscow City Commercial Court] OR [●].

9.	EXECUTION

This Creditor Rights Assignment Agreement is signed in three (3) copies, one copy for each Party to the Creditor Rights Assignment Agreement.

10.	DETAILS OF THE NEW CREDITOR

Contact information of the New Creditor for the purposes of Article 24 (Notices) of the Credit Agreement: [information specified in Article [6]] / [other].

Payment details of the New Creditor for the purposes of Article 23 (Payment Mechanism) of the Credit Agreement: [details specified in Article [5]] / [other]

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

ANNEX 1

TO THE CREDITOR RIGHTS ASSIGNMENT AGREEMENT

BORROWER NOTIFICATION FORM

From:	[the Credit Manager]
For:	[to the Borrower] [Address of the Borrower]
Copy:	[[to the New Creditor] [Address of the New Creditor]

NOTICE OF THE OCCURRED ASSIGNMENT OF RIGHTS TO CLAIM

[●], registration number [●], location: [●] (the Credit Manager) hereby notifies [●], OGRN (Primary State Registration Number) [●], location: Russian Federation, [●] (the Borrower) of transfer of [all] rights to claim under [Syndicated Credit Agreement No. [●]] between the Borrower, Existing Creditor and [●] dated [●] (the Credit Agreement) from the Existing Creditor to [●], location: [●] (the New Creditor) on the terms and conditions specified in the Agreement for Assignment of Rights to Claim between the Existing Creditor, New Creditor and Credit Manager contained in Annex 1.

[After receipt of this notice, [the Borrower] shall continue to fulfil its financial [and other] obligations to the New Creditor under the Credit Agreement/[please specify the Finance Documents] to the Credit Manager in accordance with the provisions of the Credit Agreement.]

Annex 1: A copy of the Agreement for Assignment of Rights to Claim between the Existing Creditor and the New Creditor.

SIGNATURES OF THE PARTIES

[THE NEW CREDITOR]

[●]	)
[●]	)

[L. S.]

[THE CREDIT MANAGER]

[●]	)
[●]	)

[L. S.]

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 5

CONFIRMATION OF COMPLIANCE WITH THE FINANCIAL INDICATORS FORM

CONFIRMATION OF COMPLIANCE WITH THE FINANCIAL INDICATORS

Sender:	[name of the Borrower] [details of the Borrower] (hereinafter referred to as the “Borrower”)

Recipient:	[name of the Credit Manager] [details of the Credit Manager]

Date:	[•]

1.	Based on the Syndicated Credit Agreement dated July 31, 2019 (hereinafter referred to as the “Agreement”), the Borrower shall inform the Credit Manager of compliance with the financial indicators as at the Test Date in accordance with the terms and conditions specified in article 17 (Undertakings to Comply with the Financial Indicators) of the Agreement.

2.	The terms defined in the Agreement have the same meaning in this confirmation of compliance with the financial indicators unless given a different meaning herein.

3.	We confirm that the list of financial indicators specified in Annex 1 to this confirmation of compliance with the financial indicators conforms to the list of financial indicators specified in article 17 (Undertakings to Comply with the Financial Indicators) of the Agreement.

4.	We confirm that we calculated the financial indicators specified in Annex 1 to this confirmation of compliance with the financial indicators based on the financial statements prepared in accordance with RAS as at the Test Date.

5.	We confirm that the data specified below on turnover on all our accounts with credit institutions, are true and up-to-date as at the date hereof [all Borrower’s accounts with credit institutions should be indicated below]:

5.1.	turnover on account [please specify the account] with [please specify the credit institution];

5.2.	turnover on account [please specify the account] with [please specify the credit institution]; and

5.3.	turnover on account [please specify the account] with [please specify the credit institution].

6.	We confirm that the data given below, on the amount of our total revenue and its distribution between our accounts with credit institutions are true and up-to-date as at the date hereof [please specify the total revenue and all accounts of the Borrower with credit institutions]:

6.1.	revenue in the amount of [please specify] received on account [please specify] with [please specify the credit institution];

6.2.	revenue in the amount of [please specify] received on account [please specify] with [please specify the credit institution];

6.3.	revenue in the amount of [please specify] received on account [please specify] with [please specify the credit institution];

7.	[We confirm that each condition for compliance with the financial indicators specified in article 17 (Undertakings to Comply with the Financial Indicators) of the Agreement is fulfilled.] / We confirm that as at the date of this confirmation of compliance with the financial indicators the following conditions specified in article 17 (Undertakings to Comply with the Financial Indicators) of the Agreement are not fulfilled: [please specify the financial indicators violations of which were committed]]

8.	We confirm that there is no Event of Default /[the following Events of Default took place and we are taking the following measures to eliminate them: [please specify].]

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

The Borrower

By:

Full name:

Position:

Annex 1 — calculation of the financial indicators in accordance with Article 17.2 (Financial Indicators)

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 6

NOTICE OF EARLY REPAYMENT FORM

NOTICE OF EARLY REPAYMENT

Sender:	[name of the Borrower] [details of the Borrower] (hereinafter referred to as the “Borrower”)

Recipient:	[name of the Credit Manager] [details of the Credit Manager]

Date:	[•]

Syndicated Credit Agreement dated July 31, 2019 (hereinafter referred to as the “Agreement”)

1.	We refer to the Agreement. This letter is a Notice of Early Repayment. The terms defined in the Agreement have the same meaning in this Notice of Early Repayment unless given a different meaning in this Notice of Early Repayment.

2.	We hereby notify the Credit Manager of early return (repayment) of the Credits within all Instalments in accordance with Article 8.4. (Voluntary Early Repayment) of the Agreement.

3.	Early repayment date: [date].

4.	Early repayment currency: [please specify].

5.	Principal amount of debt subject to early repayment: [amount].

6.	The amount of early repayment per each Instalment in the currency specified above shall be calculated in accordance with Article 8.4. (Voluntary Early Repayment) of the Agreement.

7.	This notice is irrevocable.

The Borrower

[name]

By:

Name:

Position:

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 7

DRAWDOWN SCHEDULE

Action	Time
Confirmations from the Credit Manager that all Initial Requirements are received (if such confirmation may be submitted in accordance with the terms and conditions of this Agreement)	No later than 12:00 on Т-2
Submission of the Drawdown Request	No later than 13:00 on Т-2 (unless later date is established by the Credit Manager at its discretion),
The Credit Manager shall send the Creditors a copy of the Drawdown Request and shall inform each relevant Creditor of the amount of its participation in the relevant Instalment	No later than 15:00 on Т-2
Each Creditor shall transfer to the Credit Manager (to the account of the Credit Manager) the amount of its participation in the Credit	No later than 11:00 on Т
The Credit Manager shall transfer the amount of the Credit specified in the Drawdown Request (but not exceeding the amount actually received by the Credit Manager from the Creditors) to the Borrower’s account	No later than 14:00 on Т
Acting at its own discretion, the Credit Manager shall transfer the amount of the Credit, received from the Creditor upon expiration of the relevant period, to the Borrower’s account	No later than 12:00 on Т +1

For the purposes of this Appendix 7 (Drawdown Schedule):

“Т” means the Drawdown Date (or expected Drawdown Date).

“Т-1” means the date occurring one Business Day before the Drawdown Date.

“Т-2” means the date occurring two Business Days before the Drawdown Date.

“Т-1” means the date occurring on the next Business Day after the Drawdown Date.

All actions shall be performed under the terms and conditions and within the limits stipulated by this Agreement.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 8

repayment schedule

Part 1
repayment schedule under instalment 1

Date	Credit repayment amount under Instalment 1 (as a percentage of the Credit amount under Instalment 1 as at the last day of the Drawdown Period related to Instalment 1)
Interest Payment Date occurring in December 2020	14.286%
Interest Payment Date occurring in March 2021	14.286%
Interest Payment Date occurring in June 2021	14.286%
Interest Payment Date occurring in September 2021	14.286%
Interest Payment Date occurring in December 2021	14.286%
Interest Payment Date occurring in March 2022	14.286%
Final Maturity Date relating to Instalment 1	Remaining amount of the Outstanding Credit under Instalment 1 in full

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Part 2

repayment schedule under instalment 2

Date	Credit repayment amount under Instalment 2 (as a percentage of the Credit amount under Instalment 2 as at the last day of the Drawdown Period related to Instalment 2)
Interest Payment Date occurring in March 2021	7.143%
Interest Payment Date occurring in June 2021	7.143%
Interest Payment Date occurring in September 2021	7.143%
Interest Payment Date occurring in December 2021	7.143%
Interest Payment Date occurring in March 2022	7.143%
Interest Payment Date occurring in June 2022	7.143%
Interest Payment Date occurring in September 2022	7.143%
Interest Payment Date occurring in December 2022	7.143%
Interest Payment Date occurring in March 2023	7.143%
Interest Payment Date occurring in June 2023	7.143%
Interest Payment Date occurring in September 2023	7.143%
Interest Payment Date occurring in December 2023	7.143%
Interest Payment Date occurring in March 2024	7.143%
Final Maturity Date relating to Instalment 2	Remaining amount of the Outstanding Credit under Instalment 2 in full

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 9

security agreements

Security Agreement	Pledger or Guarantor	Subject Matter of the Agreement
Guarantees
Guarantee of Mimons Investments	Mimons Investments	Guarantee as security for the obligations of the Borrower under this Agreement
Guarantee of Fastrunner Investments	Fastrunner Investments	Guarantee as security for the obligations of the Borrower under this Agreement
Guarantee of Solaredge Holdings	Solaredge Holdings	Guarantee as security for the obligations of the Borrower under this Agreement
Pledge Agreements
Fastrunner Investments share pledge agreement	Solaredge Holdings	Pledge of 100% shares of Fastrunner Investments as security for the obligations of the Borrower under this Agreement
Mimons Investments share pledge agreement	Solaredge Holdings	Pledge of 99% shares of Mimons Investments as security for the obligations of the Borrower under this Agreement
Mimons Investments share pledge agreement	Fastrunner Investments	Pledge of 1% shares of Mimons Investments as security for the obligations of the Borrower under this Agreement
Borrower’s Participatory Interests Pledge Agreement	Mimons Investments	Pledge of 51% participatory interests in the authorized capital as security for the obligations of the Borrower under this Agreement
Agreement for pledge of rights under the pledge account with regard to the Pledge Account Agreement with Raiffeisenbank JSC	The Borrower	Pledge of rights under the pledge account opened with Raiffeisenbank JSC as security for the obligations under this Agreement
Agreement for pledge of rights under the pledge account with regard to the Pledge Account Agreement with ROSBANK PJSC	The Borrower	Pledge of rights under the pledge account opened with ROSBANK PJSC as security for the obligations under this Agreement

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Agreement for Pledge of Rights to Use the Software	The Borrower	Pledge of exclusive rights to the Software as security for the obligations under this Agreement
Trade Marks Rights Pledge Agreement	Fastrunner Investments	Pledge of exclusive rights to the Trade Marks as security for the obligations under this Agreement
Licence Agreements Rights Pledge Agreement	the Borrower	Pledge of rights under the Licence Agreements as security for the obligations under this Agreement

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 10

Subsequent Conditions

Subsequent Condition	Performance Term
Intellectual Property Items Pledge Agreements
1. With regard to the Trade Marks Rights Pledge Agreement —

(A) Confirmation of registration with Rospatent of the Encumbrance occurred based on the Trade Marks Rights Pledge Agreement, which by its form and content is satisfactory to the Credit Manager;	55 Business Days from the Signing Date
(B) proof of submission of the Trade Marks Rights Pledge Agreement for registration by the Registrar of Companies in Cyprus, and payment of respective duties;	Ten Business Days from the date of the Trade Marks Rights Pledge Agreement, but in any case within 60 Business Days from the Signing Date
(C) The original certificate of pledge registration issued by the Registrar of Companies in Cyprus evidencing that this Trade Marks Rights Pledge Agreement has been registered within the prescribed period by the Registrar of Companies in Cyprus in accordance with Section 90 of the Companies Act, Cap. 113	30 Business Days from the date of the Trade Marks Rights Pledge Agreement, but in any case within 60 Business Days from the Signing Date
(D) The original notarized irrevocable power of attorney issued by Fastrunner Investment in accordance with the Trade Marks Rights Pledge Agreement	7 Business Days from the Signing Date
2. With regard to the Licence Agreements Rights Pledge Agreement —

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

(A)          Confirmation of registration with Rospatent of the Encumbrance occurred based on the Licence Agreements Rights Pledge Agreement, which by its form and content is satisfactory to the Credit Manager;

Or

A copy of Rospatent’s refusal to register the Encumbrance occurred based on the Licence Agreements Rights Pledge Agreement or another document confirming that such registration is not performed.

55 Business Days from the Signing Date
Pledge Agreements
3. Legal opinion of Gorodissky and Partners firm with regard to the Trade Marks Rights Pledge Agreement and the Licence Agreements Rights Pledge Agreement as well as with regard to the relevant Pledger’s title to the Trade Marks.	Five Business Days after the latest of the following dates (i) the date of submission of the document specified in clause 1(A) above; or (ii) the date of submission of the document specified in clause 2(A) above, but in any case within 60 Business Days from the Signing Date.
4. The original of the certificate on making entry of accounting the pledge occurred based on each Intellectual Property Items Pledge Agreement (except for the pledge occurred based on the Trade Marks Rights Pledge Agreement) in the register of personal property pledge notices of the unified information system of notaries.	Ten Business Days from the date of the respective Pledge Agreement, but in any case within 60 Business Days from the Signing Date
5. The original of an extract from the register of personal property pledge notices of the unified information system of notaries confirming the absence of any Encumbrances with regard to the pledged item under each Intellectual Property Items Pledge Agreements (except for the pledge occurred based on the Trade Marks Rights Pledge Agreement), excluding the Encumbrance created in accordance with the relevant Intellectual Property Items Pledge Agreement.	Ten Business Days from the date of the respective Pledge Agreement, but in any case within 60 Business Days from the Signing Date
Participatory Interest Pledge Agreement
6. Evidence of submission of the Participatory Interest Pledge Agreement for registration with the Registrar of Companies in Cyprus and payment of respective duties.	Ten Business Days from the date of the Participatory Interest Pledge Agreement, but in any case within 60 Business Days from the Signing Date.

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

7. The original certificate of pledge registration issued by the Registrar of Companies in Cyprus evidencing that this Participatory Interest Pledge Agreement has been registered within the prescribed period by the Registrar of Companies in Cyprus in accordance with Section 90 of the Companies Act, Cap. 113.	30 Business Days from the date of the Participatory Interest Pledge Agreement, but in any case within 60 Business Days from the Signing Date
8. The original extract from the Unified State Register of Legal Entities issued by the competent tax authority and containing information on the Borrower signed with an enhanced encrypted and certified digital signature, or the original or notarised copy of an extract from the Unified State Register of Legal Entities issued by the competent tax authority as a paper document and evidencing: (А) the title of the relevant Pledger to the share in the Borrower’s authorized capital transferred in pledge in accordance with the Participatory Interest Pledge Agreement; (В) recording in the Unified State Register of Legal Entities of the pledge created in accordance with the Participatory Interest Pledge Agreement; and (С) the absence of any Encumbrances with regard to interests being the pledged item under the Participatory Interest Pledge Agreement, excluding the Encumbrance created in accordance with the Participatory Interest Pledge Agreement.	Ten Business Days from the date of the Participatory Interest Pledge Agreement, but in any case within 60 Business Days from the Signing Date
Miscellaneous
9. Confirmation of payment of stamp duty in Cyprus with regard to the Finance Documents to which the Guarantors are a party.	In respect of each said Finance Document – 30 days from the date of the respective Finance Document, but in any case within 60 Business Days from the Signing Date
10. Financial statements of each Debtor incorporated in the Republic of Cyprus, for the financial year ending on December 31, 2018, prepared in accordance with IFRS	On or before September 31, 2019.
11. Original of the decision of shareholders with regard to execution of the Finance Documents to which Solaredge Holdings is a party	Within 10 Business Days from the Signing Date

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 11
ownership structure chart

[***]

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 12
trade marks

[***]

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 13

SOFTWARE WITHOUT REGISTRATION

[***]

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

Appendix 14

FORM OF REPORT

Financial result	Period
Revenue
-
Operating expenses
EBITDA
-
Depreciation
Non-operating income and expenses
Financial income and expenses
Profit / (loss) before taxes
-
Profit tax
Net profit / (loss)
-
Operating expenses
Staff remuneration
Production infrastructure
Development and support of sites/mob. applications
Content and Moderation
Customer service
Call Center
Call tracking
Payment system commissions
Online marketing
Offline marketing
PR and other promotional materials
Marketing research
Office rent and maintenance
Corporate events
HR brand development and recruitment
Consulting and other services
Hospitality expenses
Travel and other staff costs
Other operating expenses/income
Total operating expenses
-
-
Cash flow
Cash flow from operating activities
Proceeds from the sale of services
Other income
Payment for goods and services
incl. development and support of sites/mob. applications
incl. hosting and domain registration
incl. marketing research
incl. content and moderation
incl. call tracking
incl. online marketing
incl. offline marketing
incl. office rent and maintenance

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

incl. royalties
-
Staff remuneration
Payment of insurance premiums
Interest paid
Tax payment
Other operating charges
Total from operating activities
Cash flow from investment activities
Income from repayment of issued loans
Interest received
Income from other investment activities
Purchase of software licenses
Buying computers and technical equipment
Development capitalization
Other investments in fixed assets and intangible assets
Granting loans
Payments for other investment activities
Total for investment activities
-
Cash flow from financial activities
Income from loans and borrowings
Income from monetary contributions to authorized capital and/or capital in excess of par
Income from grant funding
Income from other financial activities
Repayment of loans and borrowings
Dividends paid
Payments for other financial activities
Total for financial activities
-
Change in cash for period
Impact of changes in foreign exchange rates
Cash at start of period
Cash at end of period

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.***

SIGNATURES OF THE PARTIES

The Borrower

IREALTOR LLC

By:	/s/ Lukianov Mikhail Alexandrovich

Name:	Lukianov Mikhail Alexandrovich

Position:	Acting under the power of attorney

L. S.

Credit Manager, Original Creditor and Pledge Manager

RAIFFEISENBANK JSC

By:	/s/ Bogachev Evgeniy Evgenievich

Name:	Bogachev Evgeniy Evgenievich

Position:	Acting under the power of attorney

L. S.

ORIGINAL CREDITOR

ROSBANK PJSC

By:	/s/ Shaikhina Perizat Shaimuratovna

Name:	Shaikhina Perizat Shaimuratovna

Position:	Acting under the power of attorney

L. S.